UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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Tenet Healthcare Corporation

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# 2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Tenet Health

A COMMUNITY BUILT ON CARE

Tenet
Health
2022
NOTICE OF ANNUAL MEETING
AND PROXY STATEMENT
A COMMUNITY BUILT ON ICARE I

Dear Fellow Shareholders,

We are pleased to report that in 2021, we improved performance, grew earnings, enhanced cash flow, and continued to grow our mix of high margin ambulatory care. The results demonstrate a continued positive trajectory despite the hurdles of COVID 19 and other external pressures. It solidifies us as an action-oriented company that has grown earnings and improved margins consistently and is strategically positioned for continued growth and returns further stabilizing and strengthening your company. We are pleased to have the opportunity to share some details about this progress, as well as the steps we continue to take to support a positive trajectory.

The primary drivers of our success in 2021 were set into action four years ago as part of an ambitious transformation plan. We remained steadfast in these key fundamental changes that enabled us to perform on a more consistent and sustainable basis as we faced unknown challenges with COVID-19 and other variables throughout 2021. The foundation we have been building allowed the enterprise to maintain a clear and unobstructed vision as it addressed the pandemic while continuing to execute the transformational blueprint.

The enterprise, overall, significantly exceeded the expectations of the market, as well as our own expectations allowing us to raise Adjusted EBITDA Outlook a record three times during the year. We also produced significant cash flow in 2021, consistent with the increasing value of the key parts of our business.

While these performance statistics are very important, we equally viewed the strategic vision as a guide for our forward steps. We remained focused on the transformation of Tenet into much more than a hospital company, ensuring a more balanced and sustainable economic engine while continuing to provide the most effective and efficient offering to the communities we serve with lower cost ambulatory options. We significantly scaled USPI even further by acquiring ownership interests in 86 ambulatory surgery centers from SurgCenter Development (SCD) and have the exclusive option to partner with SCD on the future development of at least 50 de novo centers over a period of five years. This complements additional ambulatory strategic joint ventures with leading physicians and health systems that continue to form a strong and growing core of USPI. We expect strong returns from these high-caliber investments.

Our hospital segment, which we have appropriately trimmed over the last 4 years, remains a leader in acute care driving very strong performance in 2021, with nearly all markets exceeding our expectations for the year. We generated high patient acuity from investments in clinical technology and service line enhancements. Our operators maintained very effective cost management while confronting difficult COVID-related staffing challenges, making real-time adjustments using our analytics platform. We furthered efforts to enhance access to care, including construction projects for new hospitals and medical campuses based on data driven decisions in growth markets and service lines that are needed in these communities. Importantly, we purposely expanded our ecosystem of high-quality physicians across neurosciences, cardiovascular, musculoskeletal and other surgical services. Our hospital segment has transformed from average performance to a strong contributor in the enterprise.

Our multi-year turnaround at Conifer has resulted in significant margin improvement of over 1,000 basis points since 2017. We continued to build on our progress with revamped commercialization efforts, new sales talent and technology, a focus on point solutions services and efficiencies through our Global Business Center. Based on ongoing shareholder value creation opportunities and improved business fundamentals, we announced on March 1, 2022, that we will no longer pursue a spinoff of Conifer. We believe that building on our progress with Conifer as a part of Tenet will provide greater returns for our shareholders.

Looking ahead, we are focused on the continued execution at the tactical and strategic levels to continue delivery of additional value to our shareholders. This is centered around five principles:

We will stand for high quality, specialty care in the community, continually enhancing services to meet the needs of our communities.	We will build upon USPI’s distinctive platform, utilizing unique development and management capabilities to set the bar for high-touch service in ambulatory care settings.	We will maintain a commitment to value-based care by delivering new services into the most clinically appropriate, low-cost setting across our acute care hospitals, ASCs, or physician practices.	We will continue to attract and retain locally, regionally, and nationally recognized physicians with a shared commitment to excellence in compliance, quality, safety, and patient experience.	Our commitment to a diverse and inclusive workforce reflecting the markets we operate in is fundamental to our ongoing success.

We believe that we can only achieve our objectives with a high-performance culture. We remain committed to empowering our people, regardless of their role or tenure, to engage in improving our operations with measurable results. And equally ensuring we continue to evolve in offering nurses a vibrant and growing clinical environment to do their work and develop their own skills and competencies.

We recognize the need to be purpose-driven in making a positive impact that complements our operational responsibilities built on an overarching goal to create a better, more sustainable path for future generations. We advanced our agenda as it relates to programs that support the key tenets of environmental, social and governance (ESG) and formed a new Board level oversight committee specific to our expanded commitment to the principles embedded in ESG to help meet our goals. Our 2022 ESG report will capture real life profiles of the steps we are taking to foster a diverse and inclusive culture, strengthen the health of our communities, protect the planet, lead with integrity, and apply sound governance. While we have made strong improvements in our Social and Governance areas, including a stronger refreshed and diverse Board of Directors in the last several years, we acknowledge that, while we are not major contributors to environmental risk, we are still actively shaping priorities to improve even further. We are balancing the needs of our patients with the goals of improved climate sustainability and working on the common ground between them ensuring our new facilities meet improved standards in this area while we develop programs to improve our existing operations. Our commitment to improvement and progress remains critical to our continued future success.

The Tenet Healthcare of 2021 reflects a stronger, resilient enterprise, that is energized by the opportunities ahead. We would like to express our sincere gratitude to all our caregivers, whose resolve and commitment define Tenet as an organization. And we equally appreciate the support of our shareholders, our communities, and our partners as we fulfill our mission. We are proud to serve you.

Respectfully,

Ronald A. Rittenmeyer Executive Chairman Tenet Healthcare	Saum Sutaria, M.D. Chief Executive Officer Tenet Healthcare

TENET HEALTHCARE CORPORATION

14201 Dallas Parkway

Dallas, Texas 75254

(469) 893-2200

Notice of Annual Meeting of Shareholders to be held on Friday, May 6, 2022

March 25, 2022

To our Shareholders:

Our 2022 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on May 6, 2022, at 8:00 a.m. Central Time. You will be able to attend and participate in the Annual Meeting by, registering at www.proxydocs.com/THC. After you complete your registration, you will receive further instructions via email, including a unique link that will provide you access to the Annual Meeting, where you will be able to listen to the meeting live, submit questions, and vote. Our Annual Meeting is being held for the following purposes:

1.

To elect the eleven directors named in the accompanying Proxy Statement, each to serve until the next annual meeting of shareholders or until his or her successor is duly elected and qualified, whichever is later, or until the director’s earlier resignation or removal.

2.	To vote, on an advisory basis, to approve the Company’s executive compensation.

3.	To approve the First Amendment to the Tenet Healthcare 2019 Stock Incentive Plan.

4.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2022.

We will also consider and take action on any other business that properly comes before the meeting or any adjournment or postponement of the meeting.

Only shareholders of record of our common stock at the close of business on March 11, 2022 are entitled to notice of and to vote at the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. You may vote your shares via the Internet, by telephone or by completing and returning a proxy card. Specific voting instructions are set forth in the “General Information Regarding the Annual Meeting and Voting” section of the accompanying Proxy Statement and on the proxy card.

Thomas W. Arnst
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be held on May 6, 2022

The accompanying Proxy Statement and the Company’s proxy card, as well as our Annual

Report on Form 10-K for the year ended December 31, 2021, are available at www.proxydocs.com/THC.

We have adopted a virtual meeting format for our Annual Meeting, conducted via a live audio webcast. You will be able to attend the Annual Meeting online, listen to the meeting live, submit questions and vote your shares electronically during the meeting by registering at www.proxydocs.com/THC. We have designed the format of the Annual Meeting to provide shareholders substantially the same rights and opportunities to participate as they would at an in-person meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

2022 Proxy Statement

This Proxy Statement includes certain financial measures not in accordance with generally accepted accounting principles in the United States (GAAP), such as Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted EPS. Definitions of these measures are contained in Appendix A to this Proxy Statement.

Proxy Statement Summary

Below are highlights of certain information in this Proxy Statement. Please refer to the complete Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 before you vote.

2022 ANNUAL MEETING OF SHAREHOLDERS

Date and Time: Friday, May 6, 2022, at 8:00 a.m. Central Time	Place: Online by registering at www.proxydocs.com/THC	Record Date: March 11, 2022

Information:

The Notice of Internet Availability, this Proxy Statement and related proxy materials are being mailed or made available to shareholders on or about March 25, 2022. Copies of this Proxy Statement, the Company’s proxy card and our Annual Report on Form 10-K are available at www.proxydocs.com/THC.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposals		Board’s Recommendation	Page

1	Election of Eleven Director Nominees	Vote FOR Each Nominee	7

2	Advisory Approval of the Company’s Executive Compensation	Vote FOR	69

3	Approval of the First Amendment to the Tenet Healthcare 2019 Stock Incentive Plan	Vote FOR	70

4	Ratification of the Selection of Deloitte & Touche LLP as Independent Registered Public Accountants for the Year Ending December 31, 2022	Vote FOR	81

2022 PROXY STATEMENT	1

Proxy Statement Summary

Business Overview

Tenet is a diversified healthcare services company focused on our mission to provide quality, compassionate care in the communities we serve. At December 31, 2021, Tenet had approximately 101,000 employees delivering and supporting care through our three business segments — Hospital Operations, Ambulatory Care and Conifer. We operate an expansive network across the country, with 60 hospitals and approximately 550 other healthcare facilities, including surgical hospitals, ambulatory surgery centers, imaging centers, off-campus emergency departments and micro-hospitals. Through our subsidiary United Surgical Partners International (USPI), Tenet operates a leading ambulatory surgery platform that includes partnerships with 50 prominent health systems. In addition, our Conifer Health Solutions subsidiary provides comprehensive end-to-end and focused-point business process services, including hospital and physician revenue cycle management, patient communications and engagement support, and value-based care solutions, to hospitals, health systems, physician practices, employers and other clients.

All data presented is as of or for the year ended December 31, 2021, as applicable; number of USPI ASCs and surgical hospitals includes 15 facilities in development at year-end.

Strategic Transformation

Since the end of 2017, Tenet has significantly transformed its business. We have strengthened our governance and leadership, and we reinvigorated the operating performance of each of our business segments. In addition, we have fostered a strong company culture that is more focused on executing our mission in alignment with our core values of compliance, quality and safety, compassion and inclusivity. These values allow us to best meet the unique needs of the communities we serve.

Operational improvements include the development and application of sharper real-time analytics, and the repositioning of our hospital portfolio to focus more on highly complex, highly acute care while concentrating capital deployment on our fast-growing, less capital-intensive ambulatory surgery business. Our goal is to continue to increase the percentage of Adjusted EBITDA provided by our ambulatory surgical business.

Through these changes, we have become a more diversified and resilient enterprise with a renewed focus on enhancing shareholder value.

2

Proxy Statement Summary

Repositioned Care Delivery Portfolio

A critical element of our strategy remains the ongoing transformation of our care delivery offerings. We continue to invest strategically in USPI, establishing ownership positions in approximately 160 ambulatory surgery centers between December 2020 and the end of 2021. This included two transformative transactions with SurgCenter Development and other high-quality deals with health systems, physicians and other partners.

We also continue our strategic deployment of capital to enhance high-acuity hospital services. Our efforts include capacity expansion, new construction in high-growth, attractive locations and investments in innovation.

Across our hospitals, USPI and our physician practices, we are focused on introducing new services at a lower cost and offering patients excellent service in the most clinically appropriate setting.

The evolution of our care delivery locations since 2017 reflects our strategy to invest strategically in USPI. Our focus is on markets where we can provide a strong value to payers and consumers.

Note: Includes acute care hospitals and USPI surgical facilities we operate, as well as de novo and other facilities in which we have an ownership interest from the recently completed SCD transaction

2022 PROXY STATEMENT	3

Proxy Statement Summary

Our Resilience Through COVID-19

As COVID-19 continued to evolve in 2021, our company remained on the front lines, responding to surges, treating patients in need of care and managing through the effects of the pandemic. Our continuing transformation has played a major role in our ability to respond effectively, pivot immediately and provide companywide clarity on necessary actions. Our ability to perform under difficult and constantly evolving circumstances underscores the strength and commitment of our people and our resilience in managing through the unknown.

Our pandemic protocols are informed by CDC’s evolving recommendations and available scientific data to break the chain of transmission. As an enterprise, we have maintained a constant, clear stream of communication organized by our Incident Command Center and supported by real-time data across our facilities. Led by top clinicians, our infection prevention experts and emergency management professionals, our Incident Command Center has served as the hub of our response effort. This includes close coordination with every hospital and care facility and thoughtful calibration of strategy. The Incident Command Center also works to bring operators and support staff together to help ensure consistency in applying CDC guidelines, while providing a channel to share best practices, quickly triage issues and address emerging matters.

Continuing the Delivery of Vital Healthcare

Every day, but especially during this challenging time, our team members have led by example and done what they have been called upon and trained to do – with honor and professionalism.

4

Proxy Statement Summary

Governance Highlights

Formed ESG Committee in 2021 to formally oversee growing ESG initiatives	Significant Board refreshment with eight new independent directors added since fall 2017†	Strong independent Lead Director role with robust responsibilities

Active shareholder outreach and engagement	Shareholder right to call special meetings with 25% vote threshold	Proxy access right adopted in 2019 with market standard terms

†	Includes General Lloyd J. Austin, III who resigned from the Board on January 22, 2021 following his confirmation by the U.S. Senate as Secretary of Defense.

Board Refreshment

In response to specific shareholder feedback, the Board accelerated its refreshment process in the fall of 2017, recruiting eight independent directors since that time. On November 4, 2020, the Board appointed the Company’s then-President and Chief Operating Officer, and current Chief Executive Officer, Saum Sutaria, M.D., as a director. Dr. Sutaria’s leadership has been especially pivotal in accelerating the Company’s growth and successfully navigating the many challenges posed by the pandemic. In addition, on January 7, 2021, the Board appointed Admiral Cecil D. Haney, a retired four-star Admiral, as a director. Admiral Haney complements the Board with his leadership and experience, particularly in the areas of cybersecurity and systems planning. These new directors have brought a diversity of viewpoints, approaches and experiences to the Board as it addresses risks and supports the Company’s long-term strategies.

Sound Governance Practices

Our Board is committed to sound corporate governance policies that protect the long-term interests of shareholders, promote accountability, and give shareholders a voice. The Board has long maintained many best practices, including annual election of directors by majority standard, a robust annual self-evaluation process, and active shareholder engagement. In recent years, the Board has further enhanced the Company’s governance practices, including amending our bylaws in 2018 to provide shareholders with beneficial ownership of 25% of Tenet’s outstanding shares with the right to call a special meeting, as well as an amendment in 2019 that allows for shareholders to nominate directors via proxy access on market standard terms.

ESG Committee

In 2021, the Board formed an Environmental, Social and Governance (ESG) Committee. The ESG Committee’s purpose is to oversee and support the Company’s commitment to social, environmental and other public policy initiatives, including, among other things, climate change impacts, sustainability, and diversity and inclusion. The formation of the ESG Committee and our other recent governance enhancements, driven in large part by shareholder feedback, are intended to continue to align our corporate governance policies and practices with the long-term interests of our business and our shareholders.

Active Shareholder Engagement Program

Our Board regularly solicits input from investors and governance groups to better inform decision-making and gain insight into shareholder perspectives on a broad range of topics, including corporate governance practices. We value our shareholders’ perspectives on our business and interact with them through a variety of shareholder engagement activities. As we engage with shareholders, feedback is regularly reviewed by our Board.

2022 PROXY STATEMENT	5

Proxy Statement Summary

Board Characteristics

Tenet’s recent Board refreshment activities have cultivated a balanced mix of diversity, age, tenure and viewpoints in the boardroom. The Board believes that a range of backgrounds, viewpoints, beliefs, ethnicities and ages, in addition to gender diversity, contributes to strong governance and successful oversight of the Company.

Diversity, Age and Tenure of Board Nominees

6

Director Nominees

Proposal 1-Election of Directors

Nominees for Election to the Board of Directors

Tenet’s Board of Directors is elected annually by our shareholders. Our nominees for election include nine independent directors and our Executive Chairman as well as our Chief Executive Officer. The Board has selected the nominees that follow to serve as directors until the 2023 annual meeting, or until their successors are elected or appointed. Each of the nominees was last elected by the Company’s shareholders at the 2021 annual meeting of shareholders. The nominees for director will be elected if the votes cast for the nominee exceed the votes cast against the nominee, with abstentions and broker non-votes not counted either for or against a nominee.

The Board recommends that you vote “FOR” the election of each of the following nominees.

Ronald A. Rittenmeyer
Executive Chairman Age: 74 Director Since: 2010

Career Highlights:

•  Mr. Rittenmeyer was named Executive Chairman of Tenet in August 2017 and Chief Executive Officer in October 2017.

•  In September 2021, he transitioned from Chief Executive Officer and continued as Tenet’s Executive Chairman.

•  He has served on our Board since 2010, including serving as Lead Director before he became Executive Chairman.

•  He previously served as Chairman of the Board and Chief Executive Officer of Millennium Health, LLC, a health solutions company.

•  He served as the Chairman, President and Chief Executive Officer of Expert Global Solutions, Inc., a provider of business process outsourcing services, from 2011 to 2014.

•  From 2005 to 2008, Mr. Rittenmeyer held a number of senior management positions with Electronic Data Systems Corporation (EDS), including Chairman and Chief Executive Officer, President, Chief Operating Officer and Executive Vice President, Global Service Delivery.

•  Prior to that, he was a managing director of the Cypress Group, a private equity firm, serving from 2004 to 2005.

•  He served as Chairman, Chief Executive Officer and President of Safety-Kleen Corp. from 2001 to 2004.

•  He formerly served as Chairman of the Federation of American Hospitals’ board of directors.

•  Mr. Rittenmeyer received his Bachelor of Science degree in commerce and economics from Wilkes University and his M.B.A. from Rockhurst University.

Skills and Qualifications:

•  Our Board values Mr. Rittenmeyer’s deep experience in transformational leadership.

•  As Chief Executive Officer of Safety-Kleen, he led the company out of bankruptcy with pivotal strategic changes.

•  He also led a turnaround at EDS in the same role and previously served as the Chief Executive Officer of other public companies, including Millennium Health and Expert Global Solutions.

•  Mr. Rittenmeyer also brings to the Board his knowledge of the healthcare industry, information technology, business process outsourcing, public company board governance, and crisis management.

Other Current Public Company Directorships:

IQVIA Holdings Inc.

Directorships Within the Past Five Years:

American International Group, Inc., Avaya Holdings Corp. and IMS Health Holdings, Inc.

2022 PROXY STATEMENT	7

Director Nominees

J. Robert Kerrey

Career Highlights:

•  Senator Kerrey is a former governor and U.S. Senator from Nebraska.

•  He has served as managing director at Allen & Company, an investment banking firm, since 2014.

•  He has also served as Executive Chairman of The Minerva Institute for Research and Scholarship, a non-profit that offers exceptional educational experiences to students and advances faculty research, since 2013.

•  From 2011 to 2013, he was President Emeritus of The New School University in New York City, where he served as President from 2001 to 2010.

•  From 2011 to 2012, he served as the Chairman of M & F Worldwide Education Holdings.

•  From 1989 to 2000, he served as a U.S. Senator for the State of Nebraska.

•  Previously, Senator Kerrey was Governor of the State of Nebraska from 1982 to 1987.

•  Prior to public service, he founded and operated a chain of restaurants and health clubs.

•  A former member of the elite Navy SEAL Team, Senator Kerrey is a highly decorated Vietnam veteran who was awarded the Congressional Medal of Honor – America’s highest military honor.

•  He holds a degree in pharmacy from the University of Nebraska.

Skills and Qualifications:

•  Senator Kerrey’s 18 years of experience in the public sector as a former U.S. Senator and Governor of Nebraska provide a key perspective to the Board in the highly regulated healthcare industry.

•  Further, he has extensive experience in finance and public policy from his service at the investment banking firm Allen & Company and as a leader of a major university.

•  The Board also values Senator Kerrey’s service on public company boards and crisis management.

Other Current Public Company Directorships:

Lux Health Tech Acquisition Corp.

*   Senator Kerrey served as a director from March 2001 to March 2012 prior to his appointment in November 2012.

Lead Director since October 2017 Age: 78 Director Since: 2012* Committee Membership: • Human Resources (Chair) • QCE

James L. Bierman

Career Highlights:

•  Mr. Bierman served as President and Chief Executive Officer of Owens & Minor, Inc., a Fortune 500 company and a leading distributor of medical and surgical supplies, from September 2014 to June 2015.

•  Previously, he served in various other senior roles at Owens & Minor, including President and Chief Operating Officer from August 2013 to September 2014, Executive Vice President and Chief Operating Officer from March 2012 to August 2013, Executive Vice President and Chief Financial Officer from April 2011 to March 2012, and as Senior Vice President and Chief Financial Officer from June 2007 to April 2011.

•  From 2001 to 2004, Mr. Bierman served as Executive Vice President and Chief Financial Officer at Quintiles Transnational Corp. Prior to joining Quintiles Transnational, Mr. Bierman was a partner at Arthur Andersen LLP. Mr. Bierman earned his B.A. from Dickinson College and his M.B.A. at Cornell University’s Johnson Graduate School of Management.

Skills and Qualifications:

•  Mr. Bierman brings to the Board the skillsets he developed serving in multiple leadership positions at Owens & Minor, Inc., including as Chief Executive Officer.

•  The Board values his significant operational and financial experience in the healthcare industry.

Other Current Public Company Directorships:

KL Acquisition Corp., MiMedx Group, Inc. and Novan, Inc.

Directorships Within the Past Five Years:

Owens & Minor, Inc.

Age: 69 Director Since: 2017 Committee Membership: • Governance • QCE (Chair)

8

Director Nominees

Richard W. Fisher

Career Highlights:

•  Mr. Fisher served as President and Chief Executive Officer of the Federal Reserve Bank of Dallas from 2005 until 2015.

•  During his tenure, he served as a member of the Federal Open Market Policy Committee, as the chair of the Conference of Federal Reserve Bank Presidents, and as the chair of the Information Technology Oversight Committee for the 12 Federal Reserve banks.

•  Previously, from 2001 to 2005, Mr. Fisher was Vice Chairman of Kissinger McLarty Associates, a strategic advisory firm.

•  From 1997 to 2001, Mr. Fisher served as Deputy U.S. Trade Representative with the rank of Ambassador.

•  Mr. Fisher currently serves as a Senior Advisor for Barclays PLC, a leading investment bank, and as a Trustee of the University of Texas Southwestern Medical Foundation.

•  Mr. Fisher received his B.A. in economics from Harvard University and earned his M.B.A. from Stanford University.

Skills and Qualifications:

•  Mr. Fisher offers valuable financial and policy perspectives from his experience as President and Chief Executive Officer of the Dallas Federal Reserve.

•  The Board values his insight in public finance, trade, technology and risk management.

Directorships Within the Past Five Years:

AT&T Inc. and PepsiCo, Inc.

Age: 73 Director Since: 2017 Committee Membership: • Audit • ESG (Chair) • Human Resources

Meghan M. Fitzgerald, DrPH
Age: 51 Director Since: 2018 Committee Membership: • Governance (Chair) • ESG • QCE

Career Highlights:

•  Ms. FitzGerald is a private equity investor, where she serves as an advisor to several firms, including Wellspring Capital.

•  In addition, Ms. FitzGerald serves as an Adjunct Professor of Health Policy at Columbia University.

•  Ms. FitzGerald served from December 2016 to January 2020 as the CEO and managing partner at Letter One’s inaugural health vehicle.

•  Prior to that, she served for nearly 20 years as an operator and strategist working for many healthcare firms, including Merck, Pfizer and Medco.

•  From May 2015 to October 2016, Ms. FitzGerald served as Executive Vice President of Strategy and Policy at Cardinal Health, a healthcare services and product company.

•  From 2010 to 2015, she served as President of Cardinal’s Specialty Solutions division.

•  Ms. FitzGerald also previously served as a director of Thimblepoint Acquisition Corp from February to December 2021 and Arix Bioscience plc from 2017 to 2019.

•  She is the founder of K2HealthVentures, a life science investment fund as well as an advisor and volunteer at TrekMedics, an international tech non-profit.

•  She holds a DrPH in Healthcare Policy from New York Medical College, a BSN in Nursing from Fairfield University, and a Master of Public Health from Columbia University.

Skills and Qualifications:

•  Ms. FitzGerald brings to the Board a broad range of experience in the healthcare industry, including senior strategic leadership, public policy, care delivery from her service as a nurse, and transactions and investments in a variety of healthcare fields from technology to life sciences.

Directorships Within the Past Five Years:

Thimble Point Acquisition Corp, Arix Bioscience plc and Concert Pharmaceuticals, Inc.

2022 PROXY STATEMENT	9

Director Nominees

Cecil D. Haney

Career Highlights:

•  Admiral Haney is a retired four-star Admiral, who completed 38 years of service in the U.S. Navy in 2017.

•  Between 2013 and 2016, he also served as commander of the U.S. Strategic Command, where he was responsible for strategic capabilities involving nuclear forces, missile defense, space and cyberspace.

•  In addition, between 2012 and 2013, he also served as commander of the U.S. Pacific Fleet, leading the U.S. Navy’s operations and the manning, operations and maintenance of the U.S. Navy fleet located in the Pacific and Indian oceans.

•  He currently serves on the Johns Hopkins University Applied Physics Board of Managers, the Penn State University Applied Research Lab Advisory Board, the Naval Studies Board, the Aerospace Corporation Board of Trustees, and the Board of Directors for General Dynamics Corporation, Systems Planning and Analysis Inc., and the Center for New American Security.

•  He also serves as Chairman of the Board of Directors for the Military Child Education Coalition.

•  Admiral Haney is a graduate of the U.S. Naval Academy and holds Master’s degrees in National Security Strategy from the National Defense University and in Engineering Acoustics and System Technology from the Naval Post Graduate School.

Skills and Qualifications:

•  The Board values Admiral Haney’s leadership experience as a former four-star Admiral in the U.S. Navy.

•  He brings to the Board valuable insights into cybersecurity, systems planning and crisis and risk management.

Other Current Public Company Directorships:

General Dynamics Corporation

Age: 66 Director Since: 2021 Committee Membership: • Audit • Governance

Christopher S. Lynch

Career Highlights:

•  Mr. Lynch served as National Partner in Charge of the Financial Services practice at KPMG, LLC from 2004 until his retirement in 2007.

•  Prior to that, Mr. Lynch held a variety of positions at KPMG during his 29-year tenure, including chair of KPMG’s Americas Financial Services Leadership team and a member of the Global Financial Services Leadership and U.S. Industries Leadership teams.

•  He currently serves as an independent director of American International Group, Inc. (AIG), a position he has held since 2009.

•  Mr. Lynch was appointed as a director of SAFG Retirement Services, Inc. (AIG’s Life and Retirement subsidiary which is expected to go public in 2022).

•  From 2008 to 2019, he also served as an independent director of Freddie Mac and was the Non-Executive Chairman of the Board from 2011 to 2018.

•  Mr. Lynch has chaired audit committees of both AIG and Freddie Mac and has relevant committee experience on Risk, Compensation, Nomination and Corporate Governance and Technology.

•  Mr. Lynch is a former member of the Advisory Board of the Stanford Institute for Economic Policy Research and a member of the Audit Committee Chair Advisory Council of the National Association of Corporate Directors.

•  He received a Bachelor of Science in Accounting and Business Administration from the University of Kansas.

Skills and Qualifications:

•  The Board values Mr. Lynch’s deep accounting, financial and corporate governance experience, including serving in leadership positions at KPMG and chairing audit committees at two highly regulated public companies.

Other Current Public Company Directorships:

American International Group, Inc.

Directorships Within the Past Five Years:

Federal Home Loan Mortgage Company (Freddie Mac)

Age: 64 Director Since: 2019 Committee Membership: • Audit • Human Resources

10

Director Nominees

Richard J. Mark

Career Highlights:

•  Mr. Mark serves as Chairman and President of Ameren Illinois Company, a multi-billion dollar energy and utility company responsible for electric and natural gas distribution to more than 1.2 million electric and 806,000 natural gas customers in Illinois.

•  Mr. Mark joined Ameren in 2002 as Vice President of Customer Service before moving up to various senior management roles.

•  Before joining Ameren, he served for 11 years at Ancilla Systems Inc. While at Ancilla, the parent company to St. Mary’s Hospital in East St. Louis, Illinois, he served as Vice President for Governmental Affairs and Chief Operating Officer before becoming Chief Executive Officer of St. Mary’s Hospital in East St. Louis, Illinois from 1994 to 2002.

•  Mr. Mark served as Director of Union Electric Company from 2005 until 2012 and has been Chairman of Ameren Illinois (both subsidiaries of Ameren Corporation) since 2012.

•  Mr. Mark earned his B.S. from Iowa State University and his M.S. at National Louis University.

Skills and Qualifications:

•  Mr. Mark offers the Board extensive experience as Chairman and President of Ameren Illinois Company in a highly regulated industry in addition to multiple leadership positions at an acute care hospital, including service as Chief Executive Officer.

Age: 66 Director Since: 2017 Committee Membership: • Audit • ESG • Human Resources

Tammy Romo

Career Highlights:

•  Ms. Romo is Executive Vice President and Chief Financial Officer of Southwest Airlines Co., a major passenger airline, where she is responsible for strategic planning and overall finance activities, including reporting, accounting, investor relations, treasury, tax, corporate planning, and financial planning and analysis.

•  Ms. Romo also oversees supply chain management.

•  Ms. Romo previously served in a number of financial management and leadership positions at Southwest Airlines, including Senior Vice President of Planning, Vice President and Controller, Vice President and Treasurer, and Senior Director of Investor Relations.

•  Before joining Southwest Airlines in 1991, Ms. Romo was an audit manager at Coopers & Lybrand, LLP.

•  Ms. Romo is currently a member of the McCombs School of Business Advisory Council at the University of Texas at Austin.

•  She received a B.B.A. in accounting from the University of Texas at Austin, and she is a Certified Public Accountant in the State of Texas.

Skills and Qualifications:

•  Ms. Romo brings to the Board her experience as Executive Vice President and Chief Financial Officer of Southwest Airlines, where she oversees a broad range of financial activities.

•  The Board values her deep knowledge of accounting and financial matters in addition to her understanding of risk management.

Age: 59 Director Since: 2015 Committee Membership: • Audit (Chair) • Human Resources

2022 PROXY STATEMENT	11

Director Nominees

Saumya Sutaria, M.D.

Career Highlights:

•  Dr. Sutaria was appointed as the Company’s Chief Executive Officer in September 2021, and as a member of the Board in November 2020.

•  Prior to becoming Chief Executive Officer, he served as the Company’s Chief Operating Officer from January 2019 to September 2021 and President from November 2019 to September 2021.

•  Before joining the Company, Dr. Sutaria worked for McKinsey & Company for 18 years, most recently as a Senior Partner providing advisory support for hospitals, healthcare systems, physicians groups, ambulatory care models, integrated delivery, and government-led delivery, while also working with institutional investors in healthcare.

•  He previously held an associate clinical faculty appointment at the University of California at San Francisco, where he also engaged in postgraduate training with a focus in internal medicine and cardiology.

•  Dr. Sutaria received his Bachelor’s Degree in molecular and cellular biology and his Bachelor’s Degree in economics, both from the University of California, Berkeley, as well as his Medical Degree from the University of California, San Diego.

Skills and Qualifications:

•  Dr. Sutaria brings tremendous experience in healthcare leadership both within Tenet and prior to joining the company in 2019.

•  The Board values his strategic prowess in navigating complex matters, his ability to thoughtfully consider the impact on different stakeholders and his innate capacity for effective change management.

Age: 49 Director Since: 2020

Nadja Y. West, M.D.

Career Highlights:

•  Dr. West is a retired Lieutenant General in the U.S. Army, the 44th Surgeon General of the U.S. Army and the former Commanding General of the U.S. Army Medical Command.

•  Previously, she served as Joint Staff Surgeon at the Pentagon, where she acted as chief medical advisor to the Chairman of the Joint Chiefs of Staff and coordinated all related health services issues, including operational medicine, force health protection, and readiness within the military.

•  Dr. West has served in combat deployment as well as in leadership positions in multiple hospitals both in the United States and abroad.

•  She is the recipient of numerous U.S. military awards, including the Distinguished Service Medal, the Defense Superior Service Medal, and the Legion of Merit with three Oak Leaf Clusters.

•  She has served as an independent director on the board of Nucor Corporation since 2019 and Johnson & Johnson since 2020.

•  Dr. West has served as a trustee on the board of the National Recreation Foundation, a non-profit organization dedicated to enhancing the role of recreation as a positive force in improving the quality of life of youth, since 2019.

•  Dr. West is a graduate of the U.S. Military Academy and earned her medical degree from The George Washington University School of Medicine in Washington, D.C.

•  She has completed residencies in both family medicine and dermatology.

Skills and Qualifications:

•  The Board values Dr. West’s comprehensive experience in healthcare, including her service as the 44th Surgeon General of the U.S. Army.

•  Her experience in a variety of healthcare leadership positions and clinical background offer the Board valuable perspectives on healthcare delivery, policy, and crisis and risk management.

Other Current Public Company Directorships:

Johnson & Johnson and Nucor Corporation

Age: 61 Director Since: 2019 Committee Membership: • ESG • Governance • QCE

12

Proposal 1: Election of Directors

Director Nomination and Qualifications

Our Board regularly reviews its composition and is committed to recommending a group of directors who represent a diverse mix of viewpoints, skills, experience and backgrounds that align with the Company’s business and strategic goals. The Nominating and Corporate Governance Committee (Governance Committee) is responsible for nominating individuals, and the entire Board is responsible for selecting those who hold these characteristics to stand for shareholder election at each annual meeting as well as to fill any vacancies on the Board as they arise.

Since late 2017, the Governance Committee has focused its refreshment efforts on identifying candidates to further strengthen the Board’s effectiveness. To date, this process has resulted in the identification and appointment of eight new independent directors (eight of whom are up for election this year) who collectively bring deep healthcare, financial, public sector, operational expertise, cybersecurity, systems planning and crisis management skills that complement the current skillsets and enhances the effectiveness of the overall Board. In addition, each of our directors has the dedication and leadership qualities that enable them to exercise robust oversight of the Company, especially as the Company continues to navigate a transformation amidst the challenges and opportunities in the healthcare industry.

Nomination Process

The Governance Committee considers candidates based on the recommendation of, among others, our Board members and our shareholders. Board members recommended Admiral Haney in 2021 to the Governance Committee. The Governance Committee may also engage professional search firms and other consultants to assist in identifying, evaluating and conducting due diligence on potential candidates. We intend to continue to actively engage with our shareholders regarding Board composition and director qualifications, including considering their input on potential director candidates. Once potential candidates have been identified, they typically meet with each member of the Board and pass a thorough screening process before the Governance Committee makes a final recommendation to the Board. This process involves a rigorous evaluation that assesses attributes beyond specific business skills, including character, diversity and personal and professional integrity.

Shareholders may propose nominees for election in accordance with the terms of our bylaws or recommend candidates for consideration by the Board by writing to the Governance Committee in care of the Corporate Secretary at Tenet Healthcare Corporation, 14201 Dallas Parkway, Dallas, Texas 75254, or by email to boardofdirectors@tenethealth.com. For more detailed information regarding the process by which shareholders may nominate directors, including under our proxy access provisions, please refer to “Other Information—Shareholder Proposals” below and our bylaws. Our bylaws may be found under the “Governance” heading in the “Investors” section on our website at www.tenethealth.com.

CANDIDATE RECOMMENDATIONS	GOVERNANCE COMMITTEE	BOARD OF DIRECTORS	SHAREHOLDERS

From Shareholders, Management, Directors, Professional Search Firms and Other Sources	Discusses & Reviews Qualifications and Expertise Enterprise Strategy Board Needs Diversity Interviews Recommends Nominees	Discusses Governance Committee Recommendations Analyzes Independence Selects Nominees	Vote on Nominees at Annual Meeting

Assessment of Board Composition and Criteria for Board Membership

The Governance Committee evaluates the composition of the Board on an ongoing basis and considers potential nominees to the Board as appropriate. As part of this process, the Governance Committee reviews the composition of the Board as a whole, including the balance of business backgrounds, diversity, qualifications, skillsets and other qualities represented on the Board to provide the right balance to effectively oversee management. The Governance Committee also reviews updated biographical information for each incumbent director on an annual basis, including information relating to changes in professional status, independence, other professional commitments and public company directorships. In light of our current

2022 PROXY STATEMENT	13

Proposal 1: Election of Directors

structure and operations, and in consideration of the evaluation of the Board’s composition, the Governance Committee believes the following criteria should be represented on the Company’s Board:

Professionalism, dedication, business judgment, integrity and commitment to the Company’s mission	Diversity of personal and occupational backgrounds, including ethnicity, gender, experience and viewpoints	Service as the chief executive officer or in other senior leadership positions in a company or major governmental, professional or non-profit organization

Experience in the healthcare industry or other relevant industry experience	Expertise in financial and accounting matters and familiarity with the regulatory and corporate governance requirements applicable to public companies	Government, regulatory and public sector experience

Ability and willingness to commit adequate time to Board and committee matters	Degree to which the individual’s skills complement those of other directors and potential nominees	Familiarity with the communities in which we do business

Board Evaluations

The Governance Committee oversees the Board’s annual performance evaluation to determine whether the Board, its committees and individual directors are functioning well in view of their responsibilities and the Company’s business. To conduct the self-evaluation process with greater transparency and rigor, the Board has for many years retained a third-party advisor to interview each director, review their feedback, and facilitate a discussion based on the results at a special executive session of the Board. This comprehensive and disciplined approach to evaluation has been an important element to maintaining a high-performing and collaborative Board that can properly address risk management and execution of Company strategy.

On an annual basis, the Board and each committee conduct self-evaluations. The evaluations focus discussions on, among other things, the composition and effectiveness of the Board in light of changes in membership, the effectiveness of Mr. Rittenmeyer and Senator Kerrey in their respective leadership roles, and the performance of each committee and committee chair. The Lead Director, in conjunction with the Governance Committee, also takes an oversight role in the Board performance evaluation process. In addition, directors provide input on key focus areas for the Board in the upcoming year. The results of the evaluation are reviewed by the Lead Director who reports the results to the Board. As part of the annual performance evaluation process, each committee also compares its performance with the requirements of its charter. As part of the Board’s last annual evaluation, the Board noted, among other things, that its processes and committees were functioning properly, noting healthy levels of debate, collaboration and respect among directors.

14

Proposal 1: Election of Directors

Director Nominees’ Qualifications and Experience

Based on the review process described above, the Governance Committee concluded that our eleven director nominees possess the diversity of experience, skills and other characteristics best suited to meet the needs of the Board and the Company in light of our current business and operating environment. The following table highlights several core skills and experiences of our current nominees, in addition to those described in the director biographies outlined beginning on page 7.

Personal Qualities and Diversity. The Governance Committee determined that each nominee has demonstrated a commitment to professionalism and high integrity. In particular, the Governance Committee noted that each nominee has the ability to provide candid and direct feedback as well as effective oversight of the Company’s operations and management on behalf of all shareholders. Additionally, our Board includes a diverse group of individuals of differing ages, genders, ethnicities and backgrounds. Three of our eleven director nominees are women, and in 2019 the Board appointed Ms. Romo and Ms. FitzGerald to chair our Audit and Governance committees, respectively.

Special Considerations Regarding Service on Other Boards. Our directors must seek the approval of the Governance Committee prior to serving on another public company’s board. In addition, the Governance Committee limits the number of public boards on which a director may serve in addition to our Board to three, or two in the case of directors currently serving as chief executive officers or in equivalent positions of public companies. All of the Company’s directors are in compliance with these requirements. Mr. Rittenmeyer serves on only one other public company board of directors and Dr. Sutaria does not serve on any other public company board.

Director Independence

Our independence requirements for our Board are set forth in our Corporate Governance Principles, available under the “Governance” heading in the “Investors” section on our website at www.tenethealth.com. Under our Corporate Governance Principles, at least two thirds of the Board must consist of “independent” directors. The Board will not consider a director to be independent unless the Board affirmatively determines that the director has no material relationship with Tenet and the director otherwise qualifies as independent under the corporate governance standards of the New York Stock Exchange (NYSE). The Board reviews each director’s independence at least annually and has made the affirmative determination that each of our current non-employee directors has no material relationship with the Company and is independent. The only two non-independent directors who serve on our Board are our Executive Chairman, Mr. Rittenmeyer, and our Chief Executive Officer, Dr. Sutaria.

In making its independence determinations, the Board broadly considers all relevant facts and circumstances and focuses on the organizations with which each director has an affiliation. If a director or member of the director’s immediate family has a material relationship with the Company, the Board reviews the interest to determine if it would preclude an independence determination.

The Audit Committee, the Human Resources Committee (HR Committee) and the Governance Committee are composed exclusively of independent directors as required by the NYSE. Additionally, the ESG Committee and the Quality, Compliance and Ethics Committee (QCE Committee) are composed exclusively of independent directors. All directors serving on the Audit Committee meet the more stringent independence standards for audit committee members required by the Securities and Exchange Commission (SEC), and all directors serving on the HR Committee meet the more stringent independence standards for compensation committee members required by the NYSE.

2022 PROXY STATEMENT	15

Corporate Governance and Board Practices

Commitment to Sound Corporate Governance Policies and Practices

Tenet is committed to maintaining corporate governance policies and practices that protect the long-term interests of our shareholders and promote Board and management accountability. Our Board recognizes that this requires us to review and refine our corporate governance practices on an ongoing basis to continue to align with evolving market practices and the best interests of our Company and shareholders. Some of our key corporate governance policies and practices include:

Shareholder Rights

•  Annual election of directors

•  Majority vote standard and director resignation policy in uncontested elections

•  Shareholder right to call special meetings at 25% threshold

•  Proxy access

•  One-year limit on “poison pills” unless approved by shareholders

Board Practices

•  All directors are independent other than our Executive Chairman and Chief Executive Officer

•  Highly diverse and experienced Board

•  Independent Lead Director with clearly defined and robust responsibilities

•  Commitment to Board refreshment practices, including committee chair rotation

•  Self-evaluation of all directors

•  Board oversight of political contributions

•  Regular executive sessions of independent directors

•  Ongoing engagement with shareholders

•  Increased focus on ESG matters with recently formed ESG Committee

Our Board has also adopted Corporate Governance Principles that provide the framework for our existing corporate governance policies and practices, which the Board reviews annually. These Corporate Governance Principles address in detail matters such as director independence, director qualifications and responsibilities, director compensation, and director and officer stock ownership and retention. For more information, please see our Corporate Governance Principles under the “Governance” heading in the “Investors” section on our website at www.tenethealth.com*.

*	Information included on our website and in any reports on our website shall not be deemed a part of, and is not incorporated by reference into, this Proxy Statement.

Board Leadership Structure

Senator Kerrey has served as our independent Lead Director since October 2017, shortly after Mr. Rittenmeyer became Executive Chairman in August 2017. The Company’s governing documents provides the Board the flexibility to determine the appropriate leadership structure for the Company based on our particular circumstances at the time. The Governance Committee regularly reviews the Board’s leadership structure to assess the most effective structure based on applicable facts and circumstances at the time. This flexibility ensures the Board is best able to provide appropriate oversight of the Company as well as address any circumstances the Company may face, as no single leadership model is universally or permanently appropriate in all circumstances. The Board believes that this flexibility has served the Company and its shareholders well during the transformation of the business that is underway.

With the appointment of Dr. Sutaria as Chief Executive Officer in September 2021, the Board determined the transition period from Mr. Rittenmeyer to Dr. Sutaria would be most effective if Mr. Rittenmeyer continued as Executive Chairman and was engaged with Dr. Sutaria as he took control of the balance of the organization. Mr. Rittenmeyer continues to focus on leading the Board with a dual responsibility to support, coach and provide experienced insights to Dr. Sutaria throughout the transition. Both of these individuals have shown clear and effective leadership the past 3 years and their ability to effectively communicate with a single voice and ensure execution has delivered impressive results. The Governance Committee and the Board believe that this leadership structure is the most appropriate one for the Company at this time.

16

Corporate Governance and Board Practices

Role of Independent Lead Director of the Board

The role of our Lead Director is set forth in our Corporate Governance Principles. Senator Kerrey, as independent Lead Director of the Board, coordinates the activities of the Board and exercises a robust set of duties described below. Specifically, in his role as independent Lead Director, Senator Kerrey:

•	Presides at all meetings at which the Chairman is not present
•	Chairs executive sessions of independent directors of the Board
•	Serves as the liaison between the Chairman and independent directors
•	Reviews and approves information sent to the Board
•	Reviews and approves Board meeting agendas and schedules
•	Calls meetings of independent directors as necessary
•	Participates in consultation and direct communication with shareholders
•	Advocates on behalf of the Board in meetings with investors, legislators, regulators and other government officials
•	Serves an oversight role, in conjunction with the Governance Committee, in the Board performance evaluation process

In addition to his formal duties, Senator Kerrey has participated in in-person engagement meetings with a number of our significant shareholders to discuss and seek feedback on various matters regarding the Company’s strategy and governance practices, establishing a direct line of communication between shareholders and independent members of our Board. Senator Kerrey shares the feedback with the full Board so that it may be incorporated into the Board’s decision-making processes.

Board and Committee Organization and Responsibilities

Board Meetings and Attendance

We are governed by our Board. Members of our Board are kept informed of our business through discussions with our Executive Chairman, Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Directors are also encouraged to attend continuing education courses relevant to their service on the Company’s Board. Significant business decisions are generally considered by the Board as a whole. The Board met 8 times during 2021. The independent directors of the Board, the Board and each committee of the Board frequently meet in executive sessions, including at least once during each regularly scheduled Board meeting.

Each incumbent director who served during 2021 participated in at least 75% of the aggregate meetings of the Board and the committees on which he or she served during the period he or she served as a director and committee member. Board members are encouraged to attend our annual meeting of shareholders. All 11 directors elected at last year’s annual meeting were in attendance at the 2021 Annual Meeting.

2022 PROXY STATEMENT	17

Corporate Governance and Board Practices

Committees

Tenet’s Board has four standing committees: Audit Committee, HR Committee, Governance Committee, and QCE Committee. The Board also has one special committee: ESG Committee. The following table identifies the current members of each of our committees.

Director	Audit*	Human Resources	Governance	QCE	ESG

James L. Bierman				Chair

Richard W. Fisher					Chair

Meghan M. FitzGerald			Chair

Cecil D. Haney

J. Robert Kerrey		Chair

Christopher S. Lynch

Richard J. Mark

Ronald A. Rittenmeyer

Tammy Romo	Chair

Saum Sutaria

Nadja Y. West

*

All members of the Audit Committee have been designated as financially literate within the meaning of the NYSE listing standards. Mr. Fisher, Mr. Lynch and Ms. Romo have been designated as audit committee financial experts, as defined by SEC rules.

Each of the Board’s standing committees operates under a written charter that is reviewed and approved annually by the respective committee. The charters are available for viewing under the “Governance” heading in the “Investors” section on our website at www.tenethealth.com. The Board and each committee may retain independent advisors and consultants, at the Company’s cost, to assist the directors in carrying out their responsibilities.

18

Corporate Governance and Board Practices

The Audit Committee	Meetings held in 2021:	8

Membership: Romo (Chair), Fisher, Haney, Lynch, Mark (All Independent)

Primary Responsibilities:

•  Assist the Board in oversight of:

•  Accounting, reporting and financial practices

•  The integrity of financial statements

•  Compliance with legal and regulatory requirements with respect to applicable accounting and auditing matters

•  Independent registered public accountant’s qualifications, independence and performance

•  Internal audit function

•  Cybersecurity

•  Establish and maintain policies and procedures for the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting controls and auditing matters

•  Authority to select, retain and review the independent registered public accountant’s qualifications, independence and performance

•  Oversee the performance of the Company’s chief internal auditor, who reports directly to the Audit Committee

Key Skills and Experience:

•  Expertise in auditing, accounting and tax-related matters

•  Preparation or oversight of financial statements

•  Extensive knowledge of compliance and relevant regulatory issues

The ESG Committee	Meetings held in 2021:	2

Membership: Fisher (Chair), FitzGerald, Mark, West (All Independent)

Primary Responsibilities:

•  Review and discuss with management the Company’s ESG strategy, initiatives, and policies

•  Review and monitor the operational, regulatory, and reputational risks and impacts of ESG on the Company and provide insight and guidance with respect to the Company’s management of such risks and impacts

•  Review and discuss reports from management regarding the Company’s progress toward its key ESG objectives

•  Provide input and guidance with respect to communications with employees, investors, and other stakeholders, as appropriate, regarding the Company’s position on or approach to ESG matters

Key Skills and Experience:

•  Experience with governance, social and sustainability matters

•  Knowledge of the Company’s ESG strategy, initiatives, and policies, including those related to sustainability and diversity and inclusion

2022 PROXY STATEMENT	19

Corporate Governance and Board Practices

The Human Resources Committee	Meetings held in 2021:	6

Membership: Kerrey (Chair), Fisher, Lynch, Mark, Romo (All Independent)

Primary Responsibilities:

•  Establish general compensation policies for the Company that:

•  Support overall business strategies and objectives

•  Enhance efforts to attract and retain skilled employees

•  Link compensation with business objectives and organizational performance

•  Provide competitive compensation opportunities for key executives

•  Oversee the administration of executive compensation programs with responsibility for establishing and interpreting the Company’s compensation policies and approving compensation paid to executive officers

•  Review, approve and make recommendations regarding compensation of non-employee directors, the Company’s executive officers and other members of the senior management team

•  Review the performance of the Chief Executive Officer and, either as a committee or together with other independent directors, determine and approve the CEO’s compensation level based on this evaluation

•  Discuss and evaluate, in consultation with the Chief Executive Officer, the performance of other executives

•  Oversee the Company’s policies and procedures regarding harassment in the workplace and sexual misconduct matters, including reporting systems and treatment of received complaints, and monitor compliance with such policies and applicable law

•  Provide perspectives to management regarding the Company’s talent management, which may include performance management, succession planning, leadership development, diversity, recruiting, retention and employee training

Key Skills and Experience:

•  Extensive knowledge of executive compensation best practices

•  Human capital management

•  Expertise in evaluating executive performance and determining appropriate compensation programs

•  Leading cultural change

20

Corporate Governance and Board Practices

The Nominating and Corporate Governance Committee	Meetings held in 2021:	4

Membership: FitzGerald (Chair), Bierman, Haney, West (All Independent)

Primary Responsibilities:

•  Identify and evaluate existing and potential corporate governance issues, and make recommendations to the Board concerning our Corporate Governance Principles and other corporate governance matters

•  Review and recommend individuals qualified to become Board members and recommend to the Board candidates to stand for election or re-election to the Board

•  Consider amendments to the Company’s articles of incorporation and bylaws with respect to corporate governance and make recommendations to the Board concerning such proposed amendments

•  Review and make recommendations to the Board regarding Board size, composition and structure

•  Review and approve related-person transactions

Key Skills and Experience: • Corporate governance expertise • Board succession planning • Public company board service and experience overseeing large organizations

The Quality, Compliance and Ethics Committee	Meetings held in 2021:	4

Membership: Bierman (Chair), FitzGerald, Kerrey, West (All Independent)

Primary Responsibilities:

•  Assist the Board with overseeing and reviewing Tenet’s significant healthcare-related regulatory and compliance issues, including its compliance programs and the status of compliance with applicable laws, regulations and internal procedures

•  Oversee performance under the Company’s Quality, Compliance and Ethics Program Charter

•  Receive, and review and consult with management on, periodic reports from the Ethics and Compliance department on all aspects of the compliance program, including efforts in risk assessment, development of policies and procedures, training, auditing and monitoring, and investigations and remediation of compliance matters

•  Receive and review periodic reports from the Clinical Quality department regarding efforts to advance quality healthcare

•  Oversee the performance of the Company’s Chief Compliance Officer, who reports directly to the QCE Committee

Key Skills and Experience:

•  Experience in establishing and ensuring adherence to quality and compliance controls

•  Expertise in compliance-related policies and procedures

•  Knowledge of and commitment to ethical business practices

2022 PROXY STATEMENT	21

Corporate Governance and Board Practices

HR Committee Interlocks and Insider Participation

No member of the HR Committee was at any time during 2021 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure as a related person transaction under “Certain Relationships and Related Person Transactions” on page 26 of this Proxy Statement. None of our executive officers has served on a board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or HR Committee during 2021.

Role of Board and its Committees in Risk Oversight

Management is primarily responsible for the identification, assessment and management of the various risks that we face. The Board oversees this process as an integral and continuous part of the Board’s oversight of our business. The Board receives regular reports from the heads of our principal businesses and corporate functions that include discussions of the risks involved in their respective areas of responsibility. The Board is routinely informed of developments that could affect our risk profile or other aspects of our business. Among other things, the Board has requested that the Company’s management and its internal and external legal counsel advise it promptly of any material developments relating to litigation, regulatory proceedings, and investigations and compliance issues. The Board considers the oversight of regulatory and litigation risk to be one of its highest priorities. In addition, the Board has identified the oversight of cybersecurity risks to be one of its priorities and receives regular reports from the Company’s management on the security of the Company’s information technology systems.

The Board’s committees oversee risks related to their respective areas, as further described below. The Board is kept informed of its committees’ risk oversight and other activities primarily through reports of the committee chairs to the full Board. These reports are presented at every regular Board meeting, as well as at other times when appropriate. As risk-related issues sometimes overlap, certain issues are addressed at the full Board level. In addition, as part of its annual self-evaluation process, the Board discusses and evaluates its ongoing role in enterprise risk oversight.

Role of Audit Committee in Risk Oversight

Our Audit Committee is primarily responsible for overseeing risk management processes relating to our accounting practices, financial reporting and disclosure controls and procedures, corporate finance and general business operations. Among other responsibilities, the Audit Committee:

•

Receives quarterly reports from management on business and operational risks, internal audit reports relating to the integrity of our internal financial reporting controls and procedures, potential loss contingencies resulting from pending or threatened litigation or regulatory proceedings, and investigations and reports made to the Company from our Ethics Action Line or any other sources relating to allegations of financial fraud or other infractions.

•

Meets regularly with our Executive Chairman, Chief Executive Officer, Chief Financial Officer, Controller, General Counsel and Chief Compliance Officer, as well as our external and internal auditors, to discuss potential risks and other contingencies relating to our business.

•	Meets on a quarterly basis to review these topics with selected chief executive officers and/or other senior officers of our major operating units.
•	Reviews financial and enterprise risk exposures, including material risk issues in connection with its review of our quarterly and annual filings with the SEC.
•	Reviews the Company’s cybersecurity program at least annually and receives frequent updates on cybersecurity matters.
•

Reports and discusses the outcome of its meetings to the full Board, including any other material risks identified by the Audit Committee in the course of its deliberations that require discussion or action by the full Board.

Role of Quality, Compliance and Ethics Committee in Risk Oversight

Our QCE Committee is primarily responsible for overseeing our assessment and management of regulatory and compliance risk. In particular, the QCE Committee:

•

Oversees our information, procedures and reporting systems to provide reasonable assurance that: (1) our operations comply with applicable laws and regulations, particularly those related to healthcare providers; (2) we, including our directors and employees, act in accordance with appropriate ethical standards; and (3) our subsidiaries’ hospitals and other facilities deliver quality medical care to their patients.

22

Corporate Governance and Board Practices

•

Oversees our Compliance Program, which is governed by our Quality, Compliance and Ethics Program Charter. Our Compliance Program is intended to foster compliance with federal and state laws and regulations applicable to healthcare providers and receives quarterly reports from our Chief Compliance Officer (who reports directly to the QCE Committee), our Ethics and Compliance department, and our internal and external legal, regulatory and other officers and advisors.

Role of Human Resources Committee in Risk Oversight

Our HR Committee is responsible for assessing our compensation policies and practices relative to all our employees, including non-executive officers, to determine if the risks arising from these policies and practices are reasonably likely to have a material adverse effect on the Company. In performing its duties, the HR Committee meets at least annually with our management and the HR Committee’s independent compensation consultant to review and discuss potential risks relating to our employee compensation plans and programs. The HR Committee reports to the Board any risks associated with our compensation plans and programs, including recommended actions to mitigate such risks.

The HR Committee has determined that there are no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. This finding is based upon the HR Committee’s ongoing review of our compensation programs and practices, the mechanisms in our compensation plans and programs intended to reduce the risk of conduct reasonably likely to have a material adverse effect on our company, and an overall risk assessment of such programs. Among other things, the HR Committee has reviewed our pay philosophy, balance of cash and equity compensation, balance of long-term and short-term performance periods in our plans and programs, and our use of performance metrics that encourage management to act in the long-term interest of our shareholders. The HR Committee has also considered our equity grant administration policy, stock ownership requirements, incentive pay policies on clawbacks and bonus modifiers, as well as our internal financial reporting and regulatory compliance procedures.

Role of ESG Committee in Risk Oversight

Recognizing the importance of ESG matters to the Company and its stakeholders, our Board formed an ESG Committee in February 2021 in order to provide support for the Company’s ongoing efforts in this area. Our ESG Committee, which is a special committee of the Board consisting entirely of independent directors, is responsible for overseeing and supporting the Company’s commitment to ESG matters, such as climate change impacts, energy and natural resources conservation, environmental and supply chain sustainability, human rights, diversity and inclusion and other ESG issues that are relevant and material to the Company. In addition to discussing with management the Company’s ESG strategy, initiatives, and policies, the Committee monitors the operational, regulatory and reputational risks and impacts of ESG on the Company, and it provides input and guidance on communications with employees, investors and other stakeholders regarding ESG. This year we will publish our second annual ESG report, which outlines our commitment to the communities we serve and our objectives and progress in the areas of environmental sustainability, social initiatives and governance performance and is available in the “Investors” section on our website at www.tenethealth.com.*

2022 PROXY STATEMENT	23

Corporate Governance and Board Practices

ESG

ESG Milestones

Formed in 2021 a new committee within our Board of Directors focused on matters directly related to ESG	Released initial ESG report in 2021 that details the ways Tenet generates sustainable financial results as we work to make the world a better place	Ongoing Board refreshment, including the addition of eight new, independent directors since 2017†

55% of the Board is diverse in terms of gender and/or ethnic diversity	Strong, independent Lead Director with robust responsibilities	Continued to navigate the COVID-19 pandemic with honor and professionalism demonstrated by our caregivers and staff working tirelessly on the frontlines

Fostered belonging and an inclusive workforce where nearly 50% of our employees are racially or ethnically diverse, including over 55% of new employees in 2021, and more than 75% are female	2022 plan to conduct enterprise-wide materiality assessment, designed to identify and assess potential environmental issues that could affect our business and/or our stakeholders

†	Includes General Lloyd J. Austin, III who resigned from the Board on January 22, 2021 following his confirmation by the U.S. Senate as Secretary of Defense.

24

Corporate Governance and Board Practices

ESG Guiding Principles

As a company that brings quality care to people every day, Tenet recognizes that our business and social purposes are inextricably linked. Tenet’s ESG program is focused on the business and societal impact of ESG. We believe our people, our operations, our facilities management and our governance must align properly to generate sustainable business practices for the betterment of all stakeholders we serve. While our responsibility lies, first and foremost, with the delivery of excellent medical care that is safe and compassionate, we equally embrace our commitment to cultivate a sustainable environment and an inclusive culture.

Our Mission

Our mission is to provide quality, compassionate care in the communities we serve. Our Vision is to consistently deliver the right care, in the right place, at the right time and to be a premier organization to work, where patient care and saving lives remain our focus. Our Values define who we are, what we stand for and what we CARE about – Compassion and respect for others and each other, supporting our communities and advocating for our patients; Acting with integrity and the highest ethical standards, always; Results delivered through accountability and transparency; and Embracing inclusiveness for all people in our workplace and the communities we serve.

Policies on Ethics and Conduct

Code of Conduct

All of our employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are required to abide by Tenet’s policies on business conduct summarized in our Code of Conduct and conduct our business in a legal and ethical manner. The members of our Board of Directors and all of our contractors having functional roles similar to our employees are also required to abide by our Code of Conduct. Tenet’s policies form the foundation of a comprehensive compliance program that includes compliance with corporate policies and procedures, extensive training, robust auditing and monitoring, an open relationship among colleagues to foster good business conduct, and a high level of integrity. Our policies and procedures cover all major areas of professional conduct, including quality patient care, compliance with all applicable laws and regulations, appropriate use of our assets, protection of patient information, avoidance of conflicts of interest and employment practices.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Tenet’s policies on business conduct. Retaliation against any employee who in good faith seeks advice, raises a concern, reports misconduct or provides information in an investigation is strictly prohibited. The Code of Conduct is published in the “Our Commitment To Compliance” section under the “About Us” heading on our website at www.tenethealth.com. In addition, amendments to the Code of Conduct and any grant of a waiver from a provision of the Code of Conduct requiring disclosure under applicable SEC and NYSE rules will be disclosed at the same location as the Code of Conduct on our website at www.tenethealth.com.

As part of the program, we provide compliance training at least annually to every employee as well as to our Board and certain physicians and contractors.

2022 PROXY STATEMENT	25

Corporate Governance and Board Practices

Quality, Compliance and Ethics Program Charter

We operate our ethics and compliance program pursuant to a Quality, Compliance and Ethics Program Charter, which has been approved by our QCE Committee. The Charter requires all Company employees and many of our contractors to:

•	Follow our Code of Conduct.
•	Participate in annual ethics training and specialized compliance training tailored to the individual’s job duties.
•	Work with our hospital, corporate and business unit compliance teams to resolve issues of concern.
•

Contact the Tenet Ethics Action Line at 1-800-8ETHICS, via email or through our intranet website, to report any conduct that they believe in good faith to be an actual or apparent violation of Tenet’s policies.

Our Quality, Compliance and Ethics Program Charter may be found in the “Our Commitment To Compliance” section under the “About Us” heading on our website at www.tenethealth.com*.

Certain Relationships and Related Person Transactions

Our written Code of Conduct requires all employees, including our executive officers, and members of our Board to report conflicts of interest and those situations in which there may be the appearance of a conflict of interest. The full text of our Code of Conduct is published on our website at www.tenethealth.com, and a description of our policies on ethics and conduct can be found above. In the event that Tenet or its subsidiaries is a participant in a transaction in which any director, executive officer, holder of more than 5% of our outstanding shares or any immediate family member of any of these persons has a direct or indirect material interest, our policy is to require that any such transaction be reviewed and approved by the Governance Committee, which is composed entirely of independent directors. There were no “related person” transactions that require disclosure under the SEC rules since the beginning of our last completed fiscal year.

Communications with the Board of Directors by Shareholders and Other Interested Parties

Shareholders may communicate with the Board of Directors by email to boardofdirectors@tenethealth.com or by writing to the Board in care of the Corporate Secretary, Tenet Healthcare Corporation, 14201 Dallas Parkway, Dallas, Texas 75254. Shareholder communications will be reviewed internally to determine if the shareholder’s concern can best be addressed by referral to a Tenet department, such as Investor Relations. All other communications will be referred to the Corporate Secretary, who will determine if the communication should be brought to the attention of the full Board, the Chairman of the Board or a particular Board committee or Board member.

Other interested parties may make their concerns known to our non-employee directors by following the procedures for reporting concerns to the Audit Committee set forth in our Corporate Governance Principles, which are available under the “Governance” heading in the “Investors” section on our website at www.tenethealth.com.

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Director Compensation

The HR Committee reviews our non-employee director compensation programs each year with the assistance of the HR Committee’s independent compensation consultant. The Board considers any changes recommended by the HR Committee following its review. In May 2021, the value of Restricted Stock Units (RSUs) granted annually to non-employee directors was increased from $175,000 to $190,000 and the initial grant of RSUs to newly appointed directors valued at $65,000 was eliminated in order to align with market practices.

Employee directors do not receive any compensation for their service as a director. All 2021 compensation for our Executive Chairman and former CEO, Mr. Rittenmeyer, and our Chief Executive Officer, Dr. Sutaria, is shown in the 2021 Summary Compensation Table on page 52.

Our 2021 annual compensation program for non-employee directors was structured as follows:

Annual Compensation Element	Amount

Annual Cash Retainer	$95,000

Annual Grant of RSUs	$190,000

Annual Committee Chair Cash Retainers:

• Audit Committee	$25,000

• Human Resources Committee	$20,000

• Nominating and Corporate Governance Committee	$17,500

• Quality, Compliance and Ethics Committee	$17,500

• ESG Committee	$17,500

Annual Retainer for Lead Director or Non-Executive Chair:

• Cash Fee	$150,000

• Additional Grant of RSUs	$50,000

Non-employee directors also receive $2,000 per committee meeting attended and for Board meetings receive:

•	no fee for the first seven Board meetings each year; and
•	for additional meetings, $3,000 per in-person meeting and $1,500 per telephonic meeting attended.

A newly appointed director receives a prorated annual RSU grant. All annual cash fees are prorated for partial year service. Directors are reimbursed for any travel expenses and other out-of-pocket costs incurred while attending meetings.

2022 PROXY STATEMENT	27

Director Compensation

2021 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)		Total ($)

Lloyd J. Austin, III(3)	5,806	—		5,806

James L. Bierman	130,000	190,045		320,045

Richard W. Fisher	135,250	190,045		325,295

Meghan M. FitzGerald	134,000	190,045		324,045

Cecil D. Haney	116,653	312,132	(4)	428,785

J. Robert Kerrey	286,500	240,004		526,504

Christopher S. Lynch	124,500	190,045		314,545

Richard J. Mark	126,500	190,045		316,545

Tammy Romo	149,500	190,045		339,545

Nadja Y. West	116,500	190,045		306,545

(1)

Amounts shown in this column reflect the grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, of RSU awards granted under our stock incentive plan. Assumptions used in the calculation of these amounts are discussed in the footnotes below and/or in Note 10 to our consolidated financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K.

(2)

The amounts shown in this column reflect annual RSU grants applicable to the 2021-2022 board service year valued at approximately $190,000. We calculated the grant date fair value of these RSUs based on the NYSE closing price per share of our common stock on such date, adjusted for a discount for illiquidity of approximately 28% to reflect the mandatory post-vest holding period applicable to the 2021 annual awards. On May 7, 2021, based on the NYSE closing price of $66.84 per share of our common stock (adjusted as described in the preceding sentence), each non-employee director then serving was granted 3,960 RSUs under the program, and Senator Kerrey was granted an additional 1,041 RSUs in respect of his service as Lead Director. All equity awards then held by our non-employee directors were fully vested as of December 31, 2021.

(3)	General Austin resigned from the Board effective January 22, 2021 following his confirmation by the U.S. Senate as Secretary of the U.S. Department of Defense.

(4)

Mr. Haney was appointed to the Board effective January 8, 2021. In addition to the standard 2021-2022 annual RSU grant, his “Stock Awards” value includes an initial grant of RSUs valued at approximately $65,000 as well as a pro-rata grant for the 2020-2021 service year.

Compensation Plans Applicable to Directors

Stock Incentive Plans

Each non-employee director receives an annual award under our stock incentive plan of RSUs that is meant to compensate the director for service on the Board beginning on the date of that year’s annual shareholders meeting and ending on the date of the following year’s annual shareholders meeting. These grants are typically made on the first business day following the annual shareholders meeting and vest immediately on the grant date. A mandatory post-vest holding period of three years is applied to these annual RSU awards, which are settled in shares of our common stock on the third anniversary of the date of grant (unless deferred under the Special RSU Deferral Plan, discussed below).

Prior to May 2021, on the first or 15th day of any month (or, if such date is not a trading day, the following date that is a trading day) following the date on which a new non-employee director is elected to the Board, the director received a grant of that number of RSUs equal to $65,000 divided by the NYSE closing price per share of our common stock on the date of the grant. These one-time awards vested immediately on the grant date and are settled in shares of our common stock within 60 days of the termination of the director’s service on the Board.

Special RSU Deferral Plan

We adopted the Special RSU Deferral Plan to permit directors to defer the settlement of their annual RSU grants under our stock incentive plan for a period of five years as provided under the terms of the award agreement. In the event of a change of control of the Company, the RSUs will be settled on the subsequent deferral date irrespective of whether the underlying award agreement would provide for earlier settlement by reason of such change in control. As of the record date, none of our current directors have elected to defer settlement of RSU grants pursuant to the terms of the Special RSU Deferral Plan.

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Director Compensation

2006 Deferred Compensation Plan

Under our 2006 Deferred Compensation Plan (DCP), directors and eligible employees may defer all or a portion of their compensation paid during a given calendar year. For directors, compensation is defined as cash compensation from retainers, meeting fees and committee fees. Senator Kerrey was the only non-employee director who participated in the DCP in 2021. A more complete description of the DCP can be found under “Nonqualified Deferred Compensation—Deferred Compensation Plan” beginning on page 59.

Director Stock Ownership and Retention Requirements

The Board has adopted stock ownership and retention requirements that require each non-employee director with more than one year of service on the Board to own shares of our stock. In addition, each non-employee director is required to own shares of our stock with a value equal to five times the annual cash retainer within five years after the date on which the director joins the Board. Directors who have not satisfied their ownership requirements must retain 100% of any “net shares” received upon the exercise of stock options and the vesting of restricted stock or RSUs until such time as the requirements are met. For this purpose, “net shares” means the number of shares received upon exercise of stock options or upon vesting of restricted stock or RSUs less the number of shares sold or deducted to pay the exercise price (in the case of options), withholding taxes and any brokerage commissions. A detailed discussion of these requirements can be found under “Stock Ownership and Retention Requirements” beginning on page 49. As of the record date, all of our non-employee directors were in compliance with the requirements or within the applicable period to come into compliance.

2022 PROXY STATEMENT	29

Executive Officers

Biographical information for the executive officers of the Company is set forth below. Biographical information for Mr. Rittenmeyer and Dr. Sutaria can be found under “Nominees for Election to the Board of Directors” on page 7.

Paola M. Arbour, Executive Vice President and Chief Information Officer

Ms. Arbour, 58, was appointed Tenet’s Chief Information Officer in May 2018 and Executive Vice President in March 2019. In this capacity, Ms. Arbour oversees the leadership and strategic direction for Tenet’s information technology (IT) systems and identifies opportunities to support the company’s expansive care network through the application of digital technology, data and automation, and customer experience. Ms. Arbour previously held the title of Senior Vice President from May 2018 to February 2019. Prior to Tenet, Ms. Arbour served as President at ProV International from November 2017 to April 2018, Vice President Services Global Delivery at ServiceNow from July 2016 to September 2017, and as Vice President of Service Delivery at Dell Services from December 2010 to April 2016. From 1985 to 2009, Ms. Arbour held several leadership roles within IT operations at Electronic Data Systems – both at the company’s headquarters and also in London and Frankfurt. In July 2021, Ms. Arbour was appointed to the board of directors of Texas Capital Bancshares, Inc. Ms. Arbour earned her bachelor’s degree in telecommunications arts and sciences from Michigan State University.

Thomas W. Arnst, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Mr. Arnst, 59, serves as Tenet’s Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of Tenet Healthcare, where he leads enterprise Human Resources, Legal and Government Relations. He also serves as Chief Risk Officer. Prior to assuming these roles, Mr. Arnst served as Chief Administrative Officer, General Counsel and Corporate Secretary of our Conifer subsidiary. He has more than 30 years of experience working in leadership roles across healthcare, outsourcing and financial services, among other industries. Before joining Conifer in 2018, Mr. Arnst served as Chief Administrative Officer at Millennium Health. Previous positions also include Executive Vice President, Chief Administrative Officer, General Counsel, Head of Global Human Resources and Corporate Secretary at Expert Global Solutions. During his career, Mr. Arnst has also held executive positions at Safety-Kleen, AmeriServe, RailTex and Ryder. He is a graduate of the University of Miami, where he received his Juris Doctor and his Master of Laws. He obtained his Bachelor of Business Administration degree in Finance from Florida Atlantic University.

Daniel J. Cancelmi, Executive Vice President and Chief Financial Officer

Mr. Cancelmi, 59, was appointed Tenet’s Chief Financial Officer in September 2012 and Executive Vice President in March 2019. He previously served as Senior Vice President from April 2009, Principal Accounting Officer from April 2007 and Controller from September 2004. Mr. Cancelmi was a Vice President and Assistant Controller at Tenet from September 1999 until his promotion to Controller. He joined the Company as Chief Financial Officer of Hahnemann University Hospital. Prior to that, he held various positions at PricewaterhouseCoopers, in the Pittsburgh office and in the firm’s National Accounting and SEC office in New York City. Mr. Cancelmi is a certified public accountant licensed in the states of Florida and Texas who received his bachelor’s degree in accounting from Duquesne University in Pittsburgh. He is also a member of the American and Florida Institutes of Certified Public Accountants and the Texas Society of Certified Public Accountants.

Lisa Y. Foo, Executive Vice President, Commercial Operations

Ms. Foo, 31, was appointed Tenet’s Executive Vice President, Commercial Operations in March 2022. In this capacity, Ms. Foo leads several enterprise functions including strategy, business development, marketing, data and analytics, and procurement. She previously served as Vice President, Chief Commercial and Strategy Officer from 2019 to March 2022. Prior to that, Ms. Foo held various positions at McKinsey & Company, including Associate Partner from 2017 to 2019 in the San Francisco office. She earned her Bachelor of Science in Biological Engineering from Massachusetts Institute of Technology.

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Securities Ownership

Securities Ownership of Management

The table below discloses the shares, options and other securities beneficially owned by our directors and director nominees, each of our named executive officers (NEO), and our current directors and executive officers as a group, as of March 1, 2022 (unless indicated below otherwise). No director or current executive officer has pledged any shares of our common stock.

Name	Shares Beneficially Owned (1)
	Shares of Common Stock(2)		Options Exercisable Within 60 Days of March 1, 2022		Percent of Class as of March 1, 2022

Audrey Andrews(3)	9,031		40,033		*

Paola Arbour	8,568		38,556		*

Thomas W. Arnst	8,742		-0-		*

James L. Bierman	46,202	(4)	-0-		*

Daniel J. Cancelmi	381,815		61,383		*

Richard W. Fisher	37,965	(5)	-0-		*

Meghan M. FitzGerald	27,751	(6)	-0-		*

Cecil D. Haney	7,017	(7)	-0-		*

J. Robert Kerrey	80,770	(8)	-0-		*

Christopher S. Lynch	26,080	(9)	-0-		*

Richard J. Mark	45,785	(5)	-0-		*

Ronald A. Rittenmeyer	601,218	(10)	56,353	(11)	*

Tammy Romo	60,762	(12)	-0-		*

Saumya Sutaria	323,375		-0-		*

Nadja Y. West	23,944	(13)	-0-		*

Current executive officers and directors as a group (15 persons)(14)	1,683,214	(15)	156,292		1.7%

*	Less than 1%.

(1)	Except as indicated, each individual named has sole control as to investment and voting power with respect to the securities owned.

(2)

As noted below, the totals in this column for each non-employee director include RSUs granted under the terms of our stock incentive plans. These RSUs are settled in shares of our common stock either upon termination of service or upon the third anniversary of the date of grant.

(3)	On December 31, 2021, Ms. Andrews ceased serving as an executive officer, but is a NEO for 2021.

(4)	Includes 30,468 RSUs granted under our stock incentive plans.

(5)	Includes 30,526 RSUs granted under our stock incentive plans.

(6)	Represents 27,751 RSUs granted under our stock incentive plans.

(7)	Represents 7,017 RSUs granted under our stock incentive plans.

(8)	Includes 33,231 RSUs granted under our stock incentive plans.

(9)	Represents 26,080 RSUs granted under our stock incentive plans.

(10)	Includes 15,000 shares held by Mr. Rittenmeyer’s spouse.

(11)	Represents 56,353 RSUs granted under our stock incentive plans. These RSUs are scheduled to vest and settle in shares of our common stock on March 31, 2022.

(12)	Includes 27,227 RSUs granted under our stock incentive plans.

(13)	Includes 22,944 RSUs granted under our stock incentive plans.

(14)	Does not include securities owned by Ms. Andrews, who is a NEO but not a current executive officer.

(15)	Includes RSUs granted to non-employee directors under our stock incentive plans.

2022 PROXY STATEMENT	31

Securities Ownership

Securities Ownership of Certain Shareholders

Based on reports filed with the SEC, each of the following entities owns more than 5% of our outstanding common stock as of the dates indicated below. We know of no other entity or person that beneficially owns more than 5% of our outstanding common stock.

Name and Address	Number of Shares Beneficially Owned		Percent of Class as of March 1, 2022
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	12,068,110	(1)	11.06%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	10,855,165	(2)	9.95%
Glenview Capital Management, LLC 767 Fifth Avenue, 44th Floor New York, NY 10153	7,327,108	(3)	6.71%
Harris Associates L.P. 111 S. Wacker Drive, Suite 4600 Chicago IL 60606	6,000,495	(4)	5.50%
Invesco Ltd. 1555 Peachtree Street NE, Suite 1800 Atlanta, GA 30309	5,553,758	(5)	5.09%

(1)

Based on a Schedule 13G/A filed with the SEC on January 27, 2022 by BlackRock, Inc., on behalf of itself and its named subsidiaries and affiliates (collectively, “BlackRock”), as of December 31, 2021. BlackRock reported sole voting power with respect to 11,865,373 of the shares indicated above and sole dispositive power with respect to all of the shares indicated above.

(2)

Based on a Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group, Inc., on behalf of itself and its named subsidiaries and affiliates (collectively, “Vanguard”), as of December 31, 2021. Vanguard reported sole voting power with respect to 0 of the shares indicated above, shared voting power with respect to 101,307 of the shares indicated above, sole dispositive power with respect to 10,667,596 of the shares indicated above and shared dispositive power with respect to 187,569 of the shares indicated above.

(3)

Based on a Schedule 13D/A filed with the SEC on February 14, 2022 by Glenview Capital Management, LLC and its named subsidiaries and affiliates (collectively, “Glenview”), and Lawrence M. Robbins, as of December 31, 2021, and additional information available to the Company as described in this footnote. Glenview Capital Management, LLC serves as an investment manager to various Glenview funds, and Mr. Robbins is the Chief Executive Officer of Glenview Capital Management. Glenview and Mr. Robbins reported shared voting and investment power with respect to all of the shares indicated above.

(4)

Based on a Schedule 13G/A filed with the SEC on February 11, 2022 by Harris Associates L.P. (Harris), as of December 31, 2021. Harris reported sole voting power with respect to 3,332,510 shares and sole dispositive power with respect to all of the shares indicated above.

(5)

Based on a Schedule 13G filed with the SEC on February 14, 2022 by Invesco Ltd. (Invesco), as of December 31, 2021. Invesco, together with certain of its subsidiaries and in its capacity as a parent holding company to its investment advisors, reported sole voting power with respect to 5,439,826 shares and sole dispositive power with respect to all of the shares indicated above.

32

Compensation Discussion & Analysis

This Compensation Discussion and Analysis (CD&A) describes our executive compensation programs, our process for determining executive compensation and the compensation paid to the following NEOs for 2021:

Named Executive Officer	Title

Ron Rittenmeyer	Executive Chairman and former Chief Executive Officer(1)

Saum Sutaria	Chief Executive Officer(1)

Dan Cancelmi	Executive Vice President and Chief Financial Officer

Tom Arnst	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary(2)

Paola Arbour	Executive Vice President and Chief Information Officer

Audrey Andrews	Former Executive Vice President and General Counsel(2)

(1)

Effective September 1, 2021, Dr. Sutaria succeeded Mr. Rittenmeyer as Chief Executive Officer of the Company and Mr. Rittenmeyer continued as Executive Chairman, a role he is currently expected to continue through 2023.

(2)

Effective March 10, 2021, Mr. Arnst was appointed as Chief Administrative Officer, and effective April 19, 2021, Mr. Arnst was also appointed as General Counsel following Ms. Andrews’s announcement of her retirement and then subsequently assumed the Corporate Secretary role. On December 31, 2021, Ms. Andrews ceased serving as an executive officer, but continued as a non-executive senior advisor of the Company through her scheduled retirement on April 15, 2022.

CD&A Table of Contents

2022 PROXY STATEMENT	33

Compensation Discussion & Analysis

Overview

2021: Delivering Quality, Compassionate Care While Responding to COVID-19

In 2021, the ongoing COVID-19 pandemic significantly impacted, and it continues to affect, all three segments of our business, as well as our patients, communities and employees. As a provider of healthcare services, we are acutely affected by the public health and economic effects of the pandemic. Our solid financial performance under such difficult and constantly evolving circumstances underscored the strength of our colleagues across the enterprise and our dedication to operational excellence. We advanced top-tier clinical programs to serve growing acute and chronic care needs in our hospitals while continuing to implement a comprehensive and active response to the pandemic focused on the safety of our personnel and patients. We also expanded our Ambulatory Care segment through a significant acquisition, as well as organic growth, construction of new outpatient centers and strategic partnerships. In addition, we continued to post strong margin performance at Conifer, which has provided consistent support to clients throughout the pandemic.

COVID-19 Response

We continued to manage through COVID-19 and its impact on our operations, and we remained focused on high standards for quality and safety. We sought to protect our patients and employees through COVID-safe infrastructure and heightened infection-prevention protocols. Operational teams used real-time data to provide sufficient staffing, track intensive care unit bed capacity and allocate personal protective equipment (PPE), all while adapting to constantly changing federal and state guidelines and managing ongoing surges across the country.

Operational Excellence

Our results in 2021 underscore our dedication to operational excellence. We restructured our hospital portfolio, invested in high-acuity services and maintained our focus on corporate efficiencies. In addition, our strategic cost-reduction measures continue to partially mitigate the effects of the COVID-19 pandemic on our business, including the impact of lost revenues and higher expenses.

Transformative Acquisitions

In December 2021, we closed the acquisition of ownership interests in 86 ambulatory surgery centers (ASCs) and related ambulatory support services from affiliates of SurgCenter Development (SCD). In addition, USPI and SCD’s principals entered into a joint venture and development agreement under which USPI will have the exclusive option to partner with affiliates of SCD on the future development of a minimum target of 50 de novo ASCs over a period of five years. We believe that these transactions will enable us to continue to sharpen our focus on the growth and expansion of ambulatory surgical services.

Commitment to ESG

In 2021, we solidified our commitment to environmental, social and governance (ESG) values and goals by formally establishing an ESG Committee of our Board consisting entirely of independent directors. The ESG Committee provides oversight with respect to our ESG strategy and guidance on ESG matters, including human rights, diversity and inclusion, and other ESG issues that are relevant to our business. In 2021, we published our first detailed ESG report, which outlines our commitment to the communities we serve and describes our objectives and progress in the areas of environmental sustainability, social initiatives and governance performance.

Reduced Leverage

During the year ended December 31, 2021, we retired approximately $2.988 billion aggregate principal amount of certain of our senior unsecured notes and senior secured first lien notes. These notes were retired using proceeds from the June 2021 sale of $1.400 billion aggregate principal amount of 4.250% senior secured first lien notes due 2029, the proceeds from the sale of five Miami—area hospitals and certain related operations in August 2021 and cash on hand. These transactions reduced future annual cash interest expense payments by approximately $96 million.

Talent Development

Our efforts to ensure strong leadership across the enterprise continued to be a top priority in 2021. We attracted external talent to provide outside perspectives and new thinking. We also remained focused on the hiring, advancement and retention of underrepresented populations to further our objective of fostering an engaging culture with a workforce and leadership teams that represent the markets we serve. To that end, over 55% of new employees we hired in 2021 self-identified as racially or ethnically diverse. In addition, we elevated strong performers by expanding their scope and by transitioning internal leaders to new opportunities within the enterprise that will support their further growth and development.

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Compensation Discussion & Analysis

Our strong absolute and relative TSR performance highlights the successful execution of our multi-year turnaround strategy since our change in leadership a little over three years ago. We believe that our one-year and annualized three-year TSR capture the effect of the intense turnaround effort that began in late 2017. Despite the challenge and uncertain macroeconomic environment presented during the pandemic, the achievements highlighted above illustrate the positive impact of our multi-year turnaround as well as our continued momentum in building a framework for our long-term growth and success.

2021 Compensation Program Highlights

CEO Transition

On September 1, 2021, Dr. Sutaria succeeded Mr. Rittenmeyer as Chief Executive Officer of the Company, with Mr. Rittenmeyer continuing as Executive Chairman through 2022 and as advisor to the Board and the Chief Executive Officer through 2024. In connection with his transition to Chief Executive Officer, Dr. Sutaria entered into an amended and restated employment agreement that:

•  Increased Dr. Sutaria’s annual base salary to $1.2 million and his target annual bonus to 125% of base salary

•  Provides for annual equity grants that vest on the same basis as those provided to other executive officers

In connection with the transition, also on September 1, 2021, Mr. Rittenmeyer entered into an amended and restated employment agreement that:

•  Provides for an annual base salary of $1.5 million and a target annual bonus of 150% of base salary while serving as Executive Chairman and an annual retainer of $750,000 while serving as an advisor to the Board and the Chief Executive Officer.

•  Provides for a $5 million retention bonus, subject to Mr. Rittenmeyer’s continued employment through December 31, 2024

On February 25, 2022, Mr. Rittenmeyer’s agreement was further amended and restated to extend his term as Executive Chairman through 2023 and subsequently as advisor to the Board and Chief Executive Officer through 2025, as described on page 39 under “CEO Transition.”

2021 Annual Incentive Plan Payouts

In February 2022, the HR Committee approved final payouts under our 2021 Annual Incentive Plan, with corporate performance achieved at 200% of target, and final payouts for our NEOs ranging from 200% to 300% of target payout levels after applying each officer’s individual performance multiplier.

2022 PROXY STATEMENT	35

Compensation Discussion & Analysis

Streamlined LTI Program

In February 2021, the HR Committee approved awards under the streamlined and simplified long-term equity compensation program implemented in 2020, which further aligns NEO and shareholder interests. The 2021 Long-Term Incentive (LTI) compensation for executive officers other than Mr. Rittenmeyer, Dr. Sutaria and Ms. Andrews was comprised of the following restricted stock units (“RSUs”):

•  50% time-based awards vesting ratably over three years, and

•  50% performance-based awards earned over a three-year period based on the achievement of Adjusted EPS* and Adjusted Free Cash Flow Less Cash NCI*. These performance metrics are established at the start of each year of the three-year performance period subject to a cumulative three-year relative total shareholder return (“Relative TSR”) performance modifier.

2019 Performance-Based Cash LTI Payouts

In February 2022, the HR Committee certified final achievement of the 2019 performance cash LTI awards granted to Mr. Cancelmi, Ms. Arbour and Ms. Andrews, with such awards earned at 200% of target as a result of meeting or exceeding the maximum target for each applicable performance goal.

Also in February 2022, the HR Committee certified final achievement of the Conifer 2019 performance cash LTI award granted to Mr. Arnst, which award was earned at 91% of target with Conifer EBITDA and Conifer revenue goals achieved just below target and collections goals achieved just above target.

*	See Appendix A for definitions of Adjusted EPS and Adjusted Free Cash Flow which is then less cash distributions paid to NCI as reflected on the Company’s consolidated statements of cash flow.

2021 Say-on-Pay Vote

Our annual Say-on-Pay vote is one of our opportunities to receive feedback from shareholders regarding our executive compensation program, and the HR Committee takes the result of this vote into account when shaping the compensation program for the Company’s NEOs. At our 2021 Annual Meeting, the Say-on-Pay proposal received over 94% support, demonstrating increased, strong support for our executive compensation program. In light of this continued shareholder support, our HR Committee did not make any changes to the structure of our executive compensation program as a result of the 2021 vote. The HR Committee will continue to consider shareholder feedback, input from our independent compensation consultant and the outcomes of future Say-on-Pay votes when assessing our executive compensation programs and policies and making compensation decisions for our NEOs.

36

Compensation Discussion & Analysis

Compensation Elements Link Pay with Performance

The following table outlines the primary components of our NEOs’ 2021 compensation packages (other than with respect to LTI compensation for Mr. Rittenmeyer, Dr. Sutaria and Ms. Andrews):

Element	Description	Purpose

Base Salary	• Fixed cash compensation set annually • Based on market data, individual performance, internal pay equity and the scope and complexity of the officer’s role	• Attracts and retains talented executives with competitive fixed pay

Annual Incentive Plan

•  Compensation tied to achievement of annual performance goals

•  Target award amounts increase with executive’s level of influence on business outcomes and reflect individual performance as well as internal equitability

• Motivates and rewards executives for meeting annual goals that drive long-term growth • Challenging, objective performance metrics set annually based on the Company’s business plans

Long-Term Incentive Compensation

Performance - Based RSUs

•  Performance-based RSUs cliff vest in three years based one-half on performance against adjusted earnings per share (EPS)* and one-half on performance against adjusted free cash flow (FCF) minus cash distributions paid to noncontrolling interests (NCI).* These goals are established at the beginning of each year within the three-year performance period

•  Relative TSR modifier is measured over the full three-year performance period and may reduce or increase earned payouts by 25%

•  Establishing goals for each year of the three-year performance period provides the Company with flexibility to ensure goals remain relevant and challenging throughout the performance period and avoids awards that weaken retentive value in the event of a single year of below threshold performance

•  Relative TSR modifier applied over the full vesting period strengthens long-term shareholder alignment and motivates our executives to achieve long-term share price appreciation

Time-Based RSUs	• Time-based RSUs vest ratably over three years based on continued service	• Aligns economic interests of executives and shareholders through equity ownership • Provides strong retentive value

*	See Appendix A for definitions of Adjusted EPS and Adjusted Free Cash Flow which is then less cash distributions paid to NCI as reflected on the Company’s consolidated statements of cash flow.

2022 PROXY STATEMENT	37

Compensation Discussion & Analysis

Best Practices Support Strong Compensation Governance

We maintain the following best practices to ensure our governance of executive compensation reflects our pay-for-performance philosophy and aligns the interests of our executives and shareholders.

What We Do

Actively engage with investors	Emphasize pay-for-performance

Maintain meaningful stock ownership and retention requirements for executives and non-employee directors	Include clawback provisions for all performance-based compensation

Conduct an annual compensation risk assessment	Provide double-trigger change-in-control severance and LTI acceleration

Cap payouts under the annual incentive plans and performance-based LTI awards	Retain an independent compensation consultant

What We Don’t Do
Ø No excise tax gross-ups on change-in-control severance benefits	Ø Directors and executive officers cannot hedge or pledge Company securities
Ø No excessive perquisites	Ø No backdating stock option grants or repricing of underwater stock options without shareholder approval
Ø No single-trigger equity acceleration on a change-in-control	Ø No current dividend payments on unvested equity awards

38

Compensation Discussion & Analysis

Detailed Description and Analysis

CEO Transition

In furtherance of the Company’s long-term succession plan, on September 1, 2021, Dr. Sutaria succeeded Mr. Rittenmeyer as our Chief Executive Officer, with Mr. Rittenmeyer continuing as our Executive Chairman. In connection with the transition, on August 31, 2021, we entered into amended and restated employment agreements with each of Mr. Rittenmeyer and Dr. Sutaria, which replaced their existing agreements.

2021 Rittenmeyer Agreement

Mr. Rittenmeyer’s amended and restated employment agreement (the “2021 Rittenmeyer Agreement”) provided that Mr. Rittenmeyer would serve as our Executive Chairman through December 31, 2022 (subsequently extended to December 31, 2023), and as an advisor to the Board and the CEO thereafter through December 31, 2024 (subsequently extended to December 31, 2025), subject to earlier termination in accordance with the terms of the agreement. While serving as Executive Chairman, the 2021 Rittenmeyer Agreement provides for an annual base salary of $1,500,000 and a target annual incentive bonus under the Annual Incentive Plan (AIP) of no less than 150% of Mr. Rittenmeyer’s base salary. While serving as an advisor to the Board and the CEO, Mr. Rittenmeyer will receive an annual retainer of $750,000. Under the 2021 Rittenmeyer Agreement, Mr. Rittenmeyer also will be eligible to receive a $5 million retention bonus, subject to his continued employment through December 31, 2024.

The 2021 Rittenmeyer Agreement includes severance payments and benefits in the event of a qualifying termination, as described in further detail on page 60.

On February 25, 2022, the 2021 Rittenmeyer Agreement was further amended to extend the term of the agreement through December 31, 2025, subject to earlier termination in accordance with the terms of the agreement. This amendment extends the date through which Mr. Rittenmeyer will serve as Executive Chairman from December 31, 2022 to December 31, 2023, and then provides that, between January 1, 2024 and December 31, 2025, Mr. Rittenmeyer will serve as an advisor to the CEO and the board. During this advisory period, in addition to the other compensation provided for in the 2021 Rittenmeyer Agreement, Mr. Rittenmeyer will be eligible to receive a target annual incentive bonus under the AIP of no less than 100% of his base salary.

2021 Sutaria Agreement

Dr. Sutaria’s amended and restated employment agreement (the “2021 Sutaria Agreement”) provides for an initial term commencing on September 1, 2021 and concluding December 31, 2025, which will be automatically extended for successive one-year terms unless either party provides advance notice of their intention not to renew and subject to earlier termination in accordance with the terms of the agreement. The 2021 Sutaria Agreement provides for an annual base salary of $1,200,000 and a target annual incentive bonus under the AIP of no less than 125% of Dr. Sutaria’s base salary. Dr. Sutaria is also entitled to an annual Company contribution to the Company’s ERA (a non-qualified deferred compensation plan described further on page 60) of no less than $250,000. Beginning in 2022, Dr. Sutaria will also receive annual awards of equity and other LTI awards, which will vest on the same basis as equity and other LTI awards granted to similarly situated executives of the Company.

The 2021 Sutaria Agreement includes severance payments and benefits in the event of a qualifying termination, as described in further detail on page 61.

Promotion LTI Awards

In connection with Dr. Sutaria’s promotion to CEO, the Board awarded a supplemental grant of RSUs under our 2019 Stock Incentive Plan with a September 1, 2021 grant date fair value equal to $8,000,000. One-half of these promotion RSUs are subject to time-based vesting and will vest in full on August 31, 2025. The remaining one-half are performance-based and will vest between 0% and 200% of target based on achievement of annual Adjusted FCF less Cash NCI and Adjusted EPS performance goals established by the Committee at the beginning of each year for the performance period commencing on January 1, 2021 and ending on June 30, 2025 (with such goals weighted 12.5% for 2021, 25% for 2022, 25% for 2023, 25% for 2024, and 12.5% for 2025). Any earned performance-based RSUs are then subject to a Relative TSR modifier based on performance over the entire performance period (+/- 25% based on cumulative performance versus direct peers).

2022 PROXY STATEMENT	39

Compensation Discussion & Analysis

2021 Compensation Decisions

Base Salary

Base salary provides our NEOs with a fixed base annual income and helps us attract and retain high-performing executives. The HR Committee sets NEO salaries each year considering individual performance reviews, internal pay equity considerations, the scope and complexity of the executive’s role and an assessment of peer group and market survey data provided by our independent compensation consultant. In addition to the increase in Dr. Sutaria’s base salary as part of his leadership growth and promotion to CEO, Mr. Cancelmi received a base salary increase of approximately 7.7% to recognize his strong performance and better align his pay with competitive market practices. Mr. Arnst also received a $150,000 base salary increase in March 2021 in connection with his promotion to the Chief Administrative Officer role and assumption of additional responsibilities. The HR Committee determined that the base salaries for all other NEOs would remain unchanged for 2021.

Named Executive Officer	2021 Annual Base Salary (As of December 31, 2021)

Ron Rittenmeyer	$1,500,000

Saum Sutaria	$1,200,000

Dan Cancelmi	$ 700,050

Tom Arnst	$ 600,000

Paola Arbour	$ 500,000

Audrey Andrews	$ 550,000

Annual Incentive Plan

Our AIP provides annual cash incentives to our executives that drive financial, operational and individual performance. The program is designed to motivate executives to meet objectives that matter to our investors and align with the Company’s long-term strategy. To that end, the HR Committee selects financial and operational metrics that our executives directly influence with challenging targets so that, in order to pay out, the Company must meet the goals communicated to shareholders. The AIP also includes an individual performance component to focus directly on the contributions of each NEO and to reflect performance on qualitative factors like leadership, integrity, promotion of Company values, and a positive influence on Company culture. Final individual payouts under the AIP are determined as follows:

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Compensation Discussion & Analysis

2021 Target Annual Incentive Award Levels for Named Executive Officers

In 2021, the HR Committee approved the following target bonus award levels for each NEO, none of which were increased relative to the prior year other than Dr. Sutaria’s increase in connection with his leadership growth and promotion to CEO pursuant to the 2021 Sutaria Agreement as described on page 39.

Named Executive Officer	Target Award Relative to Base Salary

Ron Rittenmeyer	150%

Saum Sutaria	125%

Dan Cancelmi	100%

Tom Arnst	75%

Paola Arbour	75%

Audrey Andrew	75%

2021 AIP Performance Metrics and Results

Funding for the 2021 AIP pool was based on the Company’s total annual Adjusted EBITDA (weighted 70%) and Adjusted Free Cash Flow Less Cash Payments to Noncontrolling Interests (Adjusted Free Cash Flow Less NCI) (weighted 30%). Payout of these metrics can range from 0% to 200% depending on performance.

The HR Committee continued to use Adjusted EBITDA as the most significant metric because it is the primary measure used by financial analysts and investors to judge the Company’s financial performance. The HR Committee also continued to use Adjusted Free Cash Flow less NCI as a metric because it captures the Company’s ability to sustainably generate cash that can be used for the Company’s long-term strategic goals, including acquisitions, investing in joint ventures, or repurchasing outstanding equity or debt securities, as well as other general corporate purposes. Furthermore, free cash flow generation allows the Company to fund growth without raising additional debt and can also be used to retire existing indebtedness, both of which enhance long-term shareholder value. Given the importance of Adjusted Free Cash Flow less NCI to both short-term and long-term value creation for shareholders, the HR Committee decided to continue using it in both the 2021 AIP and LTI programs.

The Adjusted EBITDA and Adjusted Free Cash Flow Less NCI threshold, target and maximum levels and actual performance, as well as the final funding pool are set forth below:

Metric	Threshold Level	Target Level	Maximum Level	Actual Performance	Percentage of Target	Calculated Payout

Adjusted EBITDA(1)	$2.75 billion	$3.0 billion	$3.1 billion	$3.483 billion	200%	140%

Adjusted FCF less NCI(2)	$65 million	$155 million	$245 million	$640 million	200%	60%

Final Funding Pool						200% of Target

(1)	See Appendix A for definition of Adjusted EBITDA.

(2)	Adjusted Free Cash Flow (see Appendix A for definition) minus cash distributions paid to NCI reflected on the Company’s consolidated statements of cash flow.

Individual Performance Modifiers

After completion of the fiscal year, the HR Committee undertakes a robust individual performance review for our executive officers. These reviews allow the HR Committee to incorporate into the AIP program certain quantitative and qualitative elements tailored specifically to each executive’s role and circumstances. These reviews also allow the HR Committee to take into consideration factors such as integrity, promotion of Company values, and a positive influence on Company culture, which further the Company’s business objectives and strategies. The result is an individual performance multiplier applied to the calculated AIP amount that can range from 0% to 150%. The ratings are calibrated across the entire Company to ensure the AIP funding pool remains fixed.

For each of the Executive Chairman and the CEO, the HR Committee gathers feedback from select members of management and discusses the performance of the officer with the other independent members of the Board in executive session. For reviews of other executive officers, the Executive Chairman and the CEO provide the HR Committee a detailed evaluation and recommendation based in part on a self-assessment completed by each executive officer.

2022 PROXY STATEMENT	41

Compensation Discussion & Analysis

The HR Committee applied the following performance modifiers for our NEOs based on the material factors provided below.

Named Executive Officer	Individual Performance Multiplier	Performance Review Summary

Mr. Rittenmeyer	150%

•  Lead a continuing cohesive and coordinated enterprise-wide response to the pandemic while continuing to deliver strong financial and operational results in another turbulent year.

•  Enhanced the Company’s growth trajectory by continuing to advance key strategic objectives, including additional transformative acquisitions of ambulatory surgery centers.

•  Instrumental in continuing to strengthen the Company’s leadership team, as well as its commitment to diversity and an inclusive culture.

Dr. Sutaria	150%

•  Leadership has been critical in diversifying our company care delivery portfolio to enable growth and expanded offerings for patients.

•  Exemplified our high-performance culture by prioritizing measurable outcomes that improve services to clinicians and patients and elevating enterprise leaders to expand their organizational impact.

•  Appointed the Company’s Chief Executive Officer on September 1, 2021.

Mr. Cancelmi	130%

•  Enhanced our liquidity and capital structure by retiring over $2.0B of debt, refinancing existing debt with favorable interest rates, and reducing our net debt leverage significantly.

•  Achieved Adjusted EBITDA targets and accelerated quarterly external financial reporting.

•  Strengthened the enterprise finance team with talent upgrades for key leadership roles and continued transition of business unit finance functions to the Global Business Center (GBC) in Manila, Philippines.

Mr. Arnst	125%

•  Instrumental in leading our legal and human resources teams in the newly created enterprise Chief Administrative Officer role.

•  Significant contributions to streamlining our legal function for enterprise service delivery model and reducing external spend, as well as to improvements in human resources.

•  Championed ongoing shift of work functions to our GBC in Manila, Philippines with over 2,000 roles successfully transitioned as of December 31, 2021, as well as positioning the GBC for continued success.

Ms. Arbour	117.5%

•  Executed technology changes to bring legacy system architecture into a scalable and hybrid approach allowing more efficient business unit acquisitions and divestitures..

•  Modernized Electronic Medical Records platform and Patient Management platform across 60 hospitals inclusive of ancillary additions in Emergency Rooms and with Teletracking and Transfer Centers.

•  Continued to drive financial performance across the enterprise team through automation, team optimization and contractual and commercial enhancements.

Ms. Andrews	100%

•  Substantial contributions in support of a smooth transition in advance of her retirement as an executive officer at the end of 2021.

•  Successful resolution of selected legacy matters before her retirement.

•  Helped lead the navigation of frequently changing pandemic-related rules

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Compensation Discussion & Analysis

The table below shows target and actual AIP awards earned by each NEO for 2021.

Named Executive Officer	Target AIP Payout	Calculated AIP Payout	Individual Performance Multiplier	2021 Actual AIP Payout

Ron Rittenmeyer	$2,250,000	$4,500,000	150%	$6,750,000

Saum Sutaria	$1,500,000	$3,000,000	150%	$4,500,000

Dan Cancelmi	$700,050	$1,400,100	130%	$1,820,130

Tom Arnst	$450,000	$900,000	125%	$1,125,000

Paola Arbour	$375,000	$750,000	117.5%	$881,250

Audrey Andrews	$412,500	$825,000	100%	$825,000

Long-Term Incentive Compensation

2021 LTI Awards for Mr. Rittenmeyer and Dr. Sutaria

In February of 2021, after consideration of his exceptional performance leading the transformation of Tenet’s business in terms of improving quality of care and service while driving long-term financial stability all against a backdrop of the continuing COVID-19 continuing pandemic, the HR Committee approved a $10,000,000 grant of time-based RSUs to Mr. Rittenmeyer. Such RSUs vest in eight equal quarterly installments from March 31, 2021 through December 31, 2022.

In accordance with the terms of Dr. Sutaria’s employment agreement in effect on the date of grant, Dr. Sutaria received an annual grant of $4,000,000 time-based RSUs, which vest ratably over three years. Additionally, in 2021, the HR Committee awarded Dr. Sutaria performance-based RSUs valued at $3,000,000 in acknowledgement of his critical role in the Company’s future success and to further align his long-term incentives with those of the Company’s shareholders and the larger management team. These performance-based RSUs vest on the same basis as the performance-based RSUs granted to the other NEOs, as described below.

In addition, Dr. Sutaria received additional time- and performance-based RSU grants in connection with his promotion to CEO, as described on page 39.

2021 LTI Awards for Other NEOs

In 2021, LTI compensation for executive officers other than Mr. Rittenmeyer, Dr. Sutaria and Ms. Andrews was granted entirely in RSUs, comprised of 50% time-based awards vesting ratably over three years and 50% performance-based awards earned over a three-year period, consistent with the simplifications made to the Company’s LTI program in 2020. The HR Committee believes that this program provides stronger alignment of management’s incentives with shareholder interests and encourages sustained value creation for shareholders. In light of her anticipated retirement, Ms. Andrews’ LTI award was granted entirely in the form of time-based RSUs that vested in full on December 31, 2021.

2022 PROXY STATEMENT	43

Compensation Discussion & Analysis

Long-Term Incentive Compensation

Performance-Based RSUs (50%)

•  Earned based on Adjusted FCF less Cash NCI and Adjusted EPS, with goals set annually to reflect current conditions and business strategy with threshold (0%), target (100%), and max (200%)

•  Subject to Relative TSR modifier based on performance over the entire performance period (+/- 25% based on cumulative performance versus direct peers)

Time-Based RSUs (50%)

•  Solely subject to service-based vesting or forfeiture conditions

•  Awards directly align executive and shareholder interests while encouraging retention throughout the three-year ratable vesting cycle

Performance Metrics	Description

Adjusted Earnings Per Share	• Key metric for our shareholders because our Adjusted Earnings drives share price performance • Measures the Company’s per-share profitability, excluding certain gains and losses

Adjusted Free Cash Flow Less NCI

•  Sustained cash flow generation allows the Company to fund objectives important to the Company’s long-term strategy without raising additional debt

•  Measures the Company’s ability to generate cash flows from operations that can be used for acquisitions, capital expenditures or repaying debt

Relative Total Shareholder Return

•  Comparing the Company’s share price performance to its direct competitors rewards management’s ability to deliver above-market returns to long-term shareholders

•  Measures the Company’s shareholder return against its three direct publicly traded competitors: Community Health Systems, HCA Healthcare and Universal Health Services

•  Three-year TSR multiplier applied to full three-year performance period and measured relative to three direct competitors, with +25% for ranking first, no change for second or third, and -25% for fourth

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Compensation Discussion & Analysis

2021 LTI Grant Values for Named Executive Officers

The following table summarizes the total target grant value of LTI awards granted in February 2021 to each of our NEOs participating in our 2021 LTI program (or a portion thereof). LTI Compensation for Mr. Rittenmeyer is described above under “2021 LTI Awards for Mr. Rittenmeyer and Dr. Sutaria,” and Dr. Sutaria’s additional promotion RSU grants are described above under “CEO Transition.”

Named Executive Officer	Performance- Based RSUs(1)(2)	Time-Based RSUS(2)	Total 2021 LTI Grant Value

Saum Sutaria	$3,000,030	$4,000,005	$7,000,035

Dan Cancelmi	$1,375,051	$1,375,051	$2,750,102

Tom Arnst	$750,047	$750,047	$1,500,094

Paola Arbour	$450,018	$450,018	$900,036

Audrey Andrews	N/A	$750,047	$750,047

(1)	Assumes target level performance.

(2)	Value is based on the NYSE closing price per share ($52.85) of our common stock on the date of grant (February 24, 2021).

The Company will disclose its achievement against the applicable performance metrics for the 2021 Performance-Based RSUs following completion of the three-year performance period.

Results of 2019 LTI Awards

The performance cash LTI awards granted in February 2019 had a performance period of three years with performance measured across three equally weighted performance metrics as set forth in the table below (achievement at target on any metric would result in 33.3% of the total payout). Three of our 2021 NEOs — Mr. Cancelmi, Ms. Arbour and Ms. Andrews — received these grants, which vested in February 2022 following the HR Committee’s certification of the Company’s achievement under the performance metrics.

The following table shows the Company’s results under each of the applicable performance metrics measured over the three-year period ended December 31, 2021.

2019 LTI Performance Metric	Threshold		Target		Maximum		Actual Performance		Calculated Payout

Adjusted Earnings per Share	$8.43		$9.92		$11.41		$18.34		66.67%

Adjusted Free Cash Flow Less NCI	$1.037 billion		$1.220 billion		$1.403 billion		$2.995 billion	(1)	66.67%

Relative Total Shareholder Return	3	rd	2	nd	1	st	1	st	66.66%

Total Pay Delivery									200% of Target

(1)	Assumes the repayment of certain federal stimulus funds. If the impact of any potential repayment is excluded, the actual performance would be approximately $4.008 billion.

In connection with his Conifer service, Mr. Arnst was granted a $500,000 Conifer performance cash LTI award in 2019, which vested at 91% of target in February 2022 following the HR Committee’s certification of the Company’s achievement under the performance metrics. The following table shows Conifer’s results under each of the applicable performance metrics measured over the three-year period ended December 31, 2021.

2019 Conifer LTI Performance Metric	Threshold	Target	Maximum	Actual Performance	Calculated Payout

Cumulative Conifer EBITDA	$938 million	$1,173 million	$1,407 million	$1,108 million	38.8%

Cumulative Conifer Revenue	$3.448 billion	$4.310 billion	$5.172 billion	$3.944 billion	23.6%

Cumulative Cash Collections	99.8%	100%	100.5%	100.14%	28.6%

Total Pay Delivery					91% of Target

2022 PROXY STATEMENT	45

Compensation Discussion & Analysis

The Compensation Process

Role of the Human Resources Committee

The HR Committee is comprised entirely of independent directors and makes all compensation decisions regarding our NEOs. The HR Committee considers input from (i) the other independent members of our Board of Directors, (ii) the Company’s shareholders and (iii) its independent compensation consultant. In the case of NEOs other than the Executive Chairman and the CEO, the HR Committee also considers input and recommendations from the Executive Chairman and the CEO. The HR Committee’s decisions regarding compensation of these NEOs are made outside the presence of these officers. The HR Committee is also responsible for approving our executive compensation program and general compensation policies, all new or materially amended broad-based compensation plans and the performance measures used in our executive compensation programs.

Independent Compensation Consultant

The HR Committee engaged Frederic W. Cook & Co. through August 2021 and then retained Meridian Compensation Partners, LLC (each a “Consultant” and together the “Consultants”) to replace Frederic W. Cook & Co. as its independent consultant to assist the Committee with its duties. The Consultants engaged during 2021 participated in or provided input with respect to all meetings of the HR Committee and regularly communicated with the Committee Chair, who also serves as the Lead Director. This year, the Consultants’ services included:

•	Providing market data, industry trends and competitive analysis relative to our peers;
•	Advising on the key elements of our executive compensation plans and policies;
•	Reviewing our compensation peer group and suggesting changes, if warranted;
•	Advising on the parameters for the 2021 LTI program;
•	Providing recommendations on the structure and competitiveness of compensation for our Executive Chairman and CEO; and including in connection with the CEO transition.

Subject to the approval of the HR Committee, the Consultant meets with members of management to review management’s proposed compensation recommendations to the Committee, discuss compensation trends and best practices, and review Company compensation data. Any material information provided to management by the Consultants was disclosed to the HR Committee.

To safeguard the independence of the Consultants:

•

The HR Committee retains the Consultants, determines the terms and conditions of the Consultants’ engagement and has the sole authority to approve the Consultants’ fees and other retention terms or to terminate the engagement;

•	The Consultants reports directly to the HR Committee and have direct access to the HR Committee Chair during and between meetings; and
•

The Consultants provide no services to the Company or management, except as related to executing the provisions of the HR Committee Charter, and with the knowledge and approval of the HR Committee Chair.

The HR Committee has assessed the independence of each of the Consultants engaged during 2021 pursuant to SEC and NYSE rules and concluded that no conflict of interest exists in connection with the Consultant’s service as an independent advisor to the Committee.

Benchmarking Against Peer Companies

Each year the HR Committee reviews market compensation practices to evaluate the competitiveness of the Company’s pay levels and program design. Given the small number of publicly held healthcare providers and competition with not-for-profit companies, the HR Committee relies on a blend of peer group and market survey data to survey market practices. The HR Committee uses the peer group to assess whether executive officer pay levels are aligned with Company performance on a relative basis and considers the “market median” to be a helpful benchmark in setting compensation levels for our executive officers.

2021 Peer Group

The Company currently has only three direct competitors that are publicly traded: Community Health Systems, Inc., HCA Healthcare, Inc. and Universal Health Services, Inc. As a result, in August 2020, in consultation with its Consultant, the HR Committee followed an

46

Compensation Discussion & Analysis

objective selection process that looked to related industry segments with companies approximating Tenet in revenues, market-capitalization, enterprise value and number of employees to ensure we retained a sufficiently large and appropriate peer group. In connection with this review, the HR Committee determined to make no changes to its peer group for 2021.

Direct Peers • Community Health Systems • HCA Healthcare • Universal Health Services	Additional Peers • Baxter International • Becton, Dickinson and Company • Boston Scientific • DaVita • Encompass Health • Genesis Healthcare*	• Humana • LabCorp • Molina Healthcare • Quest Diagnostics • Select Medical • Stryker

*	In connection with Genesis Healthcare’s voluntary delisting in March 2021, the HR Committee determined that Henry Schein, Inc. would replace Genesis Healthcare in the Company’s 2022 peer group.

The following chart illustrates Tenet’s size compared to the 2021 peer group median of revenues, enterprise value and number of employees, using data provided to the HR Committee by the Consultant in August 2020.

Market Survey Data

For 2021 compensation decisions, the HR Committee reviewed additional compensation data from the following third-party general-industry survey sources:

Survey	Targeted Annual Revenue of Companies Comprising Data Used by Consultant

2020 Aon Hewitt Total Compensation Measurement survey	$10 billion to $25 billion

2020 Willis Towers Watson U.S. Compensation Database survey	$10 billion to $20 billion

2020 FW Cook Long-Term Incentives survey	$18.5 billion

The Consultant compiles data from these surveys relating to compensation levels for Tenet executive officers against the compensation levels received by executives holding similar positions at other companies. The Consultant then presents the data to the HR Committee in aggregated form, and the identity of the companies comprising the survey data is not disclosed to, or considered by, the HR Committee in its decision-making process.

Other Compensation, Benefits and Considerations

Perquisites

Perquisites for our NEOs are limited and generally represent an immaterial element of our executive compensation program. They largely consist of life insurance premiums, Company contributions to retirement programs available to other senior officers, and personal use of Company aircraft.

2022 PROXY STATEMENT	47

Compensation Discussion & Analysis

Upon the recommendation of an independent, third-party security study, the Company also provides Mr. Rittenmeyer a car and personal security driver that he primarily uses for commuting and local business travel. The HR Committee does not consider these security costs as personal benefits because they serve a business purpose arising from his employment as Executive Chairman. However, the Company is required to disclose the unreimbursed incremental costs associated with the personal use of the Company-provided car, including commuting expenses, as well as the personal security driver. The amounts of these services are disclosed in the Summary Compensation Table on page 52. The security study also recommended that Mr. Rittenmeyer use Company aircraft for both business and personal use to ensure his safety. The 2021 Rittenmeyer Agreement requires Mr. Rittenmeyer to reimburse us for any personal use of the corporate aircraft above 100 hours per year, and our aircraft usage policy allows the CEO to approve limited personal use of Company aircraft by certain other Company executives.

Additionally, the 2021 Sutaria Agreement requires Dr. Sutaria to reimburse us for any personal use of the corporate aircraft above 50 hours per year. In 2021, Mr. Rittenmeyer’s personal use of the corporate aircraft totaled approximately 8 hours, and Dr. Sutaria’s personal use of the corporate aircraft totaled approximately 14 hours. The unreimbursed incremental cost of their and other NEO’s use is disclosed in the Summary Compensation Table on page 52.

The Company does not provide tax gross-ups to NEOs except to Mr. Rittenmeyer exclusively to cover personal income tax obligations due to imputed income for use of a Company-provided car for security purposes. We do not provide our NEOs with any other significant perquisites.

Executive Severance Plan

The Tenet Executive Severance Plan (ESP) applies to certain of our NEOs in addition to other senior managers and officers of the Company. The ESP provides cash severance and other benefits that vary by position level, consistent with market practice. ESP participants do not receive gross-ups of excise taxes that may be incurred upon a change of control.

Each of the NEOs, other than Mr. Rittenmeyer and Dr. Sutaria, were eligible to receive severance benefits under the ESP during 2021 in the event of a qualifying termination. The severance periods for the Company’s NEOs under the ESP were determined by the HR Committee based on (1) past company practice, (2) competitive data provided by the Consultant regarding the severance periods in place for executives of similar-sized companies and other healthcare peers, and (3) the HR Committee’s analysis of the financial impact of various severance compensation scenarios on each of these executives and the Company.

Provisions in the ESP and related severance agreements regarding non-competition, confidentiality, non-disparagement and non-solicitation as a condition of receipt of severance benefits under the ESP remain in effect for at least the period during which the severed executive is entitled to receive severance payments.

A more detailed description of the ESP is contained in “Potential Payments Upon Termination or Change of Control” beginning on page 60.

Executive Retirement Programs

Certain of our NEOs participate in our frozen Supplemental Executive Retirement Plan (SERP), our Executive Retirement Account (ERA) and our Sixth Amended and Restated Tenet 2006 Deferred Compensation Plan (Deferred Compensation Plan, or DCP). These programs are designed to provide retirement benefits to participating management-level employees, whose retirement benefits under our tax-qualified programs are otherwise limited under provisions of the Internal Revenue Code. Additional information regarding these programs is provided in the narrative discussion following the 2021 Pension Benefits Table on page 57 and under “Nonqualified Deferred Compensation” beginning on page 59.

Employee Benefits

Our NEOs participate in the Company’s broad-based benefit programs generally available to all employees, including our 401(k) Retirement Savings Plan, health and dental and various other insurance plans, including disability and life insurance. These benefits are consistent with providing a total pay program that is sufficiently competitive with our peer companies to attract and retain highly qualified personnel.

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Compensation Discussion & Analysis

Tax Matters

Section 162(m) of the Internal Revenue Code (Section 162(m)) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to certain “covered employees” in any single year. Prior to 2018, certain performance-based compensation elements were exempt from this limit on deductibility; however, the Tax Cut and Jobs Act repealed this exemption. Notwithstanding the repeal of the “performance-based” compensation exemption pursuant to Section 162(m), the Company has continued to subject a significant portion of the incentive compensation payable to our NEOs to the achievement of one or more performance metrics specified by the HR Committee. As a result of the repeal, we generally expect that compensation payable to our NEOs in excess of $1 million will not be deductible.

Compensation Governance Practices

Stock Ownership and Retention Requirements

The Board has adopted stock ownership and stock retention requirements for our non-employee directors and all Company officers with the title of Senior Vice President and above, to further align such individual’s economic interests with those of our shareholders. The ownership requirements must be met within five years from the date on which an individual becomes a director or senior officer, with two-year extensions in the event of a promotion.

Each senior officer is required to own shares of our stock with a value equal to the following multiple of his or her base salary:

Executive Level	Market Value of Stock as a Multiple of Base Salary

Chief Executive Officer and Executive Chairman	6x

President or Chief Operating Officer	4x

Executive Vice Presidents	2x

Senior Vice Presidents	1x

Shares counted toward the stock ownership requirements include: (i) shares of common stock held of record or in a brokerage account by the individual or his or her spouse; (ii) unvested time-based restricted stock or RSUs; and (iii) stock units credited under deferred compensation plans. Outstanding stock options and unearned performance-based RSUs do not count toward satisfaction of the ownership requirements.

If a director or senior officer does not meet the applicable ownership requirements, he or she must retain 100% of any “net shares” received upon the exercise of stock options and the vesting of restricted stock or RSUs until such time as the requirements are met. For this purpose, “net shares” means the number of shares received upon exercise of stock options or upon vesting of restricted stock or RSUs less the number of shares sold or deducted to pay the exercise price (in the case of options), withholding taxes and any brokerage commissions.

All NEOs who are current employees of the Company comply with these requirements. All senior officers are required to certify that they are in compliance with these guidelines prior to executing a sale of the Company’s common stock.

Equity Grant Timing and Stock Option Exercise Prices

Historically, we have made annual equity awards to NEOs and other employees during the first quarter of the year in connection with annual executive compensation decisions. In accordance with the terms of our equity plans, the grant date of these awards is the date the HR Committee approves the grant, which usually occurs at a meeting scheduled more than one year in advance.

We occasionally may grant equity awards to newly hired employees, employees who have been promoted, or for special recognition, retention or other purposes outside of the annual grant process. For equity grants awarded outside of the annual grant cycle, the grant date generally is the first or 15th day of the month following hire or approval (or, if such date is not a trading day, the following date that is a trading day). The exercise price for all stock options is the NYSE closing price per share of our common stock on the date of grant or on the immediately preceding trading day if the date of grant is not a trading day. HR Committee approval is required in all cases where the recipient of the equity grant is an NEO or other senior officer.

2022 PROXY STATEMENT	49

Compensation Discussion & Analysis

Prohibition on Hedging or Pledging Our Stock

Our insider trading policy prohibits any director, NEO or any other officer or employee subject to its terms from entering into short sales, derivative transactions or any other similar transactions designed to hedge or offset, any decrease in the market value of our stock, whether directly or indirectly. In addition, these directors, officers and employees are prohibited from pledging our stock, including through holding our stock in margin accounts. Our Code of Conduct prohibit all employees from engaging in any market transaction that could put their personal gain in conflict with the Company or its shareholders, including trading in options, warrants, puts, calls or similar derivative interests in Company securities.

Clawback Policies

All awards under our AIP, including for NEOs, are subject to clawback and forfeiture provisions under which the Board may require forfeiture or reimbursement to the Company of a cash bonus in the event of a material restatement of our financial results caused by the recipient’s fraud or in other circumstances involving material violations of Company policy, fraud or misconduct that cause substantial harm to the Company even in the absence of a restatement of financial statements. In addition, performance-based LTI awards made to our NEOs are subject to clawback if, within three years following the end of the performance period, the Company materially restates its financial results with respect to the performance period and the recipient’s fraud or misconduct caused or partially caused the need for the restatement.

50

Human Resources Committee Report

Our Human Resources Committee (HR Committee) has reviewed and discussed with management the Compensation Discussion and Analysis above. Based on this review and these discussions, the HR Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and included in this Proxy Statement.

Members of the Human Resources Committee

J. Robert Kerrey, Chair

Richard W. Fisher

Christopher S. Lynch

Richard J. Mark

Tammy Romo

2022 PROXY STATEMENT	51

Executive Compensation Tables

Executive Compensation Tables

The following table summarizes the compensation for the years ended December 31, 2021, 2020 and 2019 for our NEOs. Mr. Arnst became an NEO for the first time in 2021.

2021 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Ron Rittenmeyer Executive Chairman	2021	1,500,000	-0-	10,000,013	-0-	6,750,000		-0-	416,147	18,666,160
	2020	1,444,615	875,000	10,000,021	-0-	3,948,750		-0-	407,143	16,675,529
	2019	1,200,000	3,500,000	16,000,021	-0-	3,223,800		-0-	364,839	24,288,660

Saum Sutaria Chief Executive Officer	2021	1,146,154	-0-	15,000,119	-0-	4,500,000		-0-	507,399	21,153,671
	2020	1,000,000	500,000	5,000,025	-0-	1,755,000		-0-	325,634	8,580,659
	2019	961,539	-0-	11,000,016	-0-	1,731,300		-0-	258,569	13,951,423

Dan Cancelmi EVP and Chief Financial Officer	2021	686,575	-0-	2,750,103	-0-	3,353,464		2,621,133	8,700	9,419,975
	2020	641,385	250,000	2,500,054	-0-	2,169,160		1,620,368	39,529	7,220,496
	2019	618,000	-0-	766,694	766,674	1,433,502		1,546,506	12,292	5,143,667

Tom Arnst EVP, Chief Administrative Officer, General Counsel and Corporate Secretary	2021	461,538	-0-	1,500,094	-0-	1,580,000		-0-	128,700	3,670,333

Paola Arbour EVP and Chief Information Officer	2021	500,000	-0-	900,036	-0-	1,414,584		-0-	108,846	2,923,465
	2020	500,000	-0-	900,052	-0-	954,536	(5)	-0-	125,459	2,480,047
	2019	500,000	-0-	266,690	266,674	559,688		-0-	108,400	1,701,452

Audrey Andrews Former EVP and General Counsel	2021	550,000	-0-	750,047	-0-	1,825,000		-0-	8,700	3,133,747
	2020	550,000	-0-	1,500,032	-0-	1,347,713		1,207,934	8,671	4,614,350
	2019	550,000	-0-	500,004	500,012	899,754		1,175,079	12,113	3,636,962

(1)

Values in this column for 2021 represent the grant date fair value of time-based restricted stock unit awards and performance-based restricted stock unit awards. We calculate the grant date fair value of restricted stock units based on the NYSE closing price per share of our common stock on the applicable date of grant, which was $52.85 on February 24, 2021 and $74.99 on September 1, 2021 (for Dr. Sutaria’s September grant). Performance-based RSUs are shown assuming target achievement of the applicable performance conditions. If maximum performance were assumed, the performance-based RSUs included in these totals for 2021 would be as follows: Dr. Sutaria: $6,750,068 for his February grant and $9,000,094 for his September grant, Mr. Cancelmi: $3,093,865, Mr. Arnst: $1,687,606, and Ms. Arbour: $1,012,540.

(2)

This column reflects cash awards earned under our AIP for performance in the relevant year. In addition, for 2021, this amount reflects the following payouts of our 2019 performance cash LTI awards (or, for Mr. Arnst, the Conifer 2019 performance cash LTI award) for Mr. Cancelmi: $1,533,334; Mr. Arnst: $455,500; Ms. Arbour: $533,334; and Ms. Andrews: $1,000,000, which were paid in early 2022 based on performance from January 1, 2019 through December 31, 2021 as discussed further on page 45.

(3)

The 2021 amounts represent the change in the actuarial present value of accumulated benefits under our SERP as of December 31, 2021 for Mr. Cancelmi and Ms. Andrews, our only NEOs who participate in the SERP. These amounts do not reflect compensation actually paid to the NEO. No NEO received preferential or above-market earnings on deferred compensation.

52

Executive Compensation Tables

(4)	Amounts shown in this column for 2021 include the following:

	Rittenmeyer	Sutaria	Cancelmi	Arnst	Arbour	Andrews
Matching contributions under our 401(k) Retirement Savings Plan	-0-	8,700	8,700	8,700	8,700	8,700
Matching contributions under our 2006 DCP	-0-	138,900	-0-	-0-	-0-	-0-
Company contributions under our ERA	375,000	300,000	-0-	120,000	100,000	-0-
Personal use of company aircraft*	21,344	59,799	-0-	-0-	146	-0-
Personal use of Company car and driver provided for security reasons**	19,803	-0-	-0-	-0-	-0-	-0-
Total	416,147	507,399	8,700	128,700	108,846	8,700

*

Amounts shown in this row represent the incremental costs associated with the personal use of our aircraft. Incremental costs include fuel costs, landing and parking fees, customs and handling charges, per hour accruals for maintenance service plans, passenger catering and ground transportation, crew travel expenses and other trip-related variable costs (including fees for contract crew members and the use of our fractional jet interest). Because our aircraft are used primarily for business travel, incremental costs exclude fixed costs that do not change based on usage, such as pilots’ salaries, aircraft purchase or lease costs, fractional jet interest management fees, home-base hangar costs and certain maintenance fees.

**

For business-related security reasons, a Company car and personal security driver were provided to Mr. Rittenmeyer primarily for commuting and local business travel. The car is valued based on the annualized cost of the car plus maintenance and fuel. For security personnel employed by the Company, the cost is the actual incremental cost of expenses incurred by the security personnel. Total salary and benefits are not allocated because the Company already incurs these costs for business purposes. The amount also includes $7,793 for a related tax gross-up benefit.

(5)

In May 2018, Ms. Arbour was granted a 2018 performance cash LTI award, which was paid in 2021 based on performance from January 1, 2018 through December 31, 2020. The amount earned by Ms. Arbour under the award, $384,161, was inadvertently excluded from the 2020 Summary Compensation Table.

2022 PROXY STATEMENT	53

Executive Compensation Tables

Grants of Plan-Based Awards During 2021

The following table sets forth information concerning grants of equity awards made in 2021 under our stock incentive plan and grants of cash that potentially could have been earned in 2021 under our AIP.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option

Name	Award Type(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Awards ($)(2)
Ron Rittenmeyer	AIP		0	2,250,000	6,750,000
	RSU	2/24/21							189,215	10,000,013
Saum Sutaria	AIP		0	1,500,000	4,500,000
	RSU	2/24/21							75,686	4,000,005
	PRSU	2/24/21				0	56,765	127,721		3,000,030
	RSU	9/1/21							53,341	4,000,042
	PRSU	9/1/21				0	53,341	120,017		4,000,042
Dan Cancelmi	AIP		0	700,050	2,100,150
	RSU	2/24/21							26,018	1,375,051
	PRSU	2/24/21				0	26,018	58,541		1,375,051
Tom Arnst	AIP		0	450,000	1,350,000
	RSU	2/24/21							14,192	750,047
	PRSU	2/24/21				0	14,192	31,932		750,047
Paola Arbour	AIP		0	375,000	1,125,000
	RSU	2/24/21							8,515	450,018
	PRSU	2/24/21				0	8,515	19,159		450,018
Audrey Andrews	AIP		0	412,500	1,237,500
	RSU	2/24/21							14,192	750,047

(1)

AIP Awards. Awards designated “AIP” are awards that our NEOs might have earned during 2021 under our Annual Incentive Plan, dependent upon our 2021 performance. Awards actually earned are shown in the Non-Equity Incentive Plan Compensation column of the 2021 Summary Compensation Table on page 52.

Time-Based Restricted Stock Unit Awards. Awards designated “RSU” reflect time-based restricted stock unit awards under our 2019 Stock Incentive Plan. The RSUs granted to Mr. Rittenmeyer on February 24, 2021 vest quarterly in eight equal installments. The remaining RSUs granted on February 24, 2021 vest ratably over each of the first three anniversaries of the grant date. The RSUs granted to Dr. Sutaria on September 1, 2021 in connection with his promotion vest on August 31, 2025.

Performance-Based Restricted Stock Unit Awards. Awards designated “PRSU” reflect performance-based restricted stock unit awards under our 2019 Stock Incentive Plan. The PRSUs granted on February 24, 2021 are subject to the satisfaction of financial and stock price performance conditions further discussed on page 44. The PRSUs granted to Dr. Sutaria on September 1, 2021 in connection with his promotion are subject to satisfaction of annual performance conditions further discussed on page 39.

(2)

We calculate the grant date fair value of restricted stock units based on the NYSE closing price per share of our common stock on the date of grant, which was $52.85 on February 24, 2021 and $74.99 on September 1, 2021. Performance-based restricted stock units are valued based on the probable outcome of the performance conditions at the time of grant, and are shown assuming target performance metrics are achieved.

54

Executive Compensation Tables

Outstanding Equity Awards

The following table sets forth information as of December 31, 2021 with respect to outstanding equity awards granted to each of the NEOs.

Outstanding Equity Awards at 2021 Fiscal Year-End Table

		Option Awards(1)					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(2)

Ron Rittenmeyer	2/26/20						130,806	(3)	10,685,542

	2/24/21						94,608	(3)	7,728,528

Saum Sutaria	1/31/19						318,327	(4)	26,004,133

	2/27/19						47,181	(5)	3,854,216

	2/26/20						95,924	(5)	7,836,032

	2/26/20									35,972	(6)	2,938,553

	2/24/21						75,686	(5)	6,182,789

	2/24/21									113,530	(7)	9,274,266

	9/1/21						53,341	(8)	4,357,426

	9/1/21									106,682	(9)	8,714,853

Dan Cancelmi	2/27/19		61,383	(10)	28.26	2/27/29

	2/27/19						9,044	(5)	738,804

	2/26/20						29,977	(5)	2,448,821

	2/26/20									44,965	(6)	3,673,191

	2/24/21						26,018	(5)	2,125,410

	2/24/21									52,036	(7)	4,250,821

Tom Arnst	7/9/19						8,985	(11)	733,985

	6/2/20						15,077	(12)	1,231,640

	6/2/20									22,615	(6)	1,847,419
	2/24/21						14,192	(5)	1,159,344
	2/24/21									28,384	(7)	2,318,689

2022 PROXY STATEMENT	55

Executive Compensation Tables

		Option Awards(1)					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(2)

Paola Arbour	5/31/18	17,205			35.43	5/31/28

	2/27/19		21,351	(10)	28.26	2/27/29

	2/27/19						3,146	(5)	256,997

	2/26/20						10,792	(5)	881,598

	2/26/20									16,188	(6)	1,322,398

	2/24/21						8,515	(5)	695,590

	2/24/21									17,030	(7)	1,391,181

Audrey Andrews	2/27/19		40,033	(10)	28.26	2/27/29

	2/27/19						5,898	(5)	481,808

	2/26/20						17,986	(5)	1,469,276

	2/26/20									26,979	(6)	2,203,915

(1)	All options have a term of 10 years.

(2)	Based on the NYSE closing price of $81.69 per share of our common stock on December 31, 2021.

(3)	These time-based restricted stock units vest quarterly in equal installments ending on December 31, 2022.

(4)	These time-based restricted stock units vested on January 6, 2022.

(5)	These time-based restricted stock units vest in equal installments on each of the first three anniversaries of the date of grant.

(6)

These performance-based restricted stock units will vest at the end of the three-year performance period ending December 31, 2022, subject to achievement of Adjusted Earnings Per Share and Adjusted Free Cash Flow Less NCI performance goals for each year within the three-year performance period, as modified by the Relative TSR modifier measured over the entirety of the performance period. The amount reported here represents the maximum performance-based restricted stock units that may be earned.

(7)

These performance-based restricted stock units will vest at the end of the three-year performance period ending December 31, 2023, subject to achievement of Adjusted Earnings Per Share and Adjusted Free Cash Flow Less NCI performance goals for each year within the three-year performance period, as modified by the Relative TSR modifier measured over the entirety of the performance period. The amount reported here represents the maximum performance-based restricted stock units that may be earned.

(8)	These time-based restricted stock units vest on August 31, 2025.

(9)

These performance-based restricted stock units will vest on August 31, 2025, subject to achievement of annual performance goals for each year (or partial year) within the performance period beginning January 1, 2021 and ending June 30, 2025, as modified by the Relative TSR modifier measured over the entirety of the performance period. The amount reported here represents the maximum performance-based restricted stock units that may be earned.

(10)	These stock options vested on February 27, 2022.

(11)	These time-based restricted stock units vested on February 28, 2022.

(12)	These time-based restricted stock units vest in equal installments on February 28, 2022 and February 28, 2023.

56

Executive Compensation Tables

Option Exercises and Stock Vested

The following table sets forth certain information regarding stock options exercised and restricted stock unit awards vested during 2021 for the NEOs.

2021 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Ron Rittenmeyer	0	0	351,227	22,538,834

Saum Sutaria	0	0	95,142	4,854,146

Dan Cancelmi	214,302	7,517,761	36,437	1,859,016

Tom Arnst	0	0	16,523	843,003

Paola Arbour	0	0	11,051	603,690

Audrey Andrews	56,626	3,276,346	37,174	2,331,886

(1)

Calculated by multiplying the number of options exercised by the difference between the market price of common stock on the date of exercise and the exercise price. The values shown do not represent the total value of shares received by the NEOs, as shares were withheld to cover applicable taxes and the exercise price of such options.

(2)

Calculated by multiplying the number of shares vested by the market price of common stock on the vesting date. The values shown do not represent the total value of shares received by the NEOs, as shares were withheld to cover applicable taxes.

Pension Benefits

The following table sets forth information as of December 31, 2021 with respect to our SERP, which provides for payments or other benefits in connection with the retirement of the following participating NEOs.

2021 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)(3)		Payments During Last Fiscal Year ($)

Dan Cancelmi	SERP	20	12,664,070	(4)	-0-

Audrey Andrews	SERP	20	6,491,496	(4)	-0-

(1)	Credited service under the SERP is limited to a maximum of 20 years.

(2)

Computed as of December 31, 2021, the same pension plan measurement date used for financial statement reporting purposes with respect to our consolidated financial statements for the year ended December 31, 2021, which are included in our Annual Report on Form 10-K.

(3)

Determined using the benefit formula, age and service credits, and final average earnings as of December 31, 2021, using: (i) the assumption that retirement age is age 62, which is the earliest age at which a participant under the SERP may retire or terminate employment without a reduction in benefits; (ii) actuarial tables used in calculating life expectancies; and (iii) a discount rate of 3.0%.

(4)

The amount shown is the present value of the full accumulated benefit amount under the SERP; however, the amount received under the SERP upon retirement will be offset by any benefit received under the ERA and other retirement benefits. For more information on amounts payable under the ERA, see the 2021 Nonqualified Deferred Compensation Table on page 59.

2022 PROXY STATEMENT	57

Executive Compensation Tables

Supplemental Executive Retirement Plan

Mr. Cancelmi and Ms. Andrews are participants in our SERP, which provides supplemental retirement benefits in the form of retirement payments for life, generally commencing on the first day of the month following an executive’s retirement from Tenet after reaching age 62, subject to the six-month delay applicable to key employees under Section 409A of the Internal Revenue Code of 1986 (Section 409A). At retirement, the annual benefit (paid on a monthly basis) to a participant will be a product of four factors:

Highest average monthly earnings (base salary and annual cash bonus under our AIP) for any consecutive 60-month period during the 10 years preceding retirement	x	Years of credited services	x	Vesting factor	x	Percentage factor (to offset certain other retirement benefits)

The monthly SERP benefit is reduced in the event of a participant’s early retirement (age 55 with 10 years of service) or termination of employment prior to age 62 by 3% for each year that employment termination occurs before age 62 (subject to a maximum reduction of 21%). Monthly SERP benefits are further reduced by an additional 3% each year if benefits begin to be paid prior to age 62. Unreduced retirement benefits under the SERP are available for participants who terminate on or after age 62. As of her separation from service (for purposes of Section 409A) on December 31, 2021, Ms. Andrews was eligible for the early retirement provisions under the SERP.

In the event of a change of control, participants fully vest in their SERP benefits and no early retirement or payment reduction will apply. SERP benefits payable in the event of a termination of employment within two years following a change of control event described in Section 409A will commence on the first day of the month following the participant’s termination of employment, subject to the six-month delay applicable to key employees under Section 409A. Otherwise, any SERP benefits payable following a change of control will be paid at normal retirement or early retirement as described above.

None of our NEOs has received credited service under the SERP for years not worked for the Company or its acquired entities, however, the ESP, which was adopted in 2006, would provide each NEO with continued accrual of age and service credit under the SERP during his or her “severance period.” The SERP and ESP have been amended to eliminate these accruals during the severance period for employees that became SERP participants after August 3, 2011.

58

Executive Compensation Tables

Nonqualified Deferred Compensation

The following table sets forth information as of December 31, 2021 with respect to our deferred compensation plans.

2021 Nonqualified Deferred Compensation Table

Name	Plan Name(1)	Executive Contributions in Last Fiscal Year ($)(2)	Registrant Contributions in Last Fiscal Year ($)(3)	Aggregate Earnings in Last Fiscal Year ($)(4)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(5)

Ron Rittenmeyer	DCP	-0-	-0-	-0-	-0-	-0-
	ERA	-0-	375,000	25,599	-0-	1,374,743

Saum Sutaria	DCP	277,800	138,900	6,494	-0-	625,866

	ERA	-0-	300,000	14,482	-0-	823,614

Dan Cancelmi	DCP	-0-	-0-	82,532	-0-	479,657

	ERA	-0-	-0-	-0-	-0-	69,502

Tom Arnst	DCP	-0-	-0-	-0-	-0-	-0-

	ERA	-0-	120,000	16,011	-0-	242,693

Paola Arbour	DCP	-0-	-0-	6,434	-0-	66,718

	ERA	-0-	100,000	7,895	-0-	418,223

Audrey Andrews	DCP	-0-	-0-	-0-	-0-	-0-

	ERA	-0-	-0-	-0-	-0-	55,858

(1)	More information about our deferred compensation plans appears below.

(2)	Included in the amounts represented in the 2021 Summary Compensation Table on page 52 as “Salary.”

(3)	Included in the amounts represented in the 2021 Summary Compensation Table on page 52 as “All Other Compensation.”

(4)	These amounts are not included in the 2021 Summary Compensation Table on page 52 because plan earnings were not preferential or above-market.

(5)

The fiscal year-end balance reported for the Deferred Compensation Plan includes the following amounts that were previously reported in Summary Compensation Tables as compensation for previous years: Mr. Rittenmeyer, $-0-; Dr. Sutaria, $200,817; Mr. Cancelmi, $190,136; Mr. Arnst, $-0-, Ms. Arbour, $33,581 and Ms. Andrews, $-0-. The fiscal year-end balance reported for the ERA includes the following amounts that were previously reported in Summary Compensation Tables as compensation for prior years: Mr. Rittenmeyer, $975,000; Dr. Sutaria, $500,000; Mr. Cancelmi, $69,502; Mr. Arnst, $-0-; Ms. Arbour, $200,000 and Ms. Andrews, $55,858.

Deferred Compensation Plan

All our Named Executive Officers and non-employee directors are eligible to participate in our Deferred Compensation Plan. Dr. Sutaria, Mr. Cancelmi and Ms. Arbour participated in this plan in 2021; however, only Dr. Sutaria made employee contributions during 2021.

Participants are permitted to elect to defer various types of covered compensation (“Deferral Contributions”) to the Deferred Compensation Plan. We make an employer matching contribution equal to 50% of an employee’s base compensation and/or bonus deferrals, in each case, with match deferrals not to exceed 6% of compensation. All elective deferrals and employer contributions made to the Deferred Compensation Plan are fully vested when made.

Amounts deferred under the Deferred Compensation Plan will generally be distributed, as directed by the participant, upon either termination of service or the occurrence of a specified date. Matching and discretionary contributions are distributed upon termination of service. Distributions may be made in cash or in shares of our common stock and may be made in the form of a lump sum payment or annual installments over a one- to 15-year period, as elected by the participant. Any amounts that are payable from the Deferred Compensation Plan upon a termination of employment are subject to the six-month delay applicable to key employees under Section 409A.

2022 PROXY STATEMENT	59

Executive Compensation Tables

Participants may request, no more frequently than daily, that any of the following investment crediting rates be applied to amounts credited to their Deferred Compensation Plan accounts: (i) an annual rate of interest equal to 120% of the applicable federal long-term (10-year) interest rate (which generated an annual return for 2021 of 2.16%); (ii) a rate of return based on one or more benchmark mutual funds, which are the same funds as those offered under our 401(k) Plan; or (iii) a rate of return based on the performance of our common stock, designated as stock units that are payable in shares of our common stock. Amounts that are deemed to be invested in stock units may not be transferred out of stock units and will be paid in shares of our common stock.

Executive Retirement Account

We maintain the Executive Retirement Account (ERA) in order to provide additional deferred compensation benefits to members of the Company’s senior management who are not eligible to participate in the SERP, which includes Mr. Rittenmeyer, Dr. Sutaria, Mr. Arnst and Ms. Arbour. Mr. Cancelmi and Ms. Andrews began participating in the ERA prior to becoming eligible to participate in the SERP but are no longer actively participating in the ERA. For active participants in the ERA other than Dr. Sutaria, the Company makes an annual contribution to the ERA on the participants’ behalf in an amount equal to a specified percentage of their respective base salaries. Under the 2021 Sutaria Agreement, Dr. Sutaria is entitled to an annual Company contribution to the ERA of no less than $250,000. All such contributions accrue earnings credits for so long as the participant is actively participating in the ERA. Participants may request, no more frequently than monthly, that any of the investment crediting rates described above regarding the Deferred Compensation Plan be applied to amounts credited to their ERA accounts. Participants are not vested in any portion of their account until reaching age 55 (with five years of service), at which point vesting occurs according to a schedule. Participants become fully vested in their ERA account at age 60 with five years of service or at age 62 regardless of years of service or upon death, disability or a change of control. Upon a qualifying termination, vesting is determined based on years of service and participants are entitled to a retirement benefit equal to the vested balance of their ERA account.

Upon becoming participants in the SERP, Mr. Cancelmi’s and Ms. Andrews’ participation in the ERA and their account balances were frozen and no additional contributions or earnings credits will be made, though the account balances continue to accrue years of vesting service. Upon a qualifying termination of employment, Mr. Cancelmi and Ms. Andrews will receive their vested balances under the ERA and will also be entitled to receive their applicable benefit under the SERP, but such SERP benefit will be offset by the benefit received under the ERA.

Potential Payments Upon Termination or Change of Control

The information below describes and quantifies certain compensation that would be paid under existing plans and arrangements if an NEO’s employment had terminated on December 31, 2021. These amounts are calculated given the NEO’s compensation and service levels as of that date and, as applicable, are based on the NYSE closing price of $81.69 per share of our common stock on December 31, 2021. These benefits are in addition to benefits available generally to our salaried employees, such as distributions under our 401(k) Plan, disability benefits and accrued vacation pay. An NEO’s benefits under our Deferred Compensation Plan will generally be distributed in connection with his or her termination of employment or the occurrence of a specified date. Benefits under the SERP and ERA are generally paid on early or normal retirement.

Due to the number of factors that affect the nature and amount of any benefits paid upon the occurrence of any of the events discussed below, any actual amounts paid may be different. Factors that could affect these amounts include the timing of the event, the Company’s stock price and the executive’s age.

Mr. Rittenmeyer’s Employment Agreement Benefits

Upon certain terminations of Mr. Rittenmeyer’s employment with the Company by the Company without “cause”, by Mr. Rittenmeyer for “good reason”, or as a result of his death or “disability” (each as defined in the 2021 Rittenmeyer Agreement), the 2021 Rittenmeyer Agreement, as in effect on December 31, 2021, provided that Mr. Rittenmeyer would be eligible to receive the following severance payments and benefits, which vary based on whether such termination occurs during the “Initial Term” (from the date of the 2021 Rittenmeyer Agreement through December 31, 2022) or the “Subsequent Term” (January 1, 2023 through December 31, 2024):

•	payment of any AIP bonus for any preceding fiscal year during the Initial Term that is unpaid as of the termination date (the “Prior Year Bonus”);

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•	a lump sum payment equal to the amount of base salary that remains payable through December 31, 2024;
•	if such termination occurs during the Initial Term, a pro-rata AIP bonus for the year in which the termination of employment occurs based on actual performance (the “Pro-Rata Annual Bonus”);
•

if such termination occurs during the Initial Term, a lump sum payment equal to the sum of (1) a pro rata portion of the AIP bonus Mr. Rittenmeyer would have had the opportunity to earn for the remaining portion of the year of termination based on the higher of actual and target performance and (2) a pro-rata portion of the AIP bonus(es) Mr. Rittenmeyer would have had the opportunity to earn over the remaining years of the Initial Term based on target performance (the “Pro-Rata Remaining Bonus”);

•	accelerated vesting and settlement of his $5 million retention bonus;
•	accelerated vesting of all equity and other long-term incentive awards held by Mr. Rittenmeyer; and
•	continued coverage under the Company’s health and welfare plans and other benefits and perquisites through December 31, 2024.

Mr. Rittenmeyer’s entitlement to such benefits is contingent upon his compliance with his post-termination restrictive covenants and, in the case of a termination without cause or resignation for good reason, his execution of a general release of claims in favor of the Company and its affiliates. Pursuant to the 2021 Rittenmeyer Agreement, Mr. Rittenmeyer is bound by perpetual confidentiality and non-disparagement covenants. The Employment Agreement also contains non-competition and non-solicitation covenants that apply for the duration of Mr. Rittenmeyer’s employment with the Company and for two years thereafter.

The February 2022 amendment to the 2021 Rittenmeyer Agreement extends these severance protections, as it extends the Initial Term through December 31, 2023 and extends the Subsequent Term through December 31, 2025. In addition, if Mr. Rittenmeyer’s employment is terminated during the revised Subsequent Term by the Company without “cause,” by Mr. Rittenmeyer for “good reason,” or as a result of Mr. Rittenmeyer’s death or “disability”, the severance payable to him will also include the Prior Year Bonus, the Pro-Rata Annual Bonus, and the Pro-Rata Remaining Bonus, subject to the terms and conditions set forth in the Employment Agreement.

Dr. Sutaria’s Employment Agreement Benefits

Upon termination of Dr. Sutaria’s employment with the Company without “cause” (including as a result of the Company’s election not to renew the 2021 Sutaria Agreement) or Dr. Sutaria’s resignation with “good reason” (in each case as defined in the 2021 Sutaria Agreement) more than six months prior to, or more than two years following, a change of control (as defined in the ESP), the 2021 Sutaria Agreement provides that Dr. Sutaria will be eligible to receive, subject to his execution of a release of claims in favor of the Company:

•	payment of any earned but unpaid AIP bonus for the year prior to the year in which the termination of employment occurs;
•	a pro-rata AIP bonus for the year in which the termination of employment occurs based on actual performance;
•	a cash amount equal to 2.5X the sum of Dr. Sutaria’s base salary plus target AIP bonus, paid over two and one-half year period following the termination date;
•	accelerated vesting of all outstanding unvested equity and other long-term incentive awards; and
•	continued coverage under the Company’s health and welfare plans during the two and one-half year period following the termination date.

If such termination occurs within six months prior to, or within two years following, a change of control, Dr. Sutaria will instead be eligible to receive, subject to his execution of a release of claims in favor of the Company:

•	payment of any earned but unpaid AIP bonus for the year prior to the year in which the termination of employment occurs;
•	a pro-rata AIP bonus for the year in which the termination of employment occurs based on actual performance;
•	a cash amount equal to 3.0X the sum of Dr. Sutaria’s base salary plus target AIP bonus paid in single lump-sum;
•	accelerated vesting of all outstanding unvested equity and other long-term incentive awards; and
•	continued coverage under the Company’s health and welfare plans during the three year period following the termination date.

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If Dr. Sutaria’s employment is terminated as a result of Dr. Sutaria’s death or “disability” (as defined in the 2021 Sutaria Agreement), Dr. Sutaria will be eligible to receive:

•	payment of any earned but unpaid AIP bonus for the year prior to the year in which the termination of employment occurs;
•	a pro-rata AIP bonus for the year in which the termination of employment occurs based on actual performance; and
•	accelerated vesting of all outstanding unvested equity and other long-term incentive awards.

In the event Dr. Sutaria elects not to renew 2021 Sutaria Agreement upon expiration of its then-current term, Dr. Sutaria will be entitled to continued vesting of all equity-based awards granted during the term of the 2021 Sutaria Agreement during the two and one-half year period following the conclusion of the then-current term as if Dr. Sutaria had remained employed by Company, subject to his execution of a release of claims in favor of the Company and continued compliance with the restrictive covenants set forth in the 2021 Sutaria Agreement.

Pursuant to the terms of the 2021 Sutaria Agreement, Dr. Sutaria is bound by perpetual confidentiality and non-disparagement covenants. The 2021 Sutaria Agreement also contains employee non-solicitation covenants that apply for the duration of Dr. Sutaria’s employment with the Company and for two years thereafter, and a noncompetition covenant that applies with respect to four of the Company’s primary competitors for the duration of Dr. Sutaria’s employment with the Company and for one year thereafter.

Death, Disability and Retirement

Upon retirement on or after age 62, an NEO would receive a pro-rata bonus earned under the AIP for the year that includes the date of retirement.

Other than the treatment of Mr. Rittenmeyer’s and Dr. Sutaria’s awards under their employment agreements as discussed above, pursuant to the terms of the award agreements under the 2019 Stock Incentive Plan, if an NEO dies, becomes totally and permanently disabled or, in the case of stock options, retires on or after age 62, unvested options and restricted stock units will vest in full. If the options or RSUs are subject to performance criteria, then for awards granted prior to 2020, vesting is subject to the satisfaction of such performance criteria, and if termination occurs prior to the end of the performance period, the awards will be subject to pro-rata vesting and settlement if and when the performance criteria are satisfied, based on the period of time employed during the performance period. For awards granted on or after 2020, such awards vest immediately on a pro-rata basis based on the performance achieved for completed performance measurement periods and at target level for any incomplete performance measurement periods.

The table set forth below reflects the estimated aggregate amount of payments and other benefits each NEO would have received upon termination of employment due to death, disability or retirement if such terminations occurred as of December 31, 2021. As of December 31, 2021, Mr. Cancelmi and Ms. Andrews were considered early retirement-eligible (and Ms. Andrews in fact incurred a separation from service) for purposes of the SERP, Mr. Rittenmeyer was considered normal retirement-eligible for purposes of the ERA, and no executives with retirement provisions under their award agreements were considered retirement-eligible for such awards.

Ms. Andrews’s Retirement Agreement

In connection with her retirement, we entered into a Retirement Agreement and General Release with Ms. Andrews on December 30, 2021 (the “Retirement Agreement”). Under the Retirement Agreement, Ms. Andrews will serve as a non-executive senior advisor from January 1, 2022 through April 15, 2022 providing transition services and support and will receive a salary of $750 per week during such period. Ms. Andrews received an AIP award for 2021 but will not be eligible to receive an AIP award for 2022, and her outstanding equity awards will continue vesting through her retirement date of April 15, 2022. With the exception of vested benefits under the SERP and ERA that Ms. Andrews is entitled to, the Retirement Agreement does not provide for any post-retirement compensation or benefits.

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2021 Death, Disability and Retirement Table

Name	Termination Scenario	SERP/ERA Benefit ($)(1)	Severance Benefits ($)(2)	Accelerated Equity Awards ($)(3)	Performance and Retention Cash ($)(4)	Total ($)
Ron Rittenmeyer	Death	1,374,743	12,043,520	18,413,928	5,000,000	36,832,191
	Disability	1,374,743	12,043,520	18,413,928	5,000,000	36,832,191
	Retirement	1,374,743	-0-	-0-	-0-	1,374,743
Saum Sutaria	Death	-0-	4,500,000	29,494,729	5,000,000	38,994,729
	Disability	-0-	4,500,000	29,494,729	5,000,000	38,994,729
	Retirement	-0-	-0-	-0-	-0-	-0-
Dan Cancelmi	Death	5,882,660	-0-	11,923,833	1,533,334	19,339,827
	Disability	10,901,893	-0-	11,923,833	1,533,334	24,359,060
	Retirement	12,180,287	-0-	-0-	-0-	12,180,287
Tom Arnst	Death	-0-	-0-	4,275,401	455,000	4,730,401
	Disability	-0-	-0-	4,275,401	455,000	4,730,401
	Retirement	-0-	-0-	-0-	-0-	-0-
Paola Arbour	Death	-0-	-0-	3,749,797	533,334	4,283,131
	Disability	-0-	-0-	3,749,797	533,334	4,283,131
	Retirement	-0-	-0-	-0-	-0-	-0-
Audrey Andrews	Death	3,717,108	-0-	5,446,102	1,000,000	10,163,210
	Disability	6,415,798	-0-	5,446,102	1,000,000	12,861,900
	Retirement	6,491,496	-0-	-0-	-0-	6,491,496

(1)

Represents the present value of the benefit payable under the SERP in each of the named scenarios based on each NEO’s years of service to the Company as of the date of death, disability or retirement and using the executive’s highest average monthly earnings (base salary and annual cash bonus under our AIP) over a 60-consecutive month period during the final 120 months of employment. Further, in the case of death and disability, the prior service credit percentage described under “Supplemental Executive Retirement Plan” on page 58 is 100%, the reduction for early commencement of death benefits is limited to 21% and disability benefits continue to accrue vesting credit until the executive attains normal retirement age. These amounts differ from the SERP benefit amounts shown in the 2021 Pension Benefits Table on page 57 because they reflect the SERP payment provisions under each scenario rather than the unreduced commencement of benefits at age 62. With respect to Mr. Rittenmeyer, represents the present value of the benefit payable under his employment agreement and the ERA.

(2)

For Mr. Rittenmeyer, reflects the Cash Severance, Pro-Rata Bonus and Health and Welfare Benefits described in more detail below under “Non-Cause Termination/No Change of Control.” For Dr. Sutaria, reflects the Pro-Rata Bonus described in more detail below under “Non-Cause Termination/No Change of Control.”.

(3)

Unvested performance-based restricted stock unit awards are reported as vesting at target levels. Amounts reflected are based on the NYSE closing price of $81.69 per share of our common stock on December 31, 2021 with respect to restricted stock units.

(4)

For Mr. Rittenmeyer, consists of his $5,000,000 retention bonus that otherwise would have vested on December 31, 2024. For Dr. Sutaria, consists of his $5,000,000 restricted cash award that otherwise would have vested on January 6, 2022. For each of the other NEOs, consists of unvested performance cash LTI awards, reported as vesting based on actual performance through December 31, 2021.

Non-Cause Termination/No Change of Control

Subject to the terms of the ESP and applicable equity plans and award agreements, including execution of a severance agreement containing restrictive covenants and a release of claims, Mr. Cancelmi, Mr. Arnst, Ms. Arbour and Ms. Andrews are (or in the case of Ms. Andrews, prior to her retirement would be) entitled to the following severance payments and other benefits if the executive’s employment is terminated by the Company without cause or by the executive for good reason (a “non-cause” termination), outside the context of a change of control of the Company:

•	Severance pay (base salary plus target bonus) during the “severance period” which is two and a half years for Mr. Cancelmi and one and a half years for Mr. Arnst, Ms. Arbour and Ms. Andrews.

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•	Lump sum pro-rata bonus earned under the AIP for the year that includes the date of termination.
•

Continued coverage during the severance period under medical, dental, vision, life and long-term care benefit programs, provided that the executive continues to pay his or her portion of the cost of such coverages as in effect upon termination, and reduced to the extent that the NEO receives comparable benefits through other employment during the severance period.

•	Outplacement services not to exceed $25,000.
•

Pursuant to the terms of the ESP, the NEOs will forfeit any non-vested outstanding equity awards at termination to the extent the underlying equity award agreements do not otherwise provide for acceleration of vesting. Time-vested restricted stock unit awards and stock options vest upon a non-cause termination. Likewise, subject to satisfaction of the performance criteria, performance-based restricted stock unit awards and performance-based stock options vest upon a non-cause termination (with proration for any performance period not completed as of termination with respect to performance-based restricted stock unit awards). In February of 2022, Mr. Cancelmi’s and Ms. Arbour’s participation agreements under the ESP and Mr. Arnst’s offer letter were amended to provide for continued vesting upon a qualifying termination, even if the underlying equity award agreements do not provide for such vesting treatment.

•

Performance cash awards are subject to the same treatment as performance-based restricted stock unit awards with respect to any performance period not completed as of termination (i.e., any previously “banked” amounts shall also be payable).

•	Age and service credit under the SERP during the severance period, for employees who became participants in the SERP prior to August 3, 2011.

The table set forth below reflects the estimated aggregate amount of payments and other benefits (not including reimbursable legal fees, if any, to obtain benefits under the ESP and certain reimbursable excise taxes, if any, incurred by the participant under Section 409A) each NEO would receive upon a non-cause termination unrelated to any change of control assuming that terminations occurred as of December 31, 2021.

Name	Cash Severance ($)(1)	Pro-Rata Bonus ($)(2)	Health and Welfare Benefits ($)(3)	Outplacement Services ($)	Additional SERP/ ERA Benefit ($)(4)	Performance and Retention Cash ($)(5)	Accelerated Equity Awards ($)(6)	Excise Tax Reimbursements ($)	Total ($)

Ron Rittenmeyer	5,250,000	6,750,000	43,520	-0-	-0-	5,000,000	18,413,928	Not a benefit	35,457,448
Saum Sutaria	6,750,000	4,500,000	51,101	-0-	-0-	5,000,000	29,494,729		45,795,830
Dan Cancelmi	3,500,250	1,820,130	49,862	25,000	1,967,505	1,533,334	11,923,833		20,819,914
Tom Arnst	1,575,000	1,125,000	22,111	25,000	-0-	455,000	4,275,401		7,477,512
Paola Arbour	1,312,500	881,250	20,022	25,000	-0-	533,334	3,749,797		6,521,903
Audrey Andrews	1,443,750	825,000	29,706	25,000	735,525	1,000,000	5,446,102		9,505,083

(1)

With the exception of severance payable to Mr. Rittenmeyer under the 2021 Rittenmeyer Agreement, which is payable in a lump sum following termination, severance is paid on a bi-weekly basis at termination, subject to certain amounts being delayed for a six-month period in compliance with Section 409A. Severance pay will be reduced for any SERP benefits that become payable during the severance period. For employees who became participants in the SERP prior to August 3, 2011, at the end of the severance period, the NEO’s SERP benefits will be adjusted to reflect the additional age and service credit provided under the ESP during the severance period. The NEO’s severance pay will not be considered in calculating his or her final average earnings under the SERP.

(2)	Represents each NEO’s pro-rata AIP bonus for 2021 based on actual performance, which is payable at the time AIP bonuses are paid to other executives.

(3)

Represents the aggregate incremental cost of providing medical, dental, life insurance, and accidental death and dismemberment benefits to the executive at active employee rates. “Incremental cost” is comprised of our contributions to the premium cost for these benefits and our cost of paying benefits under our self-funded plans.

(4)

Represents the present value of the additional benefit payable under the SERP for eligible NEOs, which is attributable to the additional age and service credits that the NEOs accrue during their applicable severance periods, for employees who became participants in the SERP prior to August 3, 2011; however, the additional SERP benefit attributable to such age and service credits does not begin to be paid until the end of the severance period. The additional SERP benefit amounts do not include an amount of SERP benefits equal to that which would be payable in the event of retirement as shown in the 2021 Death, Disability and Retirement Table on page 63; however, those benefits would also be payable by reason of a non-cause termination unrelated to a change of control of the Company.

(5)

For Mr. Rittenmeyer, consists of his $5,000,000 retention bonus that otherwise would have vested on December 31, 2024. For Dr. Sutaria, consists of his $5,000,000 restricted cash award that otherwise would have vested on January 6, 2022. For each of the other NEOs, consists of unvested performance cash LTI awards, reported as vesting based on actual performance.

(6)

Unvested performance-based restricted stock unit are reported as vesting at target levels. Amounts reflected are based on the NYSE closing price of $81.69 per share of our common stock on December 31, 2021 with respect to restricted stock units.

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Non-Cause Termination/Change of Control

Subject to the terms of the ESP and applicable equity plans and award agreements, each of the NEOs (other than Mr. Rittenmeyer and Dr. Sutaria, whose separation benefits are described above) is entitled to the following severance payments and other benefits if his or her employment is terminated without cause, or by the executive for good reason (a “non-cause” termination), during the period beginning six months prior to a change of control and ending 24 months following the occurrence of a change in control (the “protection period”):

•

The same benefits to which the executive would be entitled with respect to a non-cause termination outside the context of a change of control, as described above, provided that the “severance period” is three years for Mr. Cancelmi and two years for Mr. Arnst, Ms. Arbour and Ms. Andrews. However, If the termination occurs within the six months prior to a change of control that results from the liquidation or dissolution of the Company, then the severance period applicable to non-cause terminations outside the context of a change of control will apply.

•

Equity awards under our 2008 and 2019 Stock Incentive Plans that have not vested and are not assumed or exchanged for substitute equity by the successor to the Company will accelerate and become vested upon a change of control irrespective of whether the NEO terminates employment.

•

Equity awards under our 2008 and 2019 Stock Incentive Plans that have not vested and are assumed or substituted by the successor to the Company will accelerate and become vested upon a non-cause termination in connection with a change of control, and performance-based RSUs and performance-based stock options will vest subject to the satisfaction of performance criteria (with proration for any performance period not completed as of termination).

In 2012, the Company amended the ESP to eliminate all reimbursements and gross ups with respect to golden parachute excise taxes. Pursuant to the ESP, if any payment or other benefit to which an executive is entitled under the ESP or otherwise will become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive’s payments and benefits shall be either (i) provided to the executive in full, or (ii) provided to the executive as to such lesser extent which would result in no portion of such payments and benefits being subject to the excise tax, whichever of the amounts results in the receipt by the executive, on an after-tax basis, of the greatest amount of benefits.

The table set forth below reflects the estimated aggregate amount of payments and other benefits (not including reimbursable legal fees, if any, to obtain benefits under the ESP and certain reimbursable excise taxes, if any, incurred by the participant under Section 409A) each NEO would receive upon a non-cause termination related to any change of control assuming that terminations occurred as of December 31, 2021.

Name	Cash Severance ($)(1)	Pro-Rata Bonus ($)(2)	Health and Welfare Benefits ($)(3)	Outplacement Services ($)	Additional SERP/ ERA Benefit ($)(4)	Performance Cash ($)(5)	Accelerated Equity Awards ($)(6)	Excise Tax Reimbursements ($)	Total ($)(7)

Ron Rittenmeyer	5,250,000	6,750,000	43,520	-0-	-0-	5,000,000	18,413,928	Not a benefit	35,457,448
Saum Sutaria	8,100,000	4,500,000	61,322	-0-	-0-	5,000,000	29,494,729		47,156,051
Dan Cancelmi	4,200,300	1,820,130	59,835	25,000	1,453,301	1,533,334	11,923,833		21,015,733
Tom Arnst	2,100,000	1,125,000	29,482	25,000	-0-	455,000	4,275,401		8,009,883
Paola Arbour	1,750,000	881,250	26,697	25,000	-0-	533,334	3,749,797		6,966,078
Audrey Andrews	1,925,000	825,000	39,608	25,000	4,334,684	1,000,000	5,446,102		13,595,394

(1)

In the case of a non-cause termination that occurs during the six months preceding a change of control, severance pay will be paid in the same manner as a termination that is not related to a change in control. In the case of a non-cause termination that occurs within two years following a change of control, severance pay under the ESP will generally be made to the NEO in a lump sum at termination, subject to any six-month delay required by Section 409A. For Mr. Rittenmeyer and Dr. Sutaria, severance in connection with a change in control will be payable in a lump sum following termination.

(2)	Represents each NEO’s pro-rata AIP bonus for 2021 based on actual performance, which is payable at the time AIP bonuses are paid to other executives.

(3)

Represents the aggregate incremental cost of providing medical, dental, life insurance, and accidental death and dismemberment benefits to the executive at active employee rates. “Incremental cost” is comprised of our contributions to the premium cost for these benefits and our cost of paying benefits under our self-funded plans.

(4)

Represents the present value of the SERP benefit payable in the event of a non-cause termination related to a change of control of the Company in excess of the present value of the SERP benefit payable in the event of a non-cause termination unrelated to a change in control, which is presented in the “Additional SERP/ERA Benefit” column of the table on page 64. The additional SERP benefit amounts would include age and service credits for the NEOs that would accrue during their applicable severance periods, for employees who became participants in the SERP prior to August 3, 2011, and would be based on: (i) the deemed full vesting of the NEOs in their SERP benefits without regard to their actual years of service; (ii) all of their years of service to the Company and using the executive’s highest average monthly earnings (base salary and annual cash bonus under our AIP) over a 60-month period of the final 120 months of employment; and (iii) the immediate commencement of SERP benefits without any reduction in benefits for early commencement.

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In the event of a change of control of the Company without termination of employment, the additional retirement benefits payable under the SERP to the NEOs would be as follows: Mr. Cancelmi, $2,787,912. These amounts have been calculated as described above in this footnote, but without the accrual of additional age and service credits during the severance period. These amounts differ from the additional SERP benefits payable by reason of a termination following a change of control because in a non-termination scenario (i) the benefit cutback provisions of the ESP for the avoidance of golden parachute excise taxes are not applicable and (ii) benefits under the SERP do not commence until retirement. These amounts do not include those benefits shown in the 2021 Pension Benefits Table on page 57 and those benefits would also be payable upon retirement.

Present value calculations use the assumptions discussed in footnote 3 to the 2021 Pension Benefits Table on page 57.

(5)

For Mr. Rittenmeyer, consists of his $5,000,000 retention bonus that otherwise would have vested on December 31, 2024. For Dr. Sutaria, consists of his $5,000,000 restricted cash award that otherwise would have vested on January 6, 2022. For each of the other NEOs, consists of unvested performance cash LTI awards, reported as vesting based on actual performance through December 31, 2021.

(6)	Amounts reflected have been calculated using the NYSE closing price of $81.69 per share of our common stock on December 31, 2021 with respect to restricted stock units.

(7)

The payments and benefits provided to each NEO, other than Mr. Rittenmeyer and Ms. Andrews, would be subject to the excise tax imposed by Section 499 of the Internal Revenue Code; however, a reduction in payments will not result in a greater amount of after-tax benefits.

Definitions:

“Cause” under our deferred compensation plans, ESP, SERP, AIP and 2008 and 2019 Stock Incentive Plans is defined as:

•

When used in connection with a qualifying termination triggering benefits outside the context of a change of control, an executive’s: (i) dishonesty, (ii) fraud, (iii) willful misconduct, (iv) breach of fiduciary duty, (v) conflict of interest, (vi) commission of a felony, (vii) material failure or refusal to perform his job duties in accordance with Company policies, (viii) a material violation of Company policy that causes harm to the Company or an affiliate, or (ix) other wrongful conduct of a similar nature and degree; or

•

When used in connection with a qualifying termination triggering benefits in the context of a change of control: (i) any intentional act or misconduct materially injurious to the Company or any affiliate, financial or otherwise, including, but not limited to, misappropriation or fraud, embezzlement or conversion by the executive of the Company’s or any affiliate’s property in connection with the executive’s employment with the Company or an affiliate, (ii) any willful act or omission constituting a material breach by the executive of a fiduciary duty, (iii) a final, non-appealable order in a proceeding before a court of competent jurisdiction or a final order in an administrative proceeding finding that the executive committed any willful misconduct or criminal activity (excluding minor traffic violations or other minor offenses), which commission is materially inimical to the interests of the Company or any affiliate, whether for his personal benefit or in connection with his duties for the Company or an affiliate, (iv) the conviction (or plea of no contest) of the executive for any felony, (v) material failure or refusal to perform his job duties in accordance with Company policies (other than resulting from the executive’s disability as defined by Company policies), or (vi) a material violation of Company policy that causes material harm to the Company or an affiliate.

A “change of control” under our deferred compensation plans, ESP, SERP, AIP and stock incentive plans will have occurred if: (i) any one person, or more than one person acting as a group, acquires, directly or indirectly, whether in a single transaction or a series of related transactions, more than 50% of the total fair market value or voting power of our stock (including stock held prior to such acquisition); (ii) any one person, or more than one person acting as a group, acquires, directly or indirectly, during a 12-month period ending on the date of the most recent acquisition by such person or persons, 35% or more of the total voting power of our stock (not considering stock owned by such person or group prior to such 12-month period); (iii) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our Board prior to such election; (iv) a sale, exchange, lease, disposition or other transfer of all or substantially all of the assets of the Company; or (v) there occurs a liquidation or dissolution of the Company that is approved by a majority of the Company’s shareholders. This definition of change of control complies with Section 409A except for item (v).

“Good Reason” under our ESP, SERP, AIP and stock incentive plans is defined as: (a) in the case of a voluntary termination of employment by an executive preceding or more than two years following a change of control: (i) a material diminution in the executive’s job authority, responsibilities or duties, (ii) a material diminution of the executive’s base salary, (iii) an involuntary and material change in the geographic location of the workplace at which the executive must perform services, or (iv) any other action or inaction that constitutes a material breach by the employer or a successor of the agreement under which the executive provides services; (b) in the case of a voluntary termination of employment by an executive upon or within two years following a change of control: (i) a material downward change in job functions, duties, or responsibilities which reduces the rank or position of the executive, (ii) a reduction in the executive’s annual base salary, (iii) a reduction in the aggregate value of the executive’s annual base salary and AIP target bonus opportunity, (iv) a material reduction in the executive’s retirement or supplemental retirement benefits, (v) an involuntary and material change in the geographic location of the workplace at which the executive must perform services, or (vi) any other action or inaction that constitutes a material breach by the employer or a successor of the agreement under which the executive provides services.

66

Executive Compensation Tables

Pay Ratio Disclosure

The 2021 annual total compensation of the median compensated of all our employees, other than Saum Sutaria, our CEO, was $55,245; Dr. Sutaria’s 2021 annual total compensation was $21,153,671; and the ratio of these amounts was approximately 1 to 383.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules. For purposes of calculating the amount of compensation paid to our median employee during 2021, we identified this median compensated employee using total gross wages (i.e., all amounts paid before any taxes, deductions or other payroll withholding) earned during calendar year 2021 for all employees who were employed for all of 2021, and we used the annualized value of total gross wages earned during calendar year 2021 for all employees who were hired during 2021 and were employed as of December 31, 2021, but did not serve a full year with the Company (including employees who were furloughed for a portion of 2021). We identified our employee population as of December 31, 2021, based on our payroll and employment records. As permitted by SEC rules, we excluded approximately 2,000 employees located in the Philippines, who in the aggregate represented approximately 1.9% of our approximately 101,000 employees as of December 31, 2021.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2022 PROXY STATEMENT	67

Securities Authorized for Issuance

Under Equity Compensation Plans

The following table summarizes certain information with respect to our equity compensation plans pursuant to which rights remain outstanding as of December 31,  2021.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (B)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)

Equity compensation plans approved by security holders	520,998	(2)	$23.90	7,289,323	(3)

Equity compensation plans not approved by security holders(4)	53,816		-0-	-0-

Total	574,814		$23.90	7,289,323

(1)

The weighted average exercise price does not consider the shares issuable upon the vesting of outstanding RSUs, which have no exercise price. In addition, no exercise price is applicable to the stock units under our deferred compensation plans.

(2)	Includes shares subject to outstanding stock options and time-based restricted stock units and the number of shares subject to the maximum amount of outstanding performance-based stock units.

(3)

Includes 2,699,123 shares remaining available for issuance pursuant to the Tenth Amended and Restated 1995 Employee Stock Purchase Plan and 4,590,200 shares remaining available for issuance under the 2019 Stock Incentive Plan, assuming that all outstanding performance-based RSUs that had not already provisionally vested would settle at maximum levels.

All shares available under the 2019 Stock Incentive Plan may be used for option-based and all other awards authorized under the 2019 Stock Incentive Plan. As approved by our shareholders, option-based awards and stock appreciation rights reduce the number of shares available for issuance on a one-to-one basis. However, grants of all other awards, such as RSUs, reduce the number of shares available under the 2019 Stock Incentive Plan by 1.65 shares for each share subject to such awards.

(4)

Consists of deferred compensation invested in 47,217 stock units under our deferred compensation plans and 6,599 stock units under our Executive Retirement Account, in each case payable in common stock. The potential future dilutive effect of our deferred compensation plans due to future investment of deferrals into stock units cannot be estimated. A description of the material features of our deferred compensation plans and Executive Retirement Account can be found under “Nonqualified Deferred Compensation” beginning on page 59.

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Proposal 2-Advisory Vote to Approve Executive Compensation

We are asking shareholders to vote on an advisory resolution to approve the Company’s executive compensation as reported in this Proxy Statement. As described in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 33, we have designed our executive compensation program to align the interests of our NEOs with shareholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term performance goals.

We urge you to read the “Compensation Discussion and Analysis,” which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the 2021 Summary Compensation Table and other related compensation tables and narrative, appearing on pages 52 through 67, which provide detailed information on the compensation of our NEOs. The HR Committee and the Board believe that the policies and procedures articulated in “Compensation Discussion and Analysis” are effective in achieving the goals of our executive compensation program and that the compensation of our NEOs reported in this Proxy Statement reflects and supports these compensation policies and procedures.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (Exchange Act), we are asking shareholders to vote in favor of the following advisory resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2022 Annual Meeting of Shareholders.”

This resolution, commonly referred to as a “say-on-pay” resolution, will be considered to have been approved by shareholders on an advisory basis if the votes cast for approval exceed the votes cast against approval. This advisory resolution is not binding on the Board. Although non-binding, the Board and the HR Committee will review and consider the voting results when making future decisions regarding our executive compensation program. Unless the Board modifies its policy of holding an advisory say-on-pay vote on an annual basis, the next advisory say-on-pay vote will be held at our 2023 Annual Meeting of Shareholders.

The Board recommends that you vote “FOR” the approval of the advisory resolution to approve executive compensation.

2022 PROXY STATEMENT	69

Proposal 3-Approval of First Amendment to the 2019 Stock Incentive Plan

Executive Summary of Proposal and Selected Plan Information

Introduction

Our Board, on the recommendation of the HR Committee, is asking shareholders to approve the First Amendment (the Amendment) to the Tenet Healthcare 2019 Stock Incentive Plan (the Plan, as amended by the Amendment, the Amended Plan) to assist us in continuing to attract and retain talented employees and non-employee directors who are expected to contribute to the Company’s success and to continue to achieve financial and strategic objectives that will benefit the Company and its shareholders through the grant of awards under the Plan, including equity-based awards that will enable them to share in the ownership of the Company.

On February 23, 2022, the Board approved the Amendment, subject to the approval of our shareholders. The Plan is the only plan under which equity-based compensation may currently be awarded to our employees and non-employee directors.

If the Amendment is approved by our shareholders at the Annual Meeting, the Amendment will become effective on February 23, 2022 (the Amendment Effective Date). If our shareholders approve the Amendment, we intend to file, pursuant to the Securities Act of 1933, a registration statement on Form S-8 to register the additional shares available for delivery under the Amended Plan. If our shareholders do not approve the Amendment, the Plan will remain in effect in its current form, subject to its expiration date. However, there will be insufficient shares available under the Plan to make annual awards and to provide grants to new hires in the coming years. In this event, the HR Committee would be required to revise its compensation philosophy and formulate other cash-based programs to attract, retain, and compensate key employees and non-employee directors.

Approval of this proposal requires approval by holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against this proposal. If you are a street name shareholder and you do not provide your brokerage firm with voting instructions, your shares will be treated as not entitled to vote on this Proposal and your brokerage firm may not cast votes with respect to the shares that you beneficially own. These broker non-votes will have no effect on the vote.

Increased Share Reserve

The Amendment reserves for issuance an additional 4,275,000 shares of our common stock such that the aggregate share reserve under the Amended Plan is equal to 8,275,000 shares of our common stock plus the number of shares of our common stock that remained available for awards under the Sixth Amended and Restated Tenet Healthcare 2008 Stock Incentive Plan (the 2008 Plan) on May 2, 2019 plus any shares of our common stock subject to outstanding awards under the 2008 Plan on May 2, 2019 that are or were forfeited, cancelled, expired, or settled in cash.

If any award granted under the Amended Plan is forfeited, cancelled or expires, or if an award is settled in cash, shares of our common stock subject to such award will be made available for future grant under the Amended Plan. In addition, if shares issuable upon vesting or settlement of an award (other than an award of options or stock appreciation rights (SARS)) granted under the Amended Plan or under the 2008 Plan are tendered to or withheld by the company in payment of taxes required to be withheld in respect of such award, such shares will be made available for future grants under the Amended Plan.

Fungible Share Counting

Any shares that are subject to awards of options or SARs will be counted against the proposed share reserve as one (1) share for every one (1) share issued and any shares that are subject to awards other than options or SARs will be counted against this limit as 1.65 shares for every one (1) share issued.

Similarly, any shares that again become available for awards under the Amended Plan will be added to the proposed share reserve as (i) one (1) share for every one (1) share subject to options or SARs and (ii) as 1.65 shares for every one (1) share subject to awards other than options or SARs.

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Proposal 3 - Approval of First Amendment to the 2019 Stock Incentive Plan

Impact on Dilution and Fully-Diluted Overhang

Our Board recognizes the impact of dilution on our shareholders and has evaluated this share request carefully in the context of the need to attract, motivate, retain and focus our leadership team and key employees on our strategic priorities.

The total fully-diluted overhang as of March 1, 2022, assuming that the entire remaining share reserve is granted in stock options or SARs under the Amended Plan, would be 9.5%, and the total fully-diluted overhang, assuming the entire remaining share reserve is granted in full-value awards only, would be 7.1%. The Company’s recent practice has been to grant primarily full-value awards but the Company has also granted some stock options, resulting in potential overhang between these two levels. In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and the basic common shares outstanding, with all data as of March 1, 2022.

Our Board believes that the proposed additional share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.

Governance Highlights

The Amended Plan incorporates numerous governance best practices, including:

•	No “liberal share recycling” of options or SARs
•	No dividends or dividend equivalents on options or SARs
•

Dividends and dividend equivalent rights, if any, on all other awards will be subject to the same vesting requirements as the underlying award and will only be paid at the time those vesting requirements are satisfied

•	Minimum 100% grant date fair market value exercise price for options and SARs
•	No repricing of options or SARs and no cash buyout of underwater options and SARs without shareholder approval, except for equitable adjustments in connection with certain corporate transactions
•	No “liberal” change-in-control definition
•	No excise tax gross-ups
•	Awards subject to clawback policy adopted by the Company
•

Amended Plan limits aggregate dollar value of equity-based awards (based on grant date fair market value) and cash fees paid to any non-employee director to $650,000 per calendar year, or up to $850,000 for any calendar year in which the director serves as Chairman or Lead Director

Amended Plan Expiration

The Amended Plan will terminate on March 18, 2029, unless terminated earlier by the Board. Termination of the Amended Plan will not affect the terms or conditions of any award granted prior to termination.

Share Usage

The following table sets forth information regarding stock-settled, time-vested equity awards granted and performance-based, stock-settled equity awards earned over each of the last three fiscal years. These awards were all made under the Plan or the 2008 Plan, under which no new awards could be granted after May 2, 2019:

	2021	2020	2019		3-Year Average Share Usage Rate

Stock Options/SARs Granted	0	0	230,713	(1)

Stock-Settled Time-Vested Restricted Shares/Units Granted	601,526	1,188,317	1,382,213	(2)

Stock-Settled Performance-Based Stock Units Earned	298,492	579,413	98,808

Total Shares Granted	900,018	1,767,730	1,711,734

Weighted-Average Basic Common Shares Outstanding	106,833,000	105,010,000	103,398,000

Share Usage Rate	0.8%	1.7%	1.7%		1.4%

(1)	All of these awards were made under the 2008 Plan

(2)	Includes 1,128,005 RSUs made under the 2008 Plan

2022 PROXY STATEMENT	71

Proposal 3-Approval of First Amendment to the 2019 Stock Incentive Plan

Overhang as of March 1, 2022

The following table sets forth certain information as of March 1, 2022 with respect to the Company’s existing equity compensation plans:

Stock Options/SARs Outstanding	514,325

Weighted-Average Exercise Price of Outstanding Stock Options/SARs	$23.84

Weighted-Average Remaining Term of Outstanding Stock Options/SARs	6.07 years

Total Stock-Settled Full-Value Awards Outstanding (assuming maximum achievement of performance goals)	2,940,294

Shares Available for Grant under the Plan	3,723,028

Basic Common Shares Outstanding	109,130,414

Amended Plan Summary

A summary of the Amended Plan is set forth below. The summary is qualified by, and subject to, the actual provisions of the Amended Plan, a copy of which is attached as Appendix B. The meaning of capitalized terms not defined in this summary can be found in the “Definitions” section of the Amended Plan.

Administration. The Amended Plan will be administered by the HR Committee, which is composed entirely of independent directors. The HR Committee selects the individuals eligible to participate in the Amended Plan, the types of Awards granted, the time(s) at which Awards may be granted and the number of shares of our common stock (Shares) to be covered by each Award granted. The HR Committee also has the authority to interpret and administer the Amended Plan, to determine the terms and conditions of Awards and to make all other determinations relating to the Amended Plan that it deems necessary or desirable for the administration of the Amended Plan. The HR Committee may also delegate various functions to executive officers.

Eligibility. Eligible participants under the Amended Plan include all of our directors and employees as selected by the HR Committee. Approximately 780 persons currently participate in the Plan. The numbers of employees and non-employee directors eligible to be granted awards under the Plan as of March 1, 2022 were approximately 706 and 9, respectively.

Shares Available under the Amended Plan. The aggregate number of shares that may be issued under the Amended Plan is equal to the sum of (i) 8,275,000 Shares, plus (ii) the number of Shares remaining available under the 2008 Plan as of May 2, 2019, plus (iii) any Shares subject to outstanding awards under the 2008 Plan that on or after May 2, 2019 are forfeited, are cancelled, expire, or are settled in cash. Any Shares that are subject to Awards of Options or Stock Appreciation Rights are counted against this limit as one (1) Share for every one (1) Share issued and any Shares that are subject to Awards other than Options or Stock Appreciation Rights are counted against this limit as 1.65 Shares for every one (1) Share issued.

If (i) any Shares subject to an Award are forfeited, cancelled or expire or (ii) an Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, cancellation, expiration or cash settlement, remain available for issuance under the Amended Plan. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or, after May 2, 2019, an award other than an option or stock appreciation right under the 2008 Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Amended Plan; provided, however, that Shares that again become available for issuance under the Amended Plan pursuant to the preceding clause will not increase the numbers of shares that may be granted under the Amended Plan in connection with “incentive stock options”. Any Shares that again become available for Awards under the Amended Plan are added to the share reserve limit as (i) one (1) Share for every one (1) Share subject to Options or Stock Appreciation Rights granted under the Amended Plan or options or stock appreciation rights granted under the 2008 Plan, and (ii) as 1.65 Shares for every one (1) Share subject to Awards other than Options or Stock Appreciation Rights granted under the Amended Plan or awards other than options or stock appreciation rights granted under the 2008 Plan.

Notwithstanding anything to the contrary contained herein, the following Shares will not again be made available for Awards under the Amended Plan: (A) Shares tendered by the participant or withheld by the Company in payment of the purchase price of an Option, (B) Shares tendered by the participant or withheld by the Company to satisfy any tax withholding obligation with

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Proposal 3-Approval of First Amendment to the 2019 Stock Incentive Plan

respect to an Option or Stock Appreciation Right, (C) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof, and (D) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

Dividends; Dividend Equivalents. If an award provides for a right to dividends or dividend equivalents, any dividends or dividend equivalents will be subject to the same vesting requirements as the underlying award and will only be paid at the time those vesting requirements are satisfied. In no event will dividends or dividend equivalents be paid with respect to options or stock appreciation rights under the Amended Plan.

Awards under the Amended Plan. Awards that may be granted under the Amended Plan include Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Other Share-Based Awards and any other right, interest or option relating to shares of the Company or cash. Each Award granted under the Amended Plan is evidenced by a written Award Agreement in a form, and containing such terms and conditions, as the HR Committee determines. While Awards typically are granted to selected eligible participants once a year, the HR Committee may grant Awards to any eligible participant at any time. The Board must determine the non-employee directors to whom Awards may be granted, the time at which such Awards may be granted and the number of shares subject to such Awards. The HR Committee may delegate to one or more executive officers the authority to grant Awards to employees who are not executive officers or directors.

•

Options. Options may be granted alone or in addition to other Awards. Options may be nonqualified stock options or incentive stock options within the meaning of Section 422 of the Code; provided that incentive stock options may only be granted to employees of the Company or any Subsidiary and are subject to the requirements of Section 422 of the Code as explained in the Amended Plan.

The exercise price for Shares purchasable under an Option will not be less than 100% of the Fair Market Value of the Shares on the date of grant. Options may be exercised during a term not to exceed 10 years from the date of grant. The HR Committee will determine the period over which Options will vest and become exercisable. The HR Committee may permit participants to use Shares they own to pay the exercise price and may provide that the Shares to be issued upon an Option’s exercise will be in the form of Restricted Stock or other similar securities.

•

Stock Appreciation Rights. A Stock Appreciation Right may be granted in connection with, or without relationship to, all or part of any Award, either at the time of grant or at any time during the term of the Award. A Stock Appreciation Right will have (i) a grant price not less than Fair Market Value on the date of grant (subject to the requirements of Section 409A of the Code with respect to Stock Appreciation Rights granted in conjunction with, but subsequent to, an Option), and (ii) a term not greater than 10 years. The HR Committee may impose such other conditions or restrictions on the terms of the exercise and the grant price of any Stock Appreciation Right as it deems appropriate.

Upon the exercise of a Stock Appreciation Right, the holder will have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than the Fair Market Value as the HR Committee determines at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right on the date of grant, which, except as provided in the Amended Plan with respect to substitute shares or share adjustments, will not be less than the Fair Market Value of one Share on such date of grant of the Stock Appreciation Right. The HR Committee may determine, in its sole discretion, whether payment of a Stock Appreciation Right will be made in cash, in whole Shares, or any combination thereof.

•

Restricted Stock and Restricted Stock Units. The HR Committee may grant Restricted Stock and Restricted Stock Units either alone or in addition to other Awards and as a form of payment of Performance Awards and other earned cash-based incentive compensation. The HR Committee will determine the Vesting Period, which (except for certain limited circumstances such as death, disability, retirement or a Change in Control) will not be less than three years from the date of grant (but which may provide for pro rata vesting over such time).

Unless otherwise provided in the applicable Award Agreement, beginning on the date of the grant of Restricted Stock, the Participant will become a shareholder of the Company with respect to all Shares subject to the Award Agreement and will have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A participant receiving Restricted Stock Units will not possess voting rights with respect to such Award. Generally, Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any unvested Awards of Restricted Stock or Restricted Stock Units will be subject to the same restrictions as the Award itself. The certificates representing a grant of Restricted Stock will remain in the physical custody of the Company until such Restricted Stock has vested and any other restrictions are removed or expire.

•

Performance Awards. The HR Committee may grant Performance Awards in the form of Performance Cash or Performance Share Units. Performance Awards may be granted for no consideration or for such minimum consideration as may be required

2022 PROXY STATEMENT	73

Proposal 3-Approval of First Amendment to the 2019 Stock Incentive Plan

by applicable law, either alone or in addition to other Awards. The amount of the Award to be distributed, the performance criteria to be achieved during any Performance Period and the length of the Performance Period will be conclusively determined by the HR Committee. Except as provided otherwise in an Award Agreement or in the event of a Change in Control, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, or any combination thereof, as determined in the sole discretion of the HR Committee. Performance Awards may also be paid in lump sum or in installments following the close of the Performance Period, or, in accordance with procedures established by the HR Committee, on a deferred basis subject to Section 409A of the Code.
•

Other Share-Based Awards. The HR Committee may grant Other Share-Based Awards to participants either alone or in addition to other Awards. Other Share-Based Awards are also available as a form of payment of other Awards and other earned cash-based compensation. Other Share-Based Awards are subject generally to the same vesting conditions noted for Restricted Stock and Restricted Stock Units above. Other Share-Based Awards may be paid in cash, Shares, or any combination thereof, as determined by the HR Committee in its sole discretion. Other Share-Based Awards may be paid in a lump sum or in installments or on a deferred basis subject to Section 409A of the Code.

Performance Criteria. The HR Committee may determine that the lapsing of restrictions with respect to an Award, and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more performance goals established by the HR Committee, which shall be based on the attainment of specified levels of one or any combination of performance objectives and criteria, each as may be calculated or measured in the manner determined by the HR Committee (Performance Criteria). Such Performance Criteria may include (without limitation): basic or diluted earnings per Share; cash flow; economic value added; income, which may include, without limitation, net income, operating income, volume measures (e.g., admissions or visits) and expense control measures, and which and may be calculated or measured before or after income taxes, including or excluding interest, depreciation and amortization, minority interests, extraordinary items and other material non-recurring items, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes; quality of service and/or patient care, including, without limitation, patient, physician and/or employee satisfaction objectives; business performance or return measures (consisting of market share, debt reduction, return on assets, capital, equity, or sales); the price of the Company’s common or preferred stock (including, but not limited to, growth measures and total shareholder return); or any other criterion that the HR Committee may determine, in its sole discretion, is appropriate.

The Performance Criteria may be determined on an absolute or relative basis, may be based solely by reference to the Company’s performance or the performance of an Affiliate, division, business segment or business unit of the Company, or based upon the relative performance of other companies or indices or upon comparisons of any of the indicators of performance relative to other companies or indices. In the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, (ii) a natural disaster or other significant unforeseen event that materially impacts the operation of the Company, (iii) any extraordinary, unusual or non-recurring gain or loss or other event, (iv) any material change in tax laws or accounting policies or practices affecting the Company and/or the Performance Criteria, or (v) any other event(s) or item(s) determined by the HR Committee, the HR Committee may make adjustments to the Performance Criteria so as to neutralize the effect of the event on the applicable Award.

Effect of Termination of Employment. The HR Committee will determine and set forth in each Award Agreement whether any Awards will, as applicable, continue to be exercisable and the terms of such exercise, or cease to be subject to restrictions and the timing of when such restrictions will lapse, on and after the date that a participant ceases to be employed by or to provide services to us (including as a director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a participant’s employment or services will be determined by the HR Committee, which determination will be final.

Non-Employee Director Limits. The aggregate dollar value of Awards granted under the Amended Plan during a calendar year to a non-employee director, taken together with any cash fees paid during such calendar year to such director, in respect of the director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), may not exceed $650,000. This limitation increases to $850,000 in any calendar year in which a non-employee director serves as Chairman of the Board or Lead Director.

Adjustment Provisions. Awards may be adjusted in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof.

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Proposal 3-Approval of First Amendment to the 2019 Stock Incentive Plan

Change in Control. In addition, in the event of a Change in Control, the treatment of outstanding Awards granted to employees generally depends on whether: (i) the successor company assumes or substitutes the applicable Award, in which case such Awards will generally continue to be outstanding pursuant to their terms; and/or (ii) the participant incurs a Qualifying Termination, in which case such outstanding Awards will become immediately vested and exercisable or transferable, depending on the type of Award. If the successor company does not assume or substitute the applicable Award, such Award will become immediately vested and exercisable or transferable, depending on the type of Award, as of the date of the Change in Control irrespective of whether the participant incurs a Qualifying Termination.

In addition, the HR Committee may make other determinations, as described in the Amended Plan, regarding the effect of a Change in Control on Awards.

Transferability of Awards. Generally, Awards granted under the Amended Plan are not transferable other than (i) by will or the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order. The HR Committee in its discretion may permit other transfers of Awards pursuant to the terms of the Amended Plan. For the avoidance of doubt, in no event will any Award be transferrable by a participant in exchange for value.

Amendment and Termination of the Amended Plan. The Amended Plan will terminate on March 18, 2029 except with respect to Awards then outstanding. The HR Committee has the authority to alter, amend, suspend or terminate the Amended Plan at any time, provided, however, that the HR Committee must obtain prior shareholder approval amend the Amended Plan to (i) increase the number of Shares that may be the subject of Awards under the Amended Plan, (ii) expand the types of Awards available under the Amended Plan, (iii) materially expand the class of persons eligible to participate in the Amended Plan, (iv) amend any provision of the Amended Plan regarding changes in the exercise price of Options and Stock Appreciation Rights, (v) increase the maximum permissible term of any Option or the maximum permissible term of a Stock Appreciation Right, or (vi) increase the limitations on the size of grants to individual participants or non-employee directors described above.

Certain Federal Income Tax Consequences

The following is a general description of the U.S. federal income tax consequences to participants and the Company relating to Awards. This discussion does not purport to cover all tax consequences relating to the Awards, including such consequences that may arise under foreign, state, local, gift, estate or excise tax laws. Also, our ability to obtain a deduction for future payments under the Amended Plan could be limited by Code Section 162(m), which limits the deductibility of compensation paid to certain covered employees in excess of $1,000,000 in any year or by the “golden parachute rules” of Section 280G of the Code, which prevent the deductibility of certain “excess parachute payments” made in connection with a change of control of the employer corporation. The tax treatment may also vary depending on the participant’s particular situation and may, therefore, be subject to special rules not discussed below. As such, we recommend that all participants consult their own tax advisor concerning the tax implications of awards granted under the Amended Plan

A participant who receives Options or Stock Appreciation Rights generally will not recognize any income, nor will the Company be entitled to any tax deduction, in the year of the grant. At the time that a nonqualified stock option or Stock Appreciation Right is exercised, the participant will recognize ordinary income in an amount equal to the excess of (a) the Fair Market Value of the Shares purchased (or subject to a Stock Appreciation Right) over (b) the exercise price of the Option for such Shares (or the price stated in a Stock Appreciation Right). We generally will be entitled to a tax deduction in an amount equal to the amount includible in the income of the participant in the taxable year in which the participant is required to recognize the income. A participant who disposes of Shares received upon the exercise of a nonqualified stock option will recognize capital gain (or loss) in an amount equal to the difference between (a) the amount realized on the disposition of the Shares, and (b) the Fair Market Value of the Shares on the date on which the Option was exercised. The capital gain (or loss) will be considered long-term if the Shares received upon exercise of the nonqualified stock option are held for more than one year after the Option was exercised. We are not entitled to any deduction for federal income tax purposes upon a participant’s disposition of stock received upon the exercise of an Option (other than, in the circumstances described below, an incentive stock option).

A participant will recognize no income for federal income tax purposes upon the grant or the exercise of an incentive stock option, provided that the exercise occurs during employment or within three months after termination, other than in the case of disability. If the Shares acquired upon the exercise are held for a minimum of both (a) two years from the date of grant and (b) one year from the date of exercise, then any gain or loss recognized by the participant on the sale of such Shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction for federal income tax purposes. If the

2022 PROXY STATEMENT	75

Proposal 3-Approval of First Amendment to the 2019 Stock Incentive Plan

Shares acquired are not held for these minimum periods, then the participant will be required to recognize ordinary income in the year of the disposition to the extent that the Fair Market Value of the Shares on the date of disposition exceeds the exercise price for the shares. We generally will be entitled to a deduction for federal income tax purposes equal to the amount the participant is required to recognize as ordinary income.

A participant who receives Awards payable in cash or Restricted Stock, Restricted Stock Units or Performance Awards payable in stock, will not recognize income for federal income tax purposes until the Awards are settled. At that time, the participant will recognize ordinary income on the amount of cash received or, for Awards delivered in Shares, the excess of (a) the Fair Market Value of the Shares on the settlement date over (b) the amount, if any, paid for the Shares. We generally will be entitled to take a tax deduction in an amount equal to the ordinary income recognized by the participant.

An employee participant will be subject to withholding for federal and, if applicable, state and local, income taxes at the time the participant recognizes income under the rules described above with respect to Shares or cash received. As such, we will have the right to make all payments or distributions to a participant net of any taxes required to be paid at such time. We will have the right to withhold from wages or other amounts otherwise payable such withholding taxes as may be required by law, to otherwise require the participant to pay such withholding taxes or to take such other action as may be necessary to satisfy such withholding obligations. Non-employee directors are not subject to withholding by us and must make their own arrangements for satisfying any tax obligations they may have in connection with the grant or exercise of an Award under the Amended Plan.

Code Section 409A imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation, as defined in Section 409A, under a plan that fails to satisfy certain requirements. Awards made pursuant to the Amended Plan are designed to comply with the requirements of Section 409A to the extent such Awards are not exempt from coverage. However, if the Amended Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest and may, in certain cases, be required to file an amended tax return for prior tax years with respect to such taxes and interest.

76

Proposal 3 - Approval of First Amendment to the 2019 Stock Incentive Plan

Awards Granted Under the Plan

No awards made under the Plan prior to the date of the 2022 Annual Meeting were granted subject to shareholder approval of the Amendment. The following table sets forth information with respect to stock options, RSUs and PRSUs (assuming achievement of target performance) that have been granted to the NEOs and the specified groups set forth below under the Plan as of March 1, 2022:

	Stock Options	RSUs	PRSUs

Ronald A. Rittenmeyer	-0-	602,644	53,716

Saumya Sutaria	-0-	336,108	209,274

Daniel J. Cancelmi	-0-	89,942	89,942

Thomas W. Arnst	-0-	76,402	49,447

Paola Arbour	-0-	31,023	31,023

Audrey Andrews	-0-	41,171	26,979

All current executive officers as a group (six individuals)	-0-	1,151,147	448,430

All current directors who are not executive officers as a group (nine individuals)	-0-	218,852	-0-

J. Robert Kerrey	-0-	33,231	-0-

James L. Bierman	-0-	25,916	-0-

Richard W. Fisher	-0-	25,916	-0-

Meghan M. Fitzgerald	-0-	25,916	-0-

Cecil D. Haney	-0-	7,017	-0-

Christopher S. Lynch	-0-	26,080	-0-

Richard J. Mark	-0-	25,916	-0-

Tammy Romo	-0-	25,916	-0-

Nadja Y. West	-0-	22,944	-0-

Each associate of the above mentioned directors or executive officers	-0-	-0-	-0-

Each other person who received or is to receive 5% of such awards	-0-	-0-	-0-

All employees, excluding current and former executive officers, as a group (109 individuals)	-0-	624,690	510,779

2022 PROXY STATEMENT	77

Proposal 3 - Approval of First Amendment to the 2019 Stock Incentive Plan

New Plan Benefits

As described above, the selection of officers, employees and non-employee directors who will receive awards under the Amended Plan and the size and types of awards will be determined by the HR Committee in its discretion. Therefore, the amount of any future awards under the Amended Plan, if approved by the shareholders, is not yet determinable and it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees. Please see the Grants of Plan-Based Awards During 2021 table on page 54 for information on awards granted in 2021 under the Plan to our named executive officers.

The Board recommends that you vote “FOR” the approval of the First Amendment to the Tenet Healthcare 2019 Stock Incentive Plan.

78

Audit Committee Report

The Audit Committee is composed of the five members named below, each of whom is independent, as defined by the NYSE rules and the rules of the SEC. The Board has determined that Mr. Fisher, Mr. Lynch and Ms. Romo are each an Audit Committee Financial Expert, as defined by SEC rules, and that each Audit Committee member is financially literate, as required by NYSE rules.

The Audit Committee has reviewed and discussed with management and the Company’s independent registered public accountants, Deloitte & Touche LLP (Deloitte), the audited consolidated financial statements for the year ended December 31, 2021.

The Audit Committee has discussed with Deloitte the matters required under applicable professional auditing standards and regulations adopted by the Public Company Accounting Oversight Board (PCAOB). In addition, the Audit Committee received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB concerning independence and has discussed with Deloitte its independence from management and the Company.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s 2021 audited consolidated financial statements be included in the Form 10-K and filed with the SEC.

Members of the Audit Committee

Tammy Romo, Chair

Richard W. Fisher

Cecil D. Haney

Christopher S. Lynch

Richard J. Mark

2022 PROXY STATEMENT	79

Audit Committee Report

Independent Registered Public Accounting Firm Fees

	Year Ended December 31, 2021	Year Ended December 31, 2020

Audit fees(1)	$4,939,926	$4,706,122

Audit-related fees(2)	3,600,431	2,982,235

Tax fees(3)	116,085	761,775

All other fees(4)	-0-	582,147

(1)

Audit fees include professional fees for the audit of our annual consolidated financial statements and the review of our quarterly financial statements. These amounts also include fees related to the audit of internal control over financial reporting performed pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

(2)

Audit-related fees include fees for assurance and related services reasonably related to audits and reviews. These consisted principally of fees for audits of certain of our subsidiaries and partnerships, financial statements of employee benefit plans, and fees related to comfort letters, consents and reviews of filings with the SEC.

(3)	Tax fees in 2021 and 2020 consisted of professional fees for tax compliance and tax planning services.

(4)	All other fees consist of fees for various advisory services.

How We Control and Oversee the Non-Audit Services Provided by Deloitte

The Audit Committee has retained Deloitte (along with other accounting firms) to provide non-audit services. We understand the need for Deloitte to maintain objectivity and independence as the auditor of our financial statements and our internal control over financial reporting. Accordingly, the Audit Committee has established the following processes and procedures related to non-audit services.

•

We Restrict the Non-Audit Services That Deloitte Can Provide. To minimize relationships that could appear to impair the objectivity of Deloitte, the Audit Committee has restricted the types of non-audit services that Deloitte may provide to us.

•

We Have Pre-Approval Processes for Non-Audit Services. The Audit Committee has adopted policies and procedures to pre-approve all audit and non-audit services provided to us by our independent registered public accountants, in accordance with any applicable law, rules or regulations. The Audit Committee pre-approved all fees presented in the table above.

The Audit Committee has adopted policies and procedures for pre-approving all non-audit services that Deloitte performs for us. Specifically, the Audit Committee has pre-approved the use of Deloitte for detailed, specific types of services related to tax compliance, planning and consultations; acquisition/disposition services, including due diligence; attestation and agreed upon procedures; consultations regarding accounting and reporting matters; and reviews and consultations on internal control and other related services. The Audit Committee has set a specific annual limit on the amount of non-audit services (tax services and all other) that the Company can obtain from Deloitte (for 2021, this limit was approximately $7.7 million). The chair of the Audit Committee is authorized to pre-approve any audit or non-audit service on behalf of the Audit Committee, provided these decisions are presented to the full Audit Committee at its next regularly scheduled meeting.

We Have Hiring Restrictions for Deloitte Employees

The Audit Committee has adopted restrictions on our hiring of any Deloitte partner, managing director, manager, staff member, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other individuals responsible for providing audit assurance on any aspect of Deloitte’s audit and review of our financial statements.

We Rotate Key Audit Partners and Periodically Consider Audit Firm Rotation

The Audit Committee assures that key Deloitte partners assigned to our audit are rotated as required at least every five years, and the Audit Committee and its chair actively participate in selecting each new lead engagement partner. To help ensure continuing auditor independence, the Audit Committee also periodically considers whether there should be a regular rotation of the independent registered public accountants.

80

Proposal 4-Ratification of the Selection of Independent Registered Public Accountants

The Audit Committee is directly responsible for the appointment, compensation (including fee negotiations), retention and oversight of the Company’s independent registered public accounting firm (including the lead audit partner) retained to audit the Company’s financial statements. The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accountants for the year ending December 31, 2022. Deloitte has been retained as the Company’s independent auditor since 2007. The Audit Committee annually evaluates Deloitte’s independence and performance, including an evaluation of the effectiveness of the lead audit partner and other engagement leaders, and determines whether to retain Deloitte or consider other audit firms. Factors considered by the Audit Committee in making its determination on appointment include:

•

the historic and recent performance of Deloitte, including the quality and extent of Deloitte’s communications with the Audit Committee and the results of a management survey of Deloitte’s performance;

•	Deloitte’s independence and processes for maintaining independence, including review of non-audit fees and services provided;
•	external data on audit quality and performance, including the results of the most recent internal quality control review or Public Company Accounting Oversight Board inspection;
•	the performance of key members of the audit engagement team;
•	the tenure of the independent audit firm and potential impact of rotating to another independent audit firm; and
•

Deloitte’s approach to resolving significant accounting and auditing matters, including consultation with the firm’s national office, as well as its reputation for integrity and competence in the fields of accounting and auditing.

Based on this evaluation, the members of the Audit Committee believe that the continued retention of Deloitte to serve as the Company’s independent auditor is in the best interests of the Company and its shareholders. Deloitte is familiar with our operations, and the Audit Committee is satisfied with Deloitte’s reputation in the auditing field, its personnel, its professional qualifications and its independence.

Deloitte representatives will attend the Annual Meeting and respond to questions where appropriate. Such representatives may make a statement at the Annual Meeting should they so desire.

Shareholder Approval

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of the independent registered public accountants for shareholder ratification as a matter of good corporate governance. Ratification of the selection of the independent registered public accountants by the shareholders requires that the votes cast in favor of ratification exceed the votes cast opposing ratification. If a favorable vote is not obtained, the Audit Committee may reconsider the selection of Deloitte. Even if the selection is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of the Company and its shareholders.

The Board recommends that you vote “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2022.

2022 PROXY STATEMENT	81

General Information Regarding the Annual Meeting and Voting

The Board of Tenet is requesting your proxy for use at the Annual Meeting of Shareholders to be held online via a live audio webcast at www.proxydocs.com/THC at 8:00 a.m. Central Time on Friday, May 6, 2022, and any postponements or adjournments of the meeting, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

Notice of Internet Availability of Proxy Materials

Under SEC rules, we have elected to make our proxy materials available to our shareholders over the Internet rather than mailing paper copies of those materials to each shareholder (unless otherwise requested). On or about March 25, 2022, we mailed to our shareholders and also made available online at www.proxydocs.com/THC a Notice of Internet Availability of Proxy Materials (Notice) directing shareholders to a website where they can access this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021, and view detailed instructions on how to vote via the Internet or by telephone.

If you received the Notice only and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Notice to request that a paper copy be mailed to you. Shareholders who do not receive the Notice will receive a paper or electronic copy of our proxy materials. This Proxy Statement and related proxy materials are being mailed or made available to shareholders on or about March 25, 2022.

Who Can Vote

Only shareholders of record of our common stock at the close of business on March 11, 2022, the record date for the Annual Meeting, are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 109,208,618 shares of our common stock outstanding. Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares of our common stock are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares and a Notice (or, if requested, printed proxy materials) is being sent to you directly by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person online at the Annual Meeting.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in street name, and a Notice (or, if requested, printed proxy materials with a voting instruction form) is being forwarded to you by your broker, bank or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote and you are also invited to attend the Annual Meeting online. If your shares are held in street name, your broker, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, bank or other nominee how to vote your shares.

Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

How to Cast Your Vote

You may vote in one of the following ways:

By Internet. You may vote on the Internet using the website noted on your Notice, proxy card or voting instruction form.

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General Information Regarding the Annual Meeting and Voting

By Telephone. You may vote by calling the toll-free telephone number noted on your Notice, proxy card or voting instruction form. Voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

By Mail. If you received a paper copy of the proxy card or voting instruction form by mail and choose to vote by mail, please mark your proxy card, date and sign it, and promptly return it in the postage-paid envelope provided with this Proxy Statement.

Online During the Annual Meeting. While we encourage shareholders to vote prior to the meeting, you may vote online during the Annual Meeting. You will need the control number included on your proxy card or voting instruction form. Each shareholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.

SHARES MUST BE VOTED EITHER ONLINE DURING THE ANNUAL MEETING, ON THE INTERNET, BY TELEPHONE OR BY COMPLETING AND RETURNING A PROXY CARD

If your proxy is properly completed, the shares it represents will be voted at the meeting as you instructed. If you submit your properly executed proxy, but do not provide instructions, your proxy will be voted in accordance with the Board’s recommendations as set forth in this Proxy Statement.

If your shares of our common stock are held by a broker in street name, under the rules of the NYSE, your broker may vote your shares only on “routine” matters if you do not provide your broker with voting instructions. The ratification of the selection of our independent registered public accountants is considered a routine matter upon which brokerage firms may vote on behalf of their clients if no voting instructions are provided. A “broker non-vote” occurs when a broker holding your shares in street name does not vote on a particular matter because you did not provide the broker voting instructions and the broker lacks discretionary voting authority to vote the shares because the matter is non-routine. The non-routine matters on the agenda for this year’s Annual Meeting include the election of directors and an advisory approval of the Company’s executive compensation.

Revoking Your Proxy

You have the right to revoke your proxy at any time before it is voted by (1) filing a written notice with our Corporate Secretary, (2) delivering a new proxy bearing a later date, (3) granting a later proxy through telephone or Internet voting, or (4) attending the Annual Meeting virtually and voting online during the Annual Meeting.

Vote Required

The presence, in person or by proxy, of the persons entitled to vote a majority of the voting shares at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. There are different vote requirements for the various proposals:

•

The eleven nominees for director will be elected if the votes cast for the nominee exceed the votes cast against the nominee, with abstentions and broker non-votes not counted either for or against a nominee (and therefore having no effect on the election).

•

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “for” the election of each nominee named in this section. If any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy. In the alternative, the persons named as proxies may vote just for the remaining nominees, leaving a vacancy that may be filled at a later date by the Board, or the Board may reduce its size. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

•

Our bylaws require that, to be elected, a director nominee must receive a majority of the votes cast in uncontested elections (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). If a nominee is not re-elected, Nevada law provides that the incumbent director would continue to serve on the Board until his or her successor is elected or the director resigns. However, under our Corporate Governance Principles, any incumbent director who receives, in an uncontested election of directors, a greater number of votes cast “against” his or her election than votes “for” his or her election must submit his or her resignation offer to the Board. In that situation, our Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation offer, or whether to take other action. Our Board would then act on the Governance Committee’s recommendation and

2022 PROXY STATEMENT	83

General Information Regarding the Annual Meeting and Voting

make prompt public disclosure of its decision and the rationale behind it, if applicable. If the Board accepts a director’s resignation offer, the Governance Committee will recommend to the Board and the Board will then determine whether to fill the vacancy or reduce the size of the Board. Under our bylaws, in contested elections, directors will be elected by a plurality of the votes cast. This standard will not apply at the Annual Meeting, as this year’s elections are uncontested.
•	Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.
•

The following items of business will be approved if the votes cast for the proposal exceed those cast against the proposal, with abstentions not counted either for or against these proposals (and therefore having no effect on the approval of the proposals):

•	advisory approval of the Company’s executive compensation (Proposal 2); and
•	ratification of the selection of independent registered public accountants (Proposal 4).
•

Approval of the First Amendment to the Tenet Healthcare 2019 Stock Incentive Plan (Proposal 3) requires approval by holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against this proposal.

Broker non-votes will have no effect on Proposal 2 or Proposal 3 because they are not considered as entitled to vote on these Proposals and therefore are not votes “cast.” Brokers have discretionary voting authority to vote the shares on Proposal 4 because the matter is considered to be “routine” under the NYSE rules.

Attending the Annual Meeting and Asking Questions

We plan to hold this year’s Annual Meeting online via a live audio webcast. This format will enable shareholders to attend the meeting and participate from any location, at no cost.

To attend and participate in the Annual Meeting, register at www.proxydocs.com/THC. After you complete your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting, where you will be able to listen to the meeting live, submit questions and vote.

To participate in the Annual Meeting, you will need the control number included on your proxy card or voting instruction form (if your shares are held through a stockbroker or another nominee).

We encourage you to access the Annual Meeting prior to the start time and allow ample time to log in to the meeting webcast and test your computer audio system. Note that if you have technical difficulties during the check-in time or during the Annual Meeting, you should call the technical support number that will be posted on the virtual shareholder meeting login page and in the instructions you will receive via email.

Shareholders may submit written questions by logging into the virtual platform. Questions pertinent to meeting matters will be answered during the question and answer portion of the meeting, subject to the rules of conduct that will be posted to the virtual meeting platform on the day of the meeting. The rules of conduct will also provide additional information about the relevancy of questions to meeting matters. When reading questions, personal details may be omitted for data protection purposes, and if we receive substantially similar questions, we may group these questions together and provide a single response to avoid repetition.

Costs of Solicitation

We will pay for the cost of proxy solicitations on behalf of the Board. We have engaged Innisfree M&A Incorporated to assist in our proxy solicitations. We will pay Innisfree an amount not to exceed $25,000 in fees for its proxy solicitation services and reimburse it for its reasonable out-of-pocket expenses. In addition to solicitation by mail by Innisfree, proxies may be solicited personally or by telephone, fax or email by our directors, officers and other employees. Proxy materials also may be distributed to the beneficial owners of our stock by brokers, custodians and other parties, and we will reimburse such parties for their reasonable out-of-pocket and clerical expenses.

84

General Information Regarding the Annual Meeting and Voting

Householding of Shareholder Materials

We may send a single Notice or set of proxy materials and other shareholder communications to any address shared by two or more shareholders. This process is called “householding.” This reduces duplicate mailings, saves printing and postage costs and conserves natural resources. We will deliver promptly upon written or oral request a separate copy of the proxy materials to shareholders at a shared address to which a single copy of the documents was delivered. To receive a separate copy, to stop receiving multiple copies sent to shareholders of record sharing an address, or to enroll in householding:

Shareholder of Record. If you are a shareholder of record, please submit your request to the Corporate Secretary,

Tenet Healthcare Corporation, 14201 Dallas Parkway, Dallas, Texas 75254.

Beneficial Owner. If you are a beneficial owner, please submit your request to your broker, bank or other nominee.

2022 PROXY STATEMENT	85

Other Information

Shareholder Proposals

Shareholder Proposals Submitted Pursuant to SEC Rule 14a-8 for Inclusion in Next Year’s Proxy Statement. To be considered for inclusion in next year’s proxy statement, shareholder proposals submitted in accordance with the SEC’s Rule 14a-8 must be received at our principal executive offices no later than the close of business (5:00 p.m. Central Time) on November 25, 2022. Proposals should be addressed to the Corporate Secretary, Tenet Healthcare Corporation, 14201 Dallas Parkway, Dallas, Texas 75254. Our Governance Committee reviews all shareholder proposals and makes recommendations to the Board for action on such proposals. We will determine whether or not to include any proposals in the proxy statement in accordance with applicable law, including SEC regulations.

Director Nominations for Inclusion in Next Year’s Proxy Statement Pursuant to the Company’s Bylaws (Proxy Access) and SEC Rule 14a-19 (Universal Proxy). We have adopted proxy access, whereby a shareholder (or a group of up to 20 shareholders) who has held at least 3% of our outstanding stock for three years or more may nominate a director and have that nominee included in our proxy materials, provided that the shareholder and nominee satisfy the requirements specified in our bylaws. Any shareholder who wishes to use these procedures to nominate a candidate for election to the Board for inclusion in our proxy statement relating to the 2023 annual meeting must satisfy the requirements specified in our bylaws and must provide written notice to our Corporate Secretary, which must be received no later than the close of business on November 25, 2022, and no earlier than the close of business on October 26, 2022. However, in the event that the annual meeting is called for a date that is not within 30 days before or after the first anniversary of the date the definitive proxy statement was first released to shareholders in connection with the immediately preceding annual meeting of shareholders, to be timely, the shareholder notice must be so delivered not earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice of proxy access must include the information specified in our bylaws, including information concerning the nominee and information about the shareholder’s ownership of and agreements related to our stock. Pursuant to SEC Rule 14a-19, for the Company’s 2023 annual meeting, the Company will be required to include on its proxy card all nominees for director of whom the Company has received adequate notice under the rule. For the proxy card relating to the 2023 annual meeting, the Company must receive notice of a shareholder’s intent to solicit proxies and provide the names of their nominees no later than the close of business on March 7, 2023.

Other Shareholder Business for Presentation at Next Year’s Annual Meeting. Our bylaws require that any shareholder wishing to nominate a candidate for director or to propose other business at the next annual meeting (other than proposals submitted pursuant to the SEC’s Rule 14a-8 or under our proxy access bylaw) must give us written notice between the close of business on January 6, 2023 and close of business on February 5, 2023, unless the 2023 annual meeting is called for a date that is not within 30 days before or after the anniversary of the 2022 annual meeting, in which case notice must be received no later than the close of business on the 10th day following the day on which we make a public announcement of the date of the annual meeting. The notice must comply with the requirements of our bylaws, which may be found under the “Governance” heading in the “Investors” section on our website at www.tenethealth.com, and any applicable law. Any such business should be addressed to the Corporate Secretary, Tenet Healthcare Corporation, 14201 Dallas Parkway, Dallas, Texas 75254. Any proposal or nomination that is not timely received by our Corporate Secretary or otherwise does not meet the requirements set forth in our bylaws will not be considered at the next annual meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such proposal or nomination.

Incorporation by Reference

The information contained above under the captions “Audit Committee Report” and “Human Resources Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing except to the extent that the Company specifically incorporates it by reference into such filing.

86

Other Information

Annual Report on Form 10-K

We will provide to shareholders by mail, without charge, a copy of our Annual Report on Form 10-K. To request a copy of the Annual Report on Form 10-K, you should write to the Corporate Secretary, Tenet Healthcare Corporation, 14201 Dallas Parkway, Dallas, Texas 75254.

2022 PROXY STATEMENT	87

APPENDIX A

Appendix A: Non-GAAP Financial Measures

Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, net of tax, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation benefit (costs), net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization, and (12) income (loss) from divested and closed businesses (i.e., health plan businesses). Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.

Adjusted Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations. Adjusted net cash provided by (used in) operating activities, a non-GAAP measure, is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.

Adjusted diluted earnings (loss) per share from continuing operations (Adjusted EPS), a non-GAAP measure, is defined by the Company as Adjusted net income available (loss attributable) from continuing operations to Tenet Healthcare Corporation common shareholders, divided by the weighted average diluted shares outstanding in the reporting period. Adjusted net income available (loss attributable) from continuing operations to Tenet Healthcare Corporation common shareholders, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet Healthcare Corporation common shareholders before (1) income (loss) from discontinued operations, net of tax, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation benefits (costs), net of insurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses (i.e., health plan businesses), and (7) the associated impact of these items on taxes and noncontrolling interests. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.

The Company believes the foregoing non-GAAP measures are useful to investors and analysts because they present additional information about the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The HR Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this Proxy Statement is set forth below.

The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to GAAP and other non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.

The Company uses, and believes investors and analysts use, Adjusted Free Cash Flow as a supplemental measure to analyze cash flows generated from the Company’s operations. The Company believes this measure is useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.

These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure of the Company’s operating performance. For example, the Company’s definition of Adjusted Free Cash Flow does not include

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Appendix A: Non-GAAP Financial Measures

other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interest, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interest. Accordingly, shareholders are encouraged to use GAAP measures when evaluating the Company’s financial performance.

A-2

APPENDIX B

Appendix B: Tenet Healthcare 2019 Stock Incentive Plan (as amended by the First Amendment thereto)

Tenet Healthcare Corporation (the “Company”), a Nevada corporation, hereby establishes and adopts the following Tenet Healthcare 2019 Stock Incentive Plan (as amended from time to time, the “Plan”).

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees and directors of the Company and its Subsidiaries who are expected to contribute to the Company’s success and to achieve financial and strategic objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder. ~~To the extent the Plan is approved by the Company’s stockholders at its 2019 annual meeting of stockholders, no new awards may be granted under the 2008 Plan (as defined below) after such approval; however, any awards under the 2008 Plan that are outstanding as of the date of such approval shall remain subject to the terms and conditions of, and be governed by, the 2008 Plan.~~

2.	DEFINITIONS

2.1	“2008 Plan” means the Sixth Amended and Restated Tenet Healthcare 2008 Stock Incentive Plan, as the same may be amended.

2.2

“Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company, or an entity that is otherwise closely connected to the Company, as determined by the Committee.

2.3

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or cash granted pursuant to the provisions of the Plan.

2.4	“Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, including through an electronic medium.

2.5	“Board” shall mean the board of directors of the Company.

2.6	“Cause” shall have the following meaning:

(a)

When used in connection with a Qualifying Termination occurring during a Participant’s Protection Period, the same meaning as set forth in Section 2.1(f)(2) of the ESP, with the term “Participant” replacing the term “Covered Executive” as used therein.

(b)	When used in connection with a Qualifying Termination not occurring during a Participant’s Protection Period:

(i)

For any Participant who is a “Covered Executive” under the ESP, the same meaning as set forth in Section 2.1(f)(1) of the ESP, with the term “Participant” replacing the term “Covered Executive” as used therein.

(ii)	For any Participant who is not a “Covered Executive” under the ESP, “Cause” shall mean a Participant’s:

(A)	dishonesty;

(B)	fraud;

(C)	willful misconduct;

(D)	breach of fiduciary duty;

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(E)	conflict of interest;

(F)	commission of a felony;

(G)	material failure or refusal to perform his or her job duties in accordance with Company policies;

(H)	a material violation of Company policy that causes harm to the Company or an Affiliate;

(I)	other wrongful conduct of a similar nature and degree; or

(J)

sustained unsatisfactory performance which is not improved after the Participant has been provided with a reasonable opportunity to improve his or her performance in accordance with the Company’s standard policies and procedures.

2.7	“Change in Control” shall means the occurrence of one of the following:

(a)

A “change in the ownership of the Company” which will occur on the date that any one person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires, directly or indirectly, whether in a single transaction or series of related transactions, ownership of stock in the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company (“Ownership Control”). However, if any one person or more than one person acting as a group, has previously acquired ownership of more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered a “change in the ownership of the Company” (or to cause a “change in the effective control of the Company” within the meaning of Section 2.7(b) below). Further, an increase in the effective percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for cash or property will be treated as an acquisition of stock for purposes of this paragraph; provided, that for purposes of this Section 2.7(a), the following acquisitions of Company stock will not constitute a Change of Control:

(i)

any acquisition, whether in a single transaction or series of related transactions, by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate which results in such employee benefit plan obtaining “Ownership Control” of the Company;

(ii)	any acquisition, whether in a single transaction or series of related transactions, by the Company which results in the Company acquiring stock of the Company representing “Ownership Control”; or

(iii)

any acquisition, whether in a single transaction or series of related transactions, after which those persons who were owners of the Company’s stock immediately before such transaction(s) own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company (or if after the consummation of such transaction(s) the Company (or another entity into which the Company is merged into or otherwise combined, such the Company does not survive such transaction(s)) is a direct or indirect subsidiary of another entity which itself is not a subsidiary of an entity, then the more than fifty percent (50%) ownership test shall be applied to the voting securities of such other entity) in substantially the same percentages as their respective ownership of the Company immediately before such transaction(s).

This Section 2.7(a) applies either when there is a transfer of the stock of the Company (or issuance of stock) and stock in the Company remains outstanding after the transaction or when there is a transfer of the stock of the Company (including a merger or similar transaction) and stock in the Company does not remain outstanding after the transaction.

(b)	A “change in the effective control of the Company” which will occur on the date that either (i) or (ii) occurs:

(i)

any one person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (taking into consideration any prior acquisitions during the twelve (12) month period ending

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Appendix B: Tenet Healthcare 2019 Stock Incentive Plan (as amended by the First Amendment thereto)

on the date of the most recent acquisition by such person or persons), directly or indirectly, ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company (not considering stock owned by such person or group before such twelve (12) month period) (i.e., such person or group must acquire within a twelve (12) month period stock possessing at least thirty-five percent (35%) of the total voting power of the stock of the Company) (“Effective Control”), except for (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate which results in such employee benefit plan obtaining “Effective Control” of the Company or (B) any acquisition by the Company. The occurrence of “Effective Control” under this Section 2.7(b)(i) may be nullified by a vote of that number of the members of the Board, that exceeds two-thirds (2/3) of the independent members of the Board, which vote must occur before the time, if any, that a “change in the effective control of the Company” has occurred under Section 2.7(b)(ii) below. In the event of such a supermajority vote, such transaction or series of related transactions shall not be treated as an event constituting “Effective Control.” For avoidance of doubt, the Plan provides that in the event of the occurrence of the acquisition of ownership of stock of the Company that reaches or exceeds the thirty-five percent (35%) ownership threshold described above, if more than two-thirds (2/3) of the independent members of the Board take action to resolve that such an acquisition is not a “change in the effective control of the Company” and a majority of the members of the Board have not been replaced as provided under Section 2.7(b)(ii) below, then such Board action shall be final and no “Effective Control” shall be deemed to have occurred for any purpose under the Plan

(ii)

a majority of the members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

For purposes of a “change in the effective control of the Company,” if any one person, or more than one person acting as a group, is considered to effectively control the Company within the meaning of this Section 2.7(b), the acquisition of additional control of the Company by the same person or persons is not considered a “change in the effective control of the Company,” or to cause a “change in the ownership of the Company” within the meaning of Section 2.7(a) above.

(c)	A sale, exchange, lease, disposition or other transfer of all or substantially all of the assets of the Company.

(d)	A liquidation or dissolution of the Company that is approved by a majority of the Company’s stockholders.

2.8	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and the regulations promulgated thereunder, as it or they may be amended from time to time.

2.9

“Committee” shall mean the Human Resources Committee of the Board or a subcommittee thereof formed by the Human Resources Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non- Employee Director” within the meaning of Rule 16b-3 of the Exchange Act and (ii) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange (or such other principal securities exchange on which the Shares are traded).

2.10	“Director” shall mean a non-employee member of the Board.

2.11	“Effective Date” has the meaning specified in Section 13.14.

2.12

“Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.13	“ESP” shall mean the Tenet Executive Severance Plan, as amended or restated from time to time.

2.14	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.15	“Executive Officer” shall mean an officer of the Company within the meaning of the rules under Section 16 of the Exchange Act.

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Appendix B: Tenet Healthcare 2019 Stock Incentive Plan (as amended by the First Amendment thereto)

2.16

“Fair Market Value” shall mean, unless otherwise determined by the Committee from time to time, the per Share closing price of the Shares as reported on the New York Stock Exchange as of the relevant date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on the New York Stock Exchange, on such other principal securities exchange on which the Shares are traded, and if the Company is not listed on the New York Stock Exchange or any other securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion.

2.17	“Good Reason” shall have the following meaning:

(a)	When used in connection with a Qualifying Termination occurring during a Participant’s Protection Period, the same meaning as set forth in Section 2.1(x)(2) of the ESP.

(b)

When used in connection with a Qualifying Termination not occurring during a Participant’s Protection Period, for any Participant who is a “Covered Executive” under the ESP, the same meaning as set forth in Section 2.1(x)(1) of the ESP. For the avoidance of doubt, a Participant who is not a “Covered Executive” under the ESP shall not be eligible to claim “Good Reason” hereunder with regard to any termination of employment occurring outside a Participant’s Protection Period.

(c)

For purposes of this Section 2.17, references to “Employer” in the ESP with respect to any Participant means the Company or an Affiliate employing such Participant and references to “Covered Executive” in the ESP mean the Participant.

2.18

“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.19	“Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.20	“Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.21	“Payee” shall have the meaning set forth in Section 13.3.

2.22	“Performance Award” shall mean any Award of Performance Cash or Performance Share Units granted pursuant to Article 9.

2.23

“Performance Cash” shall mean any cash incentives granted pursuant to Article 9 which will be paid to the Participant upon the achievement of such Performance Criteria as the Committee shall establish.

2.24	“Performance Criteria” shall have the meaning set forth in Section 10.1.

2.25	“Performance Period” shall mean the period established by the Committee during which any Performance Criteria specified by the Committee with respect to an Award are to be measured.

2.26

“Performance Share Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such Performance Criteria as the Committee shall establish.

2.27	“Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.28

“Plan Administrator” shall mean the individual or committee appointed by the Committee to handle the day-to-day administration of the Plan. If the Committee does not appoint an individual or committee to serve as the Plan Administrator, the Committee will be the Plan Administrator.

2.29	“Protection Period” shall mean:

(a)

with respect to a Participant who is not a “Covered Executive” under the ESP, the period beginning on the date of a Change in Control and ending twenty-four (24) months following the occurrence of the Change in Control; and

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Appendix B: Tenet Healthcare 2019 Stock Incentive Plan (as amended by the First Amendment thereto)

(b)	with respect to a Participant who is a “Covered Executive” under the ESP, the same period as set forth in the ESP, and as it may be amended from time to time.

2.30	“Qualifying Termination” means a Participant’s “separation from service” (within the meaning of Section 409A of the Code) by reason of:

(a)	the involuntary termination of a Participant’s employment by the Company (or Subsidiary) without Cause, or

(b)	the Participant’s resignation from the employment of the Company (or Subsidiary) for Good Reason;

provided, however, that a Qualifying Termination will not occur by reason of the divestiture of a Subsidiary or an Affiliate with respect to a Participant employed by such Subsidiary or Affiliate who is offered a comparable position with the purchaser and either declines or accepts such position (regardless of whether the Participant accepts such position).

2.31

“Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.32	“Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.33

“Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery, as the Committee shall determine, of cash, Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.34	“Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.

2.35

“Shares” shall mean the shares of common stock of the Company, par value $0.05 per share. If there has been an adjustment pursuant to Section 12.2, the term “Shares” shall also include any shares of stock or other securities that are substituted for the common stock of the Company or into which the common stock is adjusted pursuant to Section 12.2.

2.36	“Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.37

“Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.38

“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.39	“Vesting Period” shall have the meaning set forth in Section 7.1.

3.	SHARES SUBJECT TO THE PLAN

3.1	Number of Shares.

(a)

Subject to any adjustments provided for in Section 12.2 and the permitted addbacks provided for in Section 3.1(b), the aggregate number of Shares authorized for issuance under the Plan shall be equal to the sum of

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Appendix B: Tenet Healthcare 2019 Stock Incentive Plan (as amended by the First Amendment thereto)

(i) ~~4,000,000~~ 8,275,000 Shares, plus (ii) the number of Shares remaining available under the 2008 Plan as of the Effective Date, plus (iii) any Shares subject to outstanding awards under the 2008 Plan that on or after the Effective Date are forfeited, are cancelled, expire, or are settled in cash. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share issued and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 1.65 Shares for every one (1) Share issued. Similarly, any Shares that again become available for Awards under the Plan pursuant to Section 3.1(a)(iii) or Section 3.1(b) shall be added to this limit as (i) one (1) Share for every one (1) Share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under any Prior Plan, and (ii) as 1.65 Shares for every one (1) Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the 2008 Plan.

(b)

If (i) any Shares subject to an Award are forfeited, cancelled or expire or (ii) an Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, cancellation, expiration or cash settlement, remain available for issuance under the Plan. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or, after the Effective Date, an award other than an option or stock appreciation right under the 2008 Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan; provided, however, that Shares that again become available for issuance under the Plan pursuant to the preceding clause shall not increase the numbers of shares that may be granted under the Plan in connection with “incentive stock options” under Section 5.7.

(c)

Notwithstanding anything to the contrary contained herein, the following Shares shall be counted against the limit set forth in Section 3.1(a) and shall not be available for issuance under paragraph (a) of this Section: (A) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (B) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right, (C) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof, and (D) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

(d)

Substitute Awards shall not reduce the Shares authorized for issuance under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(e)

No Award may be granted if the number of Shares to be delivered in connection with such Award exceeds the number of Shares remaining available for issuance under this Plan minus the number of Shares issuable in settlement of or related to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of Shares actually issued differs from the number of Shares previously counted in connection with an Award.

3.2	Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

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Appendix B: Tenet Healthcare 2019 Stock Incentive Plan (as amended by the First Amendment thereto)

4.	ELIGIBILITY AND ADMINISTRATION

4.1	Eligibility. Any Employee or Director shall be eligible to be selected by the Committee as a Participant.

4.2	Administration.

(a)

The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances, Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be accelerated, canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have the right to dividends; provided, that any such dividend with respect to any Award that has not yet vested shall be subject to the same vesting restrictions as the underlying Award; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Notwithstanding the foregoing, the determination of the Directors to whom Awards may be granted, the time(s) at which Awards may be granted to Directors and the number of Shares subject to Awards to Directors (within the limitations set forth in Section 10.3 below) shall be made by the Board.

(b)	Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary.

(c)

To the extent not inconsistent with applicable law, the rules and regulations of the New York Stock Exchange (or such other principal securities exchange on which the Shares are traded), the Committee may delegate to one or more Executive Officers or a committee of Executive Officers the right to grant Awards to Employees who are not Directors or Executive Officers of the Company, the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not Directors or Executive Officers of the Company and the authority to take any of the other actions described in Section 4.2(a).

(d)

The Committee may appoint the Plan Administrator, who will have the responsibility and duty to administer the Plan on a daily basis. The Committee may remove the Plan Administrator with or without cause at any time. The Plan Administrator will have all the day-to-day responsibilities of administering the Plan but for those duties retained by the Committee as set forth above in Section 4.2(c) and not otherwise delegated to such Plan Administrator.

4.3

Treatment of Dividends and Dividend Equivalents on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied.

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Appendix B: Tenet Healthcare 2019 Stock Incentive Plan (as amended by the First Amendment thereto)

5.	OPTIONS

5.1

Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2

Award Agreements. All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3

Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option that is out-of-the money in exchange for cash or another Award, (c) cancel an Option in exchange for another Option with a lower option price, or (d) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

5.4

Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability (as defined under Company policies).

5.5	Exercise of Options.

(a)

Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement or in this Plan) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b)

Unless otherwise provided in an Award Agreement, if an Employee voluntarily resigns his employment with the Company or a Subsidiary, then any vested and exercisable Options will remain exercisable for ninety (90) days thereafter unless by their terms they expire sooner. During said period, such Options may be exercised in accordance with their terms.

(c)

Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker except by Executive Officers), or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of actual issuance of the underlying Shares.

B-8

Appendix B: Tenet Healthcare 2019 Stock Incentive Plan (as amended by the First Amendment thereto)

5.6	Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7

Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan shall be ~~4,000,000~~ 8,275,000, subject to adjustments provided for in Section 12.2. Incentive stock options shall not be granted more than ten (10) years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. In addition, the Fair Market Value of Shares subject to an incentive stock option and the aggregate Fair Market Value of Shares of any parent corporation or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock option (within the meaning of Section 422 of the Code) of the Company or a parent corporation or a subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under Section 422 of the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the incentive stock options are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

6.	STOCK APPRECIATION RIGHTS

6.1

Grant and Exercise. The Committee may grant Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2

Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)

Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided for in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the Stock Appreciation Right.

(b)

The Committee shall determine in its sole discretion whether payment of a Stock Appreciation Right shall be made in cash, in whole Shares, or any combination thereof. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of actual issuance of the underlying Shares.

(c)	The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d)

The Committee may impose such other conditions or restrictions on the terms of exercise and the grant price of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price not less than Fair Market Value on the date of grant (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option), and (ii) a term not greater than ten (10) years except in the event of death or disability (as defined under Company policies).

(e)

Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right that is out-of-the-money in exchange for cash or another Award, (iii) cancel any Stock

2022 PROXY STATEMENT	B-9

Appendix B: Tenet Healthcare 2019 Stock Incentive Plan (as amended by the First Amendment thereto)

Appreciation Right in exchange for another Stock Appreciation Right with a lower grant price, or (iv) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

(f)	The Committee may impose such other terms and conditions on Stock Appreciation Rights granted in conjunction with any Award as the Committee shall determine in its sole discretion.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1

Grants. Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award or Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee (the “Vesting Period”). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2

Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3

Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to acceptance of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Any Shares or any other property distributed as a dividend with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.

7.4

Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.	OTHER SHARE-BASED AWARDS

8.1

Grants. Other Awards of Shares and other Awards that are valued by reference to, or are otherwise based on, Shares (“Other Share-Based Awards”) may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2

Award Agreements. The terms of Other Share-Based Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant.

8.3

Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, or any combination thereof, as determined in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

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Appendix B: Tenet Healthcare 2019 Stock Incentive Plan (as amended by the First Amendment thereto)

9.	PERFORMANCE AWARDS

9.1

Grants. Performance Awards in the form of Performance Cash or Performance Share Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The Performance Criteria to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.1.

9.2

Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Performance Awards need not be the same with respect to each Participant.

9.3

Terms and Conditions. The Performance Criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4

Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be settled only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, or any combination thereof in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.	PERFORMANCE CRITERIA

10.1

Performance Criteria. The Committee may determine that the lapsing of restrictions with respect to an Award, and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of performance objectives and criteria, each as may be calculated or measured in the manner determined by the Committee (the “Performance Criteria”). Such Performance Criteria may include (without limitation):

(a)	Basic or diluted earnings per Share;

(b)	Cash flow;

(c)	Economic value added;

(d)

Income, which may include, without limitation, net income, operating income, volume measures (e.g., admissions or visits) and expense control measures, and which and may be calculated or measured before or after income taxes, including or excluding interest, depreciation and amortization, minority interests, extraordinary items and other material non-recurring items, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes;

(e)	Quality of service and/or patient care, including, without limitation, patient, physician and/or employee satisfaction objectives;

(f)	Business performance or return measures (consisting of market share, debt reduction, return on assets, capital, equity, or sales);

(g)	The price of the Company’s common or preferred stock (including, but not limited to, growth measures and total shareholder return); or

(h)	Any other criterion that the Committee may determine, in its sole discretion, is appropriate.

Such Performance Criteria may be determined on an absolute or relative basis, may be based solely by reference to the Company’s performance or the performance of an Affiliate, division, business segment or

2022 PROXY STATEMENT	B-11

Appendix B: Tenet Healthcare 2019 Stock Incentive Plan (as amended by the First Amendment thereto)

business unit of the Company, or based upon the relative performance of other companies or indices or upon comparisons of any of the indicators of performance relative to other companies or indices. In the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, (ii) a natural disaster or other significant unforeseen event that materially impacts the operation of the Company, (iii) any extraordinary, unusual or non-recurring gain or loss or other event, (iv) any material change in tax laws or accounting policies or practices affecting the Company and/or the Performance Criteria, or (v) any other event(s) or item(s) determined by the Committee, the Committee may make adjustments to the Performance Criteria so as to neutralize the effect of the event on the applicable Award.

10.2

Settlement and Adjustments of Awards Subject to Performance Criteria. The Committee shall, at the end of the applicable Performance Period, determine whether the applicable Performance Criteria were satisfied and the amount payable with respect to any Award. The Committee may, in its discretion, adjust the amount otherwise payable pursuant to such Award after considering such factors as it deems relevant.

10.3

Limitations on Director Awards. The aggregate dollar value of equity-based (based on the grant date Fair Market Value of equity-based Awards) granted under this Plan during a calendar year to a Director, taken together with any cash fees paid during such calendar year to such Director, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $650,000; provided, however, that in any calendar year in which a Director serves as Chairman of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation provided to the Director may be up to $850,000.

11.	CHANGE IN CONTROL PROVISIONS

11.1

Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control of the Company: (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (b) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control and either based on achievement of target or actual performance during such period), and any limitations or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.

11.2	Assumption or Substitution of Certain Awards.

(a)

Unless otherwise provided in an Award Agreement or the ESP, with respect to a Participant who is a “Covered Executive” under the ESP, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Award, if a Participant incurs a Qualifying Termination with such successor company (or a subsidiary thereof) within the Protection Period (or such other period set forth in the Award Agreement, including a period prior thereto if applicable) and under the circumstances specified in the Award Agreement, then the following shall occur: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest (i.e., immediately vest on the termination date), become fully exercisable, and may thereafter be exercised for twenty-four (24) months (or the period of time set forth in the Award Agreement), but in any event no later than the date of the expiration of the term of such Award, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested on the termination date, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable, to the full extent of the original grant, on the termination date. For the purposes of this Section 11.2, an Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of

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Appendix B: Tenet Healthcare 2019 Stock Incentive Plan (as amended by the First Amendment thereto)

such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b)

Unless otherwise provided in an Award Agreement or the ESP, with respect to a Participant who is a “Covered Executive” under the ESP, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Award: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for shall immediately vest and become fully exercisable as of the date of the Change in Control, (ii) restrictions, limitations and other conditions on Restricted Stock and Restricted Stock Units that are not assumed or substituted for shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested as of the date of the Change in Control, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable, to the full extent of the original grant, as of the date of the Change in Control.

(c)

The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

12.	GENERALLY APPLICABLE PROVISIONS

12.1

Amendment and Termination of the Plan. The Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Committee may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Committee may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3 or Section 6.2(e) (regarding changes in the exercise price of Options and Stock Appreciation Rights), (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the limitations set forth in Section 10.3. In addition, no amendments to, or termination of, the Plan shall impair in any material respect the rights of a Participant under any Award previously granted without such Participant’s consent except as required to comply with applicable law, including in order to comply with or ensure exemption from Section 409A of the Code.

12.2

Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the

2022 PROXY STATEMENT	B-13

Appendix B: Tenet Healthcare 2019 Stock Incentive Plan (as amended by the First Amendment thereto)

aggregate number, class and kind of securities that may be delivered under the Plan, the maximum number of Shares that may be issued as incentive stock options, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) and the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto), as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3

Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders, (iv) for charitable donations or (v) pursuant to a domestic relations order entered or approved by a court of competent jurisdiction; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted by the Committee under this Section. For the avoidance of doubt, in no event will any Award be transferrable by a Participant in exchange for value.

12.4

Termination of Employment. Subject to Article 11, the Committee shall determine and set forth in each Award Agreement whether the Award subject to such Award Agreement will (i) in the case of Options or Stock Appreciation Rights, continue to be or become exercisable and, if so, the terms of exercise, and (ii) in the case of Awards other than Options and Stock Appreciation Rights, cease to be subject to any applicable restrictions, limitations and other conditions, and if so, the timing of the removal of such restrictions, limitations and conditions, after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5

Deferral. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Such procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of other amounts in respect of deferred payments denominated in Shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company.

13.	MISCELLANEOUS

13.1

Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

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Appendix B: Tenet Healthcare 2019 Stock Incentive Plan (as amended by the First Amendment thereto)

13.2

Other Benefit Plans. In the event that a provision of any other plan or benefit program of the Employer is more favorable to a Participant with respect to the treatment of any Award upon termination of employment or in connection with a Change in Control than the provisions contained in this Plan or an applicable Award Agreement, the provisions of such other plan or benefit program will control.

13.3

Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s maximum tax withholding rate or such other rate that will not trigger a negative accounting impact and is otherwise permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity) otherwise deliverable in connection with the Award.

13.4

Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.5

Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.6

Cancellation of Award. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Subsidiary or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion. The Committee may also provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

13.7

Stop-Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.8

Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

2022 PROXY STATEMENT	B-15

Appendix B: Tenet Healthcare 2019 Stock Incentive Plan (as amended by the First Amendment thereto)

13.9

Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.10

Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.11

Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.12

Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan. This Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

13.13

Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Nevada, without reference to principles of conflict of laws, and construed accordingly.

13.14

Effective Date of Plan; Termination of Plan. The Plan was adopted by the Board on March 18, 2019, subject to approval of the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company (such stockholder approval date being referred to herein as the “Effective Date” of the Plan). This Plan shall be null and void and of no effect if the foregoing condition is not fulfilled. Awards may be granted under the Plan at any time and from time to time on or prior to March 18, 2029, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.15

Foreign Employees. With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

13.16

Compliance with Section 409A of the Code. Awards under this Plan are intended to comply with or be exempt from Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, except as otherwise determined by the Committee. Notwithstanding the foregoing, the Company, the Board and the Committee shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken or that was not taken by the Board or the Committee.

B-16

Appendix B: Tenet Healthcare 2019 Stock Incentive Plan (as amended by the First Amendment thereto)

13.17

Awards Subject to Clawback. The Awards granted under the Plan and any cash payment or Shares delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

13.18	Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

2022 PROXY STATEMENT	B-17

OUR MISSION
TO PROVIDE QUALITY, COMPASSIONATE CARE IN THE COMMUNITIES
WE SERVE.

TRUST EXCELLENCE COMMITMENT
HEALING CARE EDUCATION TEAMWORK
ACCOUNTABILITY
CARE COMMITMENT PREPARATION
A COMMUNITY BUILT ON CARE
EXCELLENCE COMMITMENT TRUST
PREPARATION RESPONSIVENESS SUPPORT
GOALS LEADERSHIP COLLABORATION CARE
TRUST COLLABORATION RESPONSIVENESS

Tenet Health

Tenet
Health

Tenet Health P.O. BOX 8016, CARY, NC 27512-9903
YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go • To: www.proxydocs.com/THC
• Cast your vote online
• Have your Proxy Card ready
Follow the simple instructions to record your vote
PHONE    Call 1-866-892-1731
• • Use any touch-tone telephone
• Have your Proxy Card ready Follow the simple recorded instructions MAIL
• • Mark, sign and date your Proxy Card
Fold and return your Proxy Card in the postage-paid envelope provided
You must register to attend the meeting online and/or participate at www.proxydocs.com/THC
P.O. BOX 8016, CARY, NC 27512-9903
Tenet Healthcare Corporation
Annual Meeting of Shareholders
For Shareholders of record as of March 11, 2022
TIME: Friday, May 6, 2022 8:00 AM, Central Time
PLACE: Annual Meeting to be held virtually via live audio webcast -please visit www.proxydocs.com/THC for more details.
This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Ronald A. Rittenmeyer, Saumya Sutaria, Thomas W. Arnst and Chad J. Wiener (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Tenet Healthcare Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

# Tenet Healthcare Corporation

## Annual Meeting of Shareholders

**Please make your marks like this:** ☒

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE:**

**FOR** ON PROPOSALS 1, 2, 3 AND 4

| PROPOSAL | | YOUR VOTE | | | BOARD OF DIRECTORS RECOMMENDS |
|---|---|---|---|---|---|
| 1. | Election of Directors | FOR | AGAINST | ABSTAIN | |
| | 1.01 Ronald A. Rittenmeyer | ☐ | ☐ | ☐ | FOR |
| | 1.02 J. Robert Kerrey | ☐ | ☐ | ☐ | FOR |
| | 1.03 James L. Bierman | ☐ | ☐ | ☐ | FOR |
| | 1.04 Richard W. Fisher | ☐ | ☐ | ☐ | FOR |
| | 1.05 Meghan M. FitzGerald | ☐ | ☐ | ☐ | FOR |
| | 1.06 Cecil D. Haney | ☐ | ☐ | ☐ | FOR |
| | 1.07 Christopher S. Lynch | ☐ | ☐ | ☐ | FOR |
| | 1.08 Richard J. Mark | ☐ | ☐ | ☐ | FOR |
| | 1.09 Tammy Romo | ☐ | ☐ | ☐ | FOR |
| | 1.10 Saumya Sutaria | ☐ | ☐ | ☐ | FOR |
| | 1.11 Nadja Y. West | ☐ | ☐ | ☐ | FOR |
| | | FOR | AGAINST | ABSTAIN | |
| 2. | To vote to approve, on an advisory basis, the Company's executive compensation. | ☐ | ☐ | ☐ | FOR |
| 3. | To vote to approve the First Amendment to the Tenet Healthcare 2019 Stock Incentive Plan. | ☐ | ☐ | ☐ | FOR |
| 4. | To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accountants for the year ending December 31, 2022. | ☐ | ☐ | ☐ | FOR |

Signature (and Title if applicable) _______ Date _______

Signature (if held jointly) _______ Date _______

Tenet Healthcare Corporation
Annual Meeting of Shareholders
Please make your marks like this: X
THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4
PROPOSAL
1. Election of Directors 1.01 Ronald A. Rittenmeyer 1.02 J. Robert Kerrey 1.03 James L. Bierman 1.04 Richard W. Fisher 1.05 Meghan M. FitzGerald 1.06 Cecil D. Haney 1.07 Christopher S. Lynch 1.08 Richard J. Mark 1.09 Tammy Romo 1.10 Saumya Sutaria 1.11 Nadja Y. West YOUR VOTE FOR AGAINST ABSTAIN
2. To vote to approve, on an advisory basis, the Company’s executive compensation. #P13#
3. To vote to approve the First Amendment to the Tenet Healthcare 2019 Stock Incentive Plan. #P14#
4. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2022. #P15# Such other business as may properly come before the meeting or any adjournment or postponement of the meeting will be voted on by the proxy holders in their discretion.
BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR AGAINST ABSTAIN
You must register to attend the meeting online and/or participate at www.proxydocs.com/THC
Authorized Signatures—Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.
Signature (and Title if applicable) Date Signature (if held jointly) Date